Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No.: 333-131607

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn:  FFML  2006- FF9  or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Free Writing Prospectus dated June 27, 2006 (to Prospectus dated April 3, 2006)

$[[●]]

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-FF9

First Franklin Mortgage Loan Trust 2006-FF9

Issuing Entity

HSI Asset Securitization Corporation

Depositor

HSBC Bank USA, National Association

Sponsor and Seller

National City Home Loan Services, Inc.

Servicer

Wells Fargo Bank, N.A.

Master Servicer

Consider carefully the Risk  Factors beginning on page S-16 in this free writing prospectus and page 1 in the accompanying prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, the trustee, any of their respective affiliates or any other party.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The trust will issue certificates including the following classes offered hereby:

•

Six classes of senior certificates (including one class of interest-only certificates)

•

Nine classes of subordinate certificates

The classes of certificates offered by this free writing prospectus are listed, together with their initial class certificate balances (or class notional balance) and interest rates in the table under “Summary—The Offered Certificates” on page S-6 of this free writing prospectus.  This free writing prospectus and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-6 and not to the other classes of certificates that will be issued by the trust as described herein.

Each class of certificates will receive monthly distributions of interest and/or principal, as described in this free writing prospectus.  Distributions on the certificates will be made on the 25th day of each month, or if the 25th day is not a business day on the next business day, beginning in July 2006.

Credit enhancement for the offered certificates includes excess interest, overcollateralization, limited cross-collateralization and subordination.  Amounts payable under an interest rate cap agreement and an interest rate swap agreement, both provided by [[●]], will be applied to pay certain interest shortfalls (including basis risk shortfalls), maintain overcollateralization and repay certain losses.

The trust’s main source of funds for making distributions on the certificates will be collections on a pool consisting of two groups of adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

HSBC Securities (USA) Inc., Blaylock & Company, Inc. and NatCity Investments, Inc., the underwriters, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to HSI Asset Securitization Corporation from the sale of the offered certificates (excluding accrued interest) will be approximately $[[●]] before deducting expenses. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking and Euroclear Bank, as operator of the Euroclear System, on or about July 7, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BLAYLOCK & COMPANY, INC.	NATIONAL CITY CAPITAL MARKETS

The date of this free writing prospectus is June 27, 2006.

Important Notice About Information Presented in this
Free Writing Prospectus and the Accompanying Prospectus

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to notice of allocation.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein,  supersedes any information contained in any prior similar material related to these securities.  The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We provide information about the offered certificates for Series 2006-FF9 in two separate documents that progressively include more detail:

•

the accompanying prospectus dated April 3, 2006, which provides general information, some of which may not apply to the Series 2006-FF9 certificates.

•

this free writing prospectus, which describes the specific terms of the Series 2006-FF9 certificates.

Cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions.  The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Tables of Contents

Free Writing Prospectus

Page

SUMMARY

S-1

RISK FACTORS

S-16

GLOSSARY

S-29

THE MORTGAGE LOAN POOL

S-29

The Statistical Cut-off Date

S-29

General

S-30

Historical Delinquency Information

S-31

Prepayment Premiums

S-32

Adjustable Rate Mortgage Loans

S-32

The Index

S-33

The Aggregate Mortgage Loans

S-33

The Group I Mortgage Loans

S-34

The Group II Mortgage Loans

S-35

Credit Scores

S-36

STATIC POOL INFORMATION

S-36

AFFILIATIONS AND RELATIONSHIPS

S-37

ADDITIONAL INFORMATION

S-37

UNDERWRITING GUIDELINES

S-38

The Originator

S-38

The Mortgage Loan Seller

S-38

ASSIGNMENT OF THE MORTGAGE LOANS

S-43

General

S-43

Delivery of Mortgage Loan Documents

S-43

Representations and Warranties Relating to the Mortgage Loans

S-45

DESCRIPTION OF THE CERTIFICATES

S-49

General

S-49

Book-Entry Registration

S-50

Definitive Certificates

S-54

Payments on the Mortgage Loans

S-54

Distributions

S-56

Priority of Distributions Among Certificates

S-56

Distributions of Interest and Principal

S-57

Allocation of Principal Payments to Class A Certificates

S-63

Calculation of One-Month LIBOR

S-64

Excess Reserve Fund Account

S-64

The Derivative Agreements

S-64

Overcollateralization Provisions

S-68

Reports to Certificateholders

S-69

FEES AND EXPENSES OF THE TRUST

S-71

ADMINISTRATION OF THE TRUST

S-71

Servicing and Administrative Responsibilities

S-71

Trust Accounts

S-74

Example of Distributions

S-74

THE SPONSOR AND SELLER

S-76

Securitization Program

S-77

THE DEPOSITOR

S-78

THE MASTER SERVICER

S-80

General

S-80

Compensation of the Master Servicer

S-80

Indemnification and Third Party Claims

S-81

Limitation of Liability of the Master Servicer

S-82

Assignment or Delegation of Duties by the Master Servicer; Resignation

S-82

Master Servicer Events of Default; Waiver; Termination

S-83

Assumption of Master Servicing by Trustee

S-84

THE SERVICER

S-85

THE SECURITIES ADMINISTRATOR

S-87

THE CUSTODIAN

S-88

THE TRUSTEE

S-88

THE POOLING AND SERVICING AGREEMENT

S-89

The Issuing Entity

S-89

Servicing Provisions of the Pooling and Servicing Agreement

S-90

Termination; Optional Clean-up Call

S-95

Resignation and Removal of the Trustee

S-96

Certain Matters Regarding the Depositor, the Servicer, the Securities Administrator and the Trustee

S-97

Amendment

S-97

PREPAYMENT AND YIELD CONSIDERATIONS

S-98

Structuring Assumptions

S-98

General

S-103

Defaults

S-103

Prepayment Considerations and Risks

S-103

Sensitivity of Interest-Only Certificates

S-105

Overcollateralization Provisions

S-106

Class M Certificates

S-106

Weighted Average Lives of the Offered Certificates

S-107

Decrement Tables

S-108

Prepayment Scenarios

S-108

Final Scheduled Distribution Date

S-116

FEDERAL INCOME TAX CONSIDERATIONS

S-116

General

S-116

Taxation of the Offered Certificates

S-116

The Cap Contract Component

S-118

Status of the Offered Certificates

S-119

Other Matters

S-119

STATE AND LOCAL TAXES

S-119

ERISA CONSIDERATIONS

S-120

LEGAL INVESTMENT

S-123

LEGAL MATTERS

S-123

RATINGS

S-124

GLOSSARY

S-125

ANNEX I: CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

I-1

ANNEX II: INTEREST RATE SWAP SCHEDULE

II-1

ANNEX III: INTEREST CAP SWAP SCHEDULE

III-1

ANNEX A: MORTGAGE LOAN STATISTICAL INFORMATION

A-1

SUMMARY

This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision.  You should read this entire free writing prospectus and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties:

Sponsor and Seller

HSBC Bank USA, National Association, a national banking association and an affiliate of the depositor.  The primary executive office of the sponsor and seller is 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6120.  HSBC Bank USA, National Association acquired the mortgage loans from the mortgage loan seller and will sell them to the depositor on the closing date.  See  “The Sponsor and Seller” and “Assignment of the Mortgage Loans” in this free writing prospectus.

Depositor

HSI Asset Securitization Corporation, a corporation organized under the laws of Delaware.  The principal executive office of the depositor is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-8119.  The depositor is a direct wholly owned subsidiary of HSBC Markets (USA) Inc. and an affiliate of the sponsor and seller.  See “The Depositor” in the accompanying prospectus.

Issuing Entity

First Franklin Mortgage Loan Trust 2006-FF9, a common law trust created pursuant to a pooling and servicing agreement governed by New York law, dated as of June 1, 2006, by and among the depositor, the master servicer, the securities administrator, the custodian, the servicer, the mortgage loan seller and the trustee.  See “The Pooling and Servicing Agreement—The Issuing Entity” in this free writing prospectus.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4134, and its telephone number is (714) 247-6000.  See “The Trustee” in this free writing prospectus.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association.  The securities administrator maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and its telephone number is (410) 884-2000.  Its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  As paying agent, the securities administrator will be responsible for making monthly distributions and preparing the related monthly distribution statements provided to certificateholders.  The securities administrator will also be responsible for the preparation of certain tax information for investors and the preparation and filing of certain tax returns for the trust and certain periodic reports relating to the trust and the certificates that are required to be filed with the Securities and Exchange Commission.  See “The Securities Administrator” in this free writing prospectus.

Master Servicer

Wells Fargo Bank, N.A.  In its capacity as master servicer, Wells Fargo Bank, N.A. will be responsible for monitoring the performance of the servicer and for reconciling the servicer loan-level report which serves as the basis for the monthly distribution statement prepared by the securities administrator.  See “The Master Servicer” in this free writing prospectus.

Servicer

National City Home Loan Services, Inc., a Delaware corporation, and a wholly-owned operating subsidiary of National City Bank of Indiana.  Its principal place of business is located at 150 Allegheny Center LOC 23-501, Pittsburgh, Pennsylvania  15212-5356 and its telephone number is (412) 442-3950.

The servicer will:

(1)

provide customary servicing functions with respect to the mortgage loans;

(2)

provide certain loan-level reports to the master servicer; and

(3)

make certain principal and interest advances with respect to the mortgage loans and certain servicing advances with respect to the related mortgage properties.

See “The Servicer” in this free writing prospectus.

Custodian

Wells Fargo Bank, N.A.  In its capacity as custodian, Wells Fargo Bank, N.A. will maintain and secure the mortgage document files underlying the mortgage loans on behalf of the trust.  See “Assignment of the Mortgage Loans” in this free writing prospectus.

Originator

First Franklin, a division of National City Bank of Indiana, together with other third party originators.  First Franklin’s principal executive office is located at 2510 North First Street, Suite 600, San Jose, California  95131 and its telephone number is (408) 964-6000.

First Franklin originated substantially all of the mortgage loans.  Less than 1.00% (by statistical cut-off date balance) of the mortgage loans were originated by other third party originators unaffiliated with First Franklin.

See “Underwriting Guidelines” in this free writing prospectus for a description of the underwriting guidelines applied by the originator in underwriting the mortgage loans.

Mortgage Loan Seller

First Franklin Financial Corporation, a Delaware corporation and a wholly owned subsidiary of National City Bank of Indiana, with principal executive offices at 2510 North First Street, Suite 600, San Jose, California  95131, telephone number (408) 964-6000.  First Franklin Financial Corporation acquired the mortgage loans from the originator and, in turn, sold them to the sponsor.  The mortgage loan seller will make certain representations and warranties with respect to the mortgage loans under the pooling and servicing agreement for the benefit of the depositor and trust.  See “Underwriting Guidelines—The Mortgage Loan Seller” in this free writing prospectus.

Derivative Counterparty

[[●]].

Rating Agencies

Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

Relevant Dates:

Statistical Cut- off Date

May 1, 2006.  Unless otherwise indicated in this free writing prospectus, any statistical information with respect to the mortgage loans contained in this free writing prospectus, including the statistical information in Annex A, is based on the scheduled principal balances of those mortgage loans selected to be included in the mortgage pool acquired by the trust (the “sample mortgage pool”) as of May 1, 2006.

Cut-off Date

June 1, 2006.  On the closing date, the trust will acquire a pool of mortgage loans, including all principal outstanding as of, and interest due thereon after, the close of business on the cut-off date.  The collateral characteristics of the final mortgage loan pool acquired by the trust on the closing date may vary from the collateral characteristics of the sample mortgage pool in several respects: (1) the mortgage loan balances acquired by the trust will, except in the case of interest-only mortgage loans, be reduced by the June 1, 2006 scheduled principal payment; (2) certain mortgage loans contained in the sample mortgage pool may not be included in the final mortgage loan pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the final mortgage loan pool; and (3) certain replacement mortgage loans may be included in the final mortgage loan pool in substitution of the deleted mortgage loans referred to in clause (2) above.  The sponsor believes that the collateral characteristics of the sample mortgage pool are representative of the final mortgage loan pool to be acquired by the trust and that any variance between the statistical distribution of characteristics of the sample mortgage pool as of the statistical cut-off date as presented in this free writing prospectus and the final mortgage loan pool as of the closing date should not be material.

Closing Date

On or about July 7, 2006.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in July 2006, to the holders of record on the preceding record date.

Record Date

The record date for the certificates (other than the Class A-IO certificates) will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date).  The record date for the Class A-IO certificates will be the same as that described above for definitive certificates.

Due Period

With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which such distribution date occurs.

The Mortgage Loans

The mortgage loans to be included in the trust will be comprised primarily of adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first lien mortgages or deeds of trust on one- to four-family residential real properties.  All of the mortgage loans were originated or acquired by the originator, and sold to the mortgage loan seller.  The mortgage loan seller, in turn, sold the mortgage loans to the sponsor in the ordinary course of business pursuant to a master mortgage loan purchase and servicing agreement.  On the closing date, the sponsor will sell the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement and the depositor will, in turn, sell the mortgage loans to the trust pursuant to the pooling and servicing agreement.

Under these agreements, the mortgage loan seller has the obligation to remedy a material defect in the documentation constituting part of the mortgage file relating to the related mortgage loan, or if such defect cannot be remedied, substitute or repurchase the defective mortgage loan.  In addition, under these agreements, the mortgage loan seller and the sponsor make certain representations and warranties relating to, among other things, their ability to convey unencumbered good title to the mortgage loans, the underwriting criteria pursuant to which the mortgage loans were originated and certain other characteristics of the mortgage loans.  A breach of any such representation and warranty that materially and adversely affects the value of the related mortgage loan will require the breaching party to either cure the breach or substitute or repurchase the affected mortgage loan.  See “Assignment of the Mortgage Loans” in this free writing prospectus.

As of the statistical cut-off date, the mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 357 months and have the following additional approximate characteristics:

Aggregate scheduled principal balance:	$1,720,538,691
Number of loans:	9,319
Average principal balance:	$184,627
Adjustable rate (by aggregate scheduled balance and percentage of total pool):	$1,423,428,523	82.73%
Fixed rate (by aggregate scheduled balance and percentage of total pool):	$297,110,168	17.27%
Interest-only (by aggregate scheduled balance and percentage of total pool):	$661,166,510	38.43%
Balloon loans (by aggregate scheduled balance and percentage of total pool):	$302,922,757	17.61%
Range of mortgage rates:	5.125% to 12.125%
Weighted average mortgage rate:	7.911%
Range of gross margins: (1)	3.000% to 8.250%
Weighted average gross margin:(1)	5.612%
Range of minimum mortgage rates: (1)	5.250% to 12.125%
Weighted average minimum mortgage rate:(1)	7.942%
Range of maximum mortgage rates:(1)	11.250% to 18.125%
Weighted average maximum mortgage rate:(1)	13.942%
Range of principal balances:	$16,982 to $1,700,000
Range of original loan-to-value ratio:	9.58% to 103.00%
Weighted average original loan-to-value ratio:	82.09%
Weighted average original combined loan-to-value ratio:	92.05%
Weighted average next rate adjustment date: (1)	June 2008
Geographic concentration in excess of 5%:	California 23.85% Florida 9.62% Illinois 6.39% New York 5.03%

(1)

The information is based only on the adjustable rate mortgage loans.

Approximately 37.50% and 0.92% of the mortgage loans are interest-only for a period of five or ten years, respectively, following origination.

The interest rate on each adjustable rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Index” in this free writing prospectus.  The first adjustment of the interest rates for approximately 0.42%, 78.90%, 18.27% and 2.16% of the adjustable rate mortgage loans will occur after an initial period of approximately one, two, three or five years following origination.

For purposes of calculating principal distributions on the senior certificates (other than the Class A-IO certificates) and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this free writing prospectus, the mortgage loans will be divided into two subpools, designated as “group I mortgage loans” and “group II mortgage loans.”  The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac original loan amount limitation guidelines for one-to-four-family residential properties.  The group II mortgage loans will consist of all other remaining mortgage loans that may or may not conform to such Freddie Mac guidelines.  Information about the characteristics of the mortgage loans in each group as of the statistical cut-off date is described under “The Mortgage Loan Pool” in this free writing prospectus and in Appendix A thereto.  Payments of interest on the Class A-IO certificates will be based on collections from both mortgage groups.  Payments of principal and interest on the Class I-A certificates will be based primarily on collections from the group I mortgage loans.  Payments of principal and interest on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates will be based primarily on collections from the group II mortgage loans.  Payments of principal and interest on each class of subordinate certificates will be based on collections from both mortgage groups.

For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this free writing prospectus.

The Offered Certificates

The certificates consist of the classes of certificates listed below, together with the Class M-10, Class P, Class X and Class R certificates.  Only the classes of certificates listed below are offered by this free writing prospectus:

Class	Related Mortgage Pool	Initial Class Certificate or Class Notional Balance(1)	Initial Interest Rate(3)	Interest Rate Formula (up to and including the Initial Optional Termination Date)(4)	Interest Rate Formula (after the Initial Optional Termination Date)(5)	Principal Type	Interest Type	Initial Certificate Ratings
								Fitch	Moody’s	S&P
A-IO	1, 2	[[●]]	1.500%	1.500%(6)	1.500%(6)	Senior, Interest-Only	Fixed Rate	AAA	Aaa	AAA
I-A	1	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-1	2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-2	2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-3	2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-4	2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Senior	Variable Rate	AAA	Aaa	AAA
M-1	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	AA+	Aa1	AA+
M-2	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	AA+	Aa2	AA+
M-3	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	AA	Aa3	AA
M-4	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	AA-	A1	AA
M-5	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	A+	A2	AA-
M-6	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	A	A3	A+
M-7	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	A-	Baa1	A-
M-8	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	BBB+	Baa2	BBB+
M-9	1, 2	[[●]]	[[●]]%	LIBOR plus [[●]]%(6)	LIBOR plus [[●]]%(6)	Subordinate	Variable Rate	BBB	Baa3	BBB

(1)  Subject to variance of plus or minus 10%.

(2)  Initial notional balance.  The Class A-IO certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional balance as described in this free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal.”  The Class A-IO certificates will not be entitled to interest payments after the distribution date in September 2007.

(3)  Reflects the interest rate used in the modeling assumptions.

(4)  Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer (at the direction of the depositor) can exercise the option to purchase the mortgage loans as described in this free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”

(5)  Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer (at the direction of the depositor) at the earliest possible distribution date as described in the free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”

(6)  Subject to the applicable available funds cap limitation as described under “—Payments of Interest—Calculation of Interest Rate.”

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Scheduled Distribution Date(4)	Minimum Denominations(5)	Incremental Denomination	CUSIP Number	ISIN Number
A-IO	CM	24 Day	30/360	9/25/2007(6)	9/25/2007	$25,000	$1	320276 AA 6	US320276AA64
I-A	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AB 4	US320276AB48
II-A-1	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AC 2	US320276AC21
II-A-2	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AD 0	US320276AD04
II-A-3	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AE 8	US320276AE86
II-A-4	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AF 5	US320276AF51
M-1	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AG 3	US320276AG35
M-2	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AH 1	US320276AH18
M-3	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AJ 7	US320276AJ73
M-4	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AK 4	US320276AK47
M-5	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AL 2	US320276AL20
M-6	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AM 0	US320276AM03
M-7	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AN 8	US320276AN85
M-8	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AP 3	US320276AP34
M-9	DD	0 Day	Actual/360	6/25/2036	[[●]]	$25,000	$1	320276 AQ 1	US320276AQ17

(1)   CM = For any distribution date, the last business day of the calendar month immediately preceding the distribution date.  DD = For any distribution date, the close of business on the business day immediately preceding the distribution date.

(2)  24 Day = For any distribution date, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs.  0 Day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the calendar day immediately before the related distribution date.

(3)  Except in the case of the Class A-IO certificates, calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

(4)  Except in the case of the Class A-IO certificates, the expected final distribution date is based upon the applicable prepayment and modeling assumptions for the related mortgage group as described in this free writing prospectus under “Prepayment and Yield Considerations” and the assumption that the depositor directs the master servicer to exercise the option to purchase the mortgage loans at the earliest possible distribution date, as described in this free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-Up Call.”

(5)  With respect to the initial European investors, the underwriters will only sell offered certificates in minimum total investment amounts of $100,000.

(6)  After the distribution date in September 2007, the notional balance of the Class A-IO certificates will equal zero.

The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans. In addition, the supplemental interest trust will hold an interest rate swap agreement and an interest rate cap agreement for the benefit of the certificateholders.

The classes of certificates offered by this free writing prospectus will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-6 above.  The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denomination of each class of offered certificates are set forth in the table on page S-7 above.

The offered certificates (excluding the Class A-IO certificates) will have an approximate total initial principal amount of $[[●]].  Any difference between the total principal amount of such offered certificates on the date they are issued and the approximate total principal amount of such offered certificates as reflected in this free writing prospectus will not exceed 10%.

The trust will also issue four other classes of certificates – the Class M-10, Class X, Class P and Class R certificates – which will not be offered by this free writing prospectus.

The rights of the holders of the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 certificates to receive payments of principal and interest will be subordinate to the rights of holders of certificates having a senior priority of payment, as described under “Summary—Credit Enhancement—Subordination” below.  We refer to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 certificates collectively as “subordinate” or “Class M” certificates.  We refer to the Class A-IO, Class I-A, II-A-1, II-A-2, II-A-3 and II-A-4 certificates collectively as “senior” or “Class A” certificates.

The Class M-10 certificates will have an initial aggregate principal balance of approximately $[[●]], and will initially evidence an interest of approximately 0.95% of the aggregate scheduled principal balance of the mortgage loans in the trust.

The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the certificates.  On the closing date, the initial overcollateralization amount will be equal to approximately $[[●]], which is approximately 1.10% of the aggregate scheduled principal balances of the mortgage loans as of the cut-off date.  Subject to the satisfaction of certain loss and delinquency tests, the required amount of overcollateralization may change over time.

The Class P certificates will not be entitled to distributions in respect of principal or interest.  The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.  Accordingly, these amounts will not be available for payment to the servicer or the holders of other classes of certificates.

Payments of Interest

Calculation of the Interest Rate.  Interest will accrue on each class of offered certificates (other than the Class A-IO certificates) at the applicable annual interest rate based on one-month LIBOR plus the applicable fixed margin for such class described in the table on page S-6 above, subject to the applicable available funds cap on those interest rates.  Interest will accrue on the Class A-IO certificates at the lesser of (i) 1.50% per annum and (ii) the applicable available funds cap for the Class A-IO certificates.

The applicable interest accrual period and interest accrual convention for each class of offered certificates is described in the table on page S-7 above.  If the option to purchase the mortgage loans is not exercised by the master servicer on the first optional termination date (as described under “—Optional Termination of the Trust”), then beginning on the next distribution date and thereafter, the applicable margins will increase as described in the table on page S-6 above.

See “Description of the Certificates—Distributions of Interest and Principal” and “The Pooling and Servicing Agreement—Termination; Optional Clean-Up Call” in this free writing prospectus.

The applicable available funds cap for the Class I-A certificates for any distribution date is the “group I available funds cap” which is generally based on the weighted average mortgage rate of the group I mortgage loans during the applicable due period, minus the sum of (i) certain fees and expenses of the trust, (ii) any net amounts owed to the derivative counterparty allocable to the group I mortgage loans and (iii) the amount of interest accrued for the related interest accrual period on the Class A-IO certificates allocable to the group I mortgage loans for such distribution date.

The applicable available funds cap for the Class II-A-1, II-A-2, II-A-3 and II-A-4 certificates is the “group II available funds cap” which is generally based on the weighted average mortgage rate of the group II mortgage loans during the applicable due period, minus the sum of (i) certain fees and expenses of the trust, (ii) any net amounts owed to the derivative counterparty allocable to the group II mortgage loans and (iii) the amount of interest accrued for the related interest accrual period on the Class A-IO certificates allocable to the group II mortgage loans for such distribution date.

The applicable available funds cap for the Class A-IO certificates for any distribution date is generally based on the weighted average mortgage rate of all the mortgage loans during the applicable due period, minus the sum of (i) certain fees and expenses of the trust and (ii) any net amounts owed to the derivative counterparty for such distribution date.

The applicable available funds cap for each class of subordinate certificates for any distribution date is generally the weighted average of the group I available funds cap and the group II available funds cap, weighted on the basis of the applicable group subordinate amount for such distribution date.

Priority of Interest Payments.  In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the due period related to the distribution date minus the amount of any servicing fees and master servicing fees and certain other expenses and indemnities payable by the trust, will be distributed in the following order of priority:

first, to pay the net amount owed to the derivative counterparty under the derivative agreements (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates;

second, from the interest collected on the group I and group II mortgage loans, to the Class A-IO certificates, the amount of current interest and any unpaid interest carryforward amounts from prior periods due such class;

third, concurrently, (1) from the interest collected on the group I mortgage loans, to the Class I-A certificates, the amount of current interest and any unpaid interest carryforward amounts from prior periods due such class, (2) from the interest collected on the group II mortgage loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, on a pro rata basis based on the interest entitlement of each such class, the amount of current interest and any unpaid interest carryforward amounts from prior periods due each such class.  Any interest collections remaining after the payments described in clauses (1) and (2) of this priority third have been made will be applied to pay any interest due and not paid to the classes of senior certificates related to the other loan group on a pro rata basis, based on the amount of interest remaining unpaid for each such class;

fourth, any remaining interest collections from either loan group shall be distributed sequentially to each class of Class M certificates, in ascending order by numerical class designation, to pay the amount of current interest due that class for that distribution date; and

fifth, any remaining interest from any loan group after all required payments above have been made (referred to herein as “excess interest”) will be applied as described under “—Net Monthly Excess Cashflow” below.

As described under “Description of the Certificates—Distributions of Interest and Principal,” there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the interest rate on your certificate balance.

Derivative Agreements

The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement and an interest rate cap agreement with [[●]], as derivative counterparty.

Under the interest rate swap agreement, on the business day prior to each distribution date, beginning in August 2006 and ending in January 2010, the supplemental interest trust will be obligated to make fixed payments at 5.60% annually, as described in this free writing prospectus, and the derivative counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted on a monthly basis.

Under the interest rate cap agreement, on the business day prior to each distribution date, beginning on the distribution date in January 2007 and ending on the distribution date in July 2013, the derivative counterparty will be obligated to make payments to the supplemental interest trust if one-month LIBOR (as determined under the interest rate cap agreement) moves above 6.50% per annum, in each case calculated on a scheduled notional amount and adjusted to a monthly basis.

To the extent that a fixed payment payable by the supplemental interest trust under the interest rate swap agreement exceeds the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net derivative payment to the derivative counterparty.  To the extent that the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement exceeds the fixed payment payable by the supplemental interest trust on any distribution date, the derivative counterparty will owe a net derivative payment to the supplemental interest trust. In addition, upon the occurrence of certain swap default and early termination events, the defaulting party (and in limited cases, the non-defaulting party) may be obligated to pay the other party a swap termination payment.  Any net amounts received by the supplemental interest trust under the interest rate swap agreement and the interest rate cap agreement will be applied as described under “Description of the Certificates—The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this free writing prospectus.

Payments of Principal

Allocation of Principal.  The amount of principal payable on the offered certificates (other than the Class A-IO certificates) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans between the loan groups and among the different classes of certificates within each loan group, (2) funds received on the mortgage loans that are available to make principal payments on the certificates, and (3) the application of excess interest from each loan group to pay principal on the certificates.

Principal collections received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchase of mortgage loans under the circumstances described in this free writing prospectus.

The Class A-IO certificates are interest-only certificates and will not be entitled to distributions of principal.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

•

whether a distribution date occurs before or on or after the “stepdown date” which is the earlier of (A) the first distribution date following the distribution date on which the aggregate class certificate balance of all the senior certificates have been paid to zero or (B) the later of (1) the distribution date in July 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust equals or exceeds the percentage specified in this free writing prospectus;

•

whether a “cumulative loss trigger event” occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus; and

•

whether a “delinquency event” occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this free writing prospectus.

Priority of Principal Payments.  In general, on each distribution date, principal collections attributable (or allocated) to the group I mortgage loans (the “group I principal payment amount”) and the group II mortgage loans (the “group II principal payment amount”) will be distributed, after payment of certain fees, expenses and indemnities of the trust, as follows:

A.  For any distribution date prior to the stepdown date or on or after the stepdown date if a cumulative loss trigger event or a delinquency event is in effect:

(i) to pay net derivative payments or swap termination payments owed to the derivative counterparty (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates, after taking into account all payments made according to the first priority under “Payments of Interest—Priority of Interest Payments” above;

(ii) on a concurrent basis, to pay (a) the group I principal payment amount to the Class I-A certificates until their principal balances are reduced to zero and (b) the group II principal payment amount to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, sequentially, in that order, until their principal balances are reduced to zero; provided, however, if the class certificate balances of the senior certificates related to one loan group have been reduced to zero, any remaining principal collections from such loan group will be allocated to the senior certificates related to the other loan group in the priorities described in clause (ii) above until their remaining respective principal balances are reduced to zero; and

(iii) sequentially, to each class of Class M certificates, in ascending order by numerical class designation, any remaining group I principal payment amount and group II principal payment amount until their respective principal balances are reduced to zero.

B.  For any distribution date on and after the stepdown date and on which neither a cumulative loss trigger event nor a delinquency event is in effect:

(i) to pay any net derivative payment or swap termination payment owed to the derivative counterparty (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates, after taking into account all payments made according to the first priority under “Payments of Interest—Priority of Interest Payments” above;

(ii) concurrently:

(a) to the Class I-A certificates, the group I principal payment amount or such lesser amount that is necessary to satisfy the credit support requirement for such class, as described in this free writing prospectus, until their principal balances are reduced to zero;

(b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, sequentially, in that order, the group II principal payment amount, or such lesser amount that is necessary to satisfy the applicable credit support requirements for such classes, as described in this free writing prospectus, until their principal balances are reduced to zero;

(iii) concurrently:

(a) to the Class I-A certificates, any remaining amount not applied to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates in clause (ii)(b) above, an amount necessary to satisfy the necessary credit support requirement for such class;

(b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, in the same order of priority described in clause (ii)(b) above, any remaining amount not applied to the Class I-A certificates in clause (ii)(a) above, an amount that is necessary to satisfy the necessary credit support requirements for such classes; and

(iv) sequentially to each class of Class M certificates, in ascending order by numerical class designation, the lesser of (a) any remaining principal collections after payment of the required principal distributions described in clauses (i), (ii) and (iii) above and (b) an amount necessary to satisfy the necessary credit support requirement for each such class, as described in the free writing prospectus, until their respective principal balances are reduced to zero.

Net Monthly Excess Cashflow

With respect to each distribution date, any excess interest and any remaining principal collections after all required interest and principal distributions have been made, will generally constitute “net monthly excess cashflow” for that distribution date.  The net monthly excess cashflow with respect to any distribution date will generally be applied in the following order:  (i) to pay any unpaid interest to the Class A certificates, (ii) to pay any unpaid interest to the Class M certificates, (iii) to pay any unpaid carryforward interest due to the Class M certificates, (iv) to repay any losses previously allocated to the Class M certificates, (v) to pay any basis risk shortfalls to the certificates to the extent not previously paid and (vi) to make certain swap termination payments to the derivative counterparty.  For a more detailed description of the priority of payment of net monthly excess cashflow, see “Description of the Certifcates—Distributions of Principal and Interest” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists of excess interest, overcollateralization, limited cross-collateralization, subordination and loss allocation.

Excess Interest.  Excess interest is expected to be generated because the amount of interest collected on the mortgage loans for each due period is expected to be higher than the interest distributable on the certificates and certain fees and expenses payable by the trust for the related distribution date, including any payments owed to the derivative counterparty under the derivative agreements.  A portion of this excess interest will be applied both to absorb interest shortfalls and to maintain the required level of overcollateralization.

Overcollateralization.  On the closing date, the total principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates and the Class M-10 certificates by approximately 1.10% of the total scheduled principal balance of the mortgage loans as of the cut-off date, which is approximately $[[●]].  We call this condition “overcollateralization.”

If there is no excess interest, the overcollateralization amount is the first amount to absorb realized losses on the mortgage loans and designated unreimbursed expenses of the trust.  The overcollateralization amount is generally required to be maintained at a target amount.  However, subject to the satisfaction of certain loss and delinquency tests, the required amount of overcollateralization may change over time.  As described in this free writing prospectus, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated to maintain the required level of overcollateralization.

Limited Cross-Collateralization.  Under certain limited circumstances, principal payments on the mortgage loans in one loan group may be distributed as principal to holders of the senior certificates relating to the other loan group.

If the senior certificates relating to one loan group have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates relating to the other loan group, if any, before being distributed to the subordinate certificates.

Subordination.  The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior certificates is intended to enhance the likelihood of regular distributions on the more senior certificates.

Allocation of Losses.  Losses on the mortgage loans will be allocated first to excess interest, second to any overcollateralization amount and third to the Class M certificates then outstanding in inverse order of distribution priority as further described in this free writing prospectus.  However, losses in excess of any overcollateralization amount and the aggregate principal balance of the Class M certificates will not reduce the principal balances of the Class A certificates.

Fees and Expenses

The Servicer.  Before payments are made on the certificates, the servicer will be paid a monthly servicing fee for each distribution date equal to one-twelfth of 0.500% of the aggregate stated principal balance of the serviced mortgage loans as of the prior distribution date (or the cut-off date in the case of the first distribution date).  In addition, the servicer will also be entitled to receive as additional servicing compensation, any late payment charges, modification fees, assumption fees and other similar items (excluding prepayment premiums) and any investment earnings on amounts in the collection account and escrow accounts relating to the serviced mortgage loans.

Master Servicer.  Before payments are made on the certificates, the master servicer will be paid a monthly fee equal to one-twelfth of 0.005% of the stated principal balance of the mortgage loans as of the prior distribution date (or the cut-off date in the case of the first distribution date).

As compensation for its services, the securities administrator will receive an allocated portion of the master servicing fee.  The securities administrator is also entitled to retain all investment earnings on funds held in the distribution account pending their distribution to certificateholders.  The trustee will be paid a fixed fee by the master servicer out of its master servicing fee.

Certain expenses of the servicer, the master servicer, the custodian, the trustee and the securities administrator will be reimbursed before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this free writing prospectus.

Servicing Standard; Advances

As servicer, National City Home Loan Services, Inc. will be obligated to service and administer the mortgage loans on behalf of the trust.  The servicer will be required to service the loans on a “scheduled/scheduled” basis.  This means that the servicer will be responsible for advancing scheduled payments of principal and interest on the mortgage loans in accordance with the pooling and servicing agreement, as described below.  The servicer will be required to cause the loans to be serviced:

•

with the same care as it customarily employs in servicing and administering similar loans for its own account,

•

in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicers that service similar mortgage loans, and

•

giving due consideration to the interests of holders of all classes of certificates.

Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicer pursuant to the pooling and servicing agreement.  The master servicer may (and at the direction of a majority of certificateholders will), remove the servicer upon the occurrence and continuation beyond the applicable cure period of certain servicer events of default specified in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus.

The servicer will be required to advance delinquent payments of principal and interest on the mortgage loans and advance any property protection expenses relating to the mortgage loans.  The master servicer will be required to advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  Neither the servicer nor the master servicer will be required to make any advance that in its good faith business judgment it determines would be nonrecoverable.  The servicer will also be required to pay compensating interest to cover certain prepayment interest shortfalls to the extent of its servicing fee; however, the master servicer will have no similar obligation to make such compensating interest payments.  See “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—P&I Advances and Servicing Advances” and “—Prepayment Interest Shortfalls” in this free writing prospectus.

Optional Termination of the Trust

Subject to the satisfaction of the conditions described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus, the master servicer, upon the instruction of the depositor, will have the option to purchase the mortgage loans on the initial optional termination date, which is the distribution date following the month in which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and on each distribution date thereafter.  If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning on the next distribution date and thereafter, the interest rate on the offered certificates (other than the Class A-IO certificates) will be increased as described in the table on S-6.  If the depositor fails to provide such instructions, the master servicer may voluntarily exercise the option to purchase the mortgage loans and terminate the trust on the distribution date following the date on which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and on each distribution date thereafter.  Any such purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and the termination of the trust.  See “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

Federal Tax Aspects

McKee Nelson LLP is acting as tax counsel to the depositor and is of the opinion that:

•

portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•

the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, coupled with certain contractual rights and obligations.

See “Federal Income Tax Considerations” in this free writing prospectus.

ERISA Considerations

Generally, all of the senior certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, senior certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement and the interest rate cap agreement unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this free writing prospectus under “ERISA Considerations.”  The subordinate certificates may only be purchased by plan investors that are certain insurance company general accounts as described in this free writing prospectus under “ERISA Considerations.”

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended – commonly known as SMMEA – so long as those certificates are rated in one of the two highest rating categories by Fitch, Inc., Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  The remaining classes of subordinate certificates will not constitute “mortgage related securities” for purposes of SMMEA.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Risk Factors—Your Investment May Not Be Liquid” in this free writing prospectus and “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the ratings by Fitch, Inc., Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth on the table on page S-6.

A security rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS

In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates.  Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the statistical cut-off date, which is May 1, 2006.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses if Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration.  This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, approximately 23.85%, 9.62%, 6.39% and 5.03% of the mortgage loans (in the aggregate) were secured by mortgaged properties located in California, Florida, Illinois and New York, respectively; approximately 9.97%, 8.55%, 7.84% and 5.01% of the group I mortgage loans were secured by mortgaged properties located in California, Illinois, Florida and Texas, respectively; and approximately 38.16%, 11.47% and 6.26% of the group II mortgage loans were secured by mortgaged properties located in California, Florida and New York, respectively.

Because of the relative geographic concentration of the mortgaged properties within California and, to a lesser extent, in Florida, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  California and Florida mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes,  hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.  In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

•

If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their mortgage loans.  The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•

Approximately 69.59% of the group I mortgage loans and approximately 74.27% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

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The mortgage loan seller or the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

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Prepayment of the mortgage loans will also occur if the master servicer (at the direction of the depositor or voluntarily) exercises its option to purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% (upon the direction of the depositor) or 5% (upon voluntary exercise) of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

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As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and any proceeds received under the derivative agreements as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates (other than the Class A-IO certificates) and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

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The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions until the required overcollateralization level is achieved and, thereafter, at any time that the overcollateralization provided by the mortgage loan pool falls below the required level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

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The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  In particular, the Class M certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in July 2009.  On or thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates.  The weighted average lives of the Class M certificates will therefore be longer than would otherwise be the case.

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The effect on the market value of the Class M certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future.  This may reduce the value of those certificates.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Certain classes of certificates bear special risks.

The Class A-IO Certificates are interest-only certificates and have yields to maturity (or early termination) – i.e., the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.  If you purchase a Class A-IO certificate, you should consider the risk that you may receive a lower than expected yield if there is a faster than expected rate of prepayments on the mortgage loans in both loan groups.

Interest will accrue on the Class A-IO certificates based on the lesser of (a) a declining scheduled notional balance as described in this free writing prospectus and (b) the aggregate principal balance of the mortgage loans as of the beginning of the related interest accrual period.  After the distribution date in September 2007, the notional balance of the Class A-IO certificates will equal zero and, accordingly, no interest will accrue on the Class A-IO certificates after that date.  In the event that the mortgage loans prepay at a rapid rate while the Class A-IO certificates remain outstanding, investors in the Class A-IO certificates could fail to recover their initial investments.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

General.  The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A certificates, and, to a lesser degree, the holders of the Class M certificates, will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied (together with any amounts received under the interest rate cap agreement) as described in this free writing prospectus to pay interest shortfalls in the current or prior periods (including basis risk shortfalls), maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate swap agreement unless the floating amount owed by the derivative counterparty on a distribution date exceeds the fixed amount owed to the derivative counterparty. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust which is 5.60% per annum on the scheduled notional amount as described in Annex II to this free writing prospectus. We cannot assure you that any proceeds will be received under the interest rate swap agreement, or that any such proceeds that are received thereunder (together with amounts received under the interest rate cap agreement) will be sufficient in amount for the purposes described above.

The Interest Rate Cap Agreement.  Any amounts received under the interest rate cap agreement will be applied (together with any amounts received under the interest rate swap agreement) as described in this free writing prospectus to pay interest shortfalls in the current or prior periods, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate cap agreement unless one-month LIBOR (as determined pursuant to the interest rate cap agreement) exceeds 6.50% per annum, in each case calculated on a scheduled notional amount and adjusted to a monthly basis. We cannot assure you that any proceeds will be received under the interest rate cap agreement, or that any such proceeds that are received thereunder (together with any amounts received under the interest rate swap agreement) will be sufficient in amount for the purposes described above.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

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if you buy a Class M-9 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the class certificate balance of the Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-9 certificates by the amount of that excess;

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if you buy a Class M-8 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the aggregate class certificate balance of the Class M-9 and Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-8 certificates by the amount of that excess; and

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if you buy a Class M-7 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the aggregate class certificate balance of the Class M-8, Class M-9 and Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-7 certificates by the amount of that excess;

Losses on the mortgage loans will reduce the principal amount of the Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order, in accordance with the same pattern described above; however, losses on the mortgage loans will not reduce the principal amount of the senior certificates.

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust and any net derivative payments owed to the derivative counterparty, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

Limited Cross-Collateralization.  Principal payments on the senior certificates will depend, for the most part, on collections on the mortgage loans in the related loan group; however, under limited circumstances, as described in the free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal” and “—Allocation of Principal Payments to Class A Certificates,” principal payments on the mortgage loans in one loan group may be distributed as principal to  holders of the senior certificates relating to the other loan group.  The Class M certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from both loan groups.  That means that even if the rate of losses on mortgage loans in a loan group related to any class of senior certificates is low, losses in the unrelated loan group may reduce the loss protection for those certificates.

Interest Generated by the Mortgage Loans May be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the offered certificates and the Class M-10 certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses payable by the trust including any net derivative payments owed to the derivative counterparty.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as described in this free writing prospectus.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

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Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because either the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

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Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

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If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

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All of the mortgage loans have either fixed interest rates or interest rates that adjust based on the six-month LIBOR index rather than the one-month LIBOR index used to determine the interest rates on the offered certificates (other than the Class A-IO certificates).  In addition, the first adjustment of the interest rates for approximately 0.42%, 78.90%, 18.27% and 2.16% of the adjustable rate mortgage loans will not occur until one, two, three or five years, respectively, after the date of origination.  As a result, the interest rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the interest rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.  The interest rate on the Class A-IO certificates cannot exceed the weighted average interest rate of all the mortgage loans less certain fees payable by the trust, including any net amounts owed to the derivative counterparty.  The interest rates on the Class A certificates (other than the Class A-IO certificates) cannot exceed the weighted average interest rate of the mortgage loans in the applicable loan group less certain fees payable by the trust, net amounts owed to the derivative counterparty and the amount of interest accrued on the Class A-IO certificates with respect to the related interest accrual period, allocable to such loan group.  The interest rates on the Class M certificates cannot exceed the weighted average interest rate of the subordinate portions of the mortgage loans in both loan groups less certain fees payable by the trust, net amounts owed to the derivative counterparty and the amount of interest accrued on the Class A-IO certificates with respect to the related interest accrual period.

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If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

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Investors in the offered certificates, and particularly the Class M certificates offered hereby, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Interest Rates of the Offered Certificates

The offered certificates (other than the Class A-IO certificates) and the Class M-10 certifcates (hereinafter, the “LIBOR certificates”) accrue interest at interest rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations.  The limitations on the interest rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans in the applicable loan group (in the case of the senior LIBOR certificates) or of all the mortgage loans (in the case of the subordinate certificates) minus the sum of certain fees and expenses payable by the trust, net amounts owed to the derivative counterparty and the amount of interest accrued on the Class A-IO certificates with respect to the related interest accrual period.

A variety of factors, in addition to those described in the previous risk factor, could limit the interest rates and adversely affect the yield to maturity on the LIBOR certificates.  Some of these factors are described below:

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The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and approximately 0.42%, 78.90%, 18.27% and 2.16% of these adjustable rate mortgage loans will have the first adjustment to their interest rates one, two, three or five years, respectively, after their first payment dates.  As a result, the LIBOR certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

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The interest rates for the LIBOR certificates adjust monthly based on the one-month LIBOR index, while the interest rates on the mortgage loans either adjust semi-annually based on the six-month LIBOR index or do not adjust at all.  Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

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The interest rates on the adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the LIBOR certificates are stable or rising.  It is also possible that the interest rates on the adjustable rate mortgage loans and the interest rates on the LIBOR certificates may both decline or increase during the same period, but that the interest rates on the LIBOR certificates may decline or increase more slowly or rapidly.

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To the extent that the mortgage loans are subject to default or prepayment, the interest rates on the LIBOR certificates may be reduced as a result of the available funds cap limitations described in this free writing prospectus.

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If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the interest rates on the LIBOR certificates are more likely to be limited.

Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.  We cannot assure you that funds will be available for this purpose.

Risks Related to the Interest Rate Swap Agreement

Any swap payment payable to the derivative counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates unless offset by any proceeds received under the interest rate cap agreement for such distribution date.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the derivative counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net derivative payments to the derivative counterparty.  Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net derivative payment to the derivative counterparty, a swap termination payment as described in this free writing prospectus will be owed to the derivative counterparty.  Any termination payment payable to the derivative counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Effect of Creditworthiness of Derivative Counterparty on Ratings of Certificates

As of the date of this free writing prospectus, the derivative counterparty currently has the ratings described under “Description of the Certificates—The Derivative Agreements—The Derivative  Counterparty.”  The ratings of the certificates are dependent in part upon the credit ratings of the derivative counterparty.  If a credit rating of the derivative counterparty is qualified, reduced or withdrawn and the derivative counterparty does not post collateral securing its obligations under the derivative agreements or a substitute counterparty is not obtained in accordance with the terms of the derivative agreements, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

Approximately 38.43% of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses

Approximately 42.77% and 1.12% of the adjustable rate mortgage loans have an initial interest-only period of five or ten years, respectively, following origination and approximately 12.26% of the fixed rate mortgage loans have an initial interest-only period of five years following origination.  During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize.  In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance.  In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans.  Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.  Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates and the Class M-10 certificates.

The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Balloon Loans

Approximately 11.13% of the fixed rate mortgage loans and approximately 18.96% of the adjustable rate mortgage loans are balloon loans.  Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term.  Any loss on a balloon loan as a result of a borrower’s inability to refinance the mortgage loan will be borne by the certificateholders to the extent not covered by any applicable credit enhancement.  Neither the servicer nor the master servicer will be required to make any principal or interest advance with respect to delinquent balloon payments.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.  However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period, i.e., the sixteenth day of the calendar month immediately preceding the month in which the distribution date occurs through the fifteenth day of the calendar month of the related distribution date.  In the event the timing of any voluntary prepayments would cause there to be less than one full month’s interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments and thirty days’ interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the fifteenth day of that month and only to the extent of the servicing fees for that distribution date payable to the servicer.

If the servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates.  In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan.  Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac in certain respects. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Additional Risks Associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Class M certificates will be progressively more sensitive, in inverse order of priority of payment, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class M certificates in inverse order of priority.  As a result of such reductions, less interest will accrue on such classes of certificates than would otherwise be the case.  Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated.  However, the amount of any realized losses allocated to the Class M certificates may be paid to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M certificates will not be entitled to any principal distributions until at least July 2009 or a later date as provided in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the Class M certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the Class M certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the Class M certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest or the other forms of credit enhancement, the Class X certificates or a class of Class M certificates with a lower payment priority.  Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Class M certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement.  In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the depositor’s creditors.  If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately 37.06% and 17.96% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination in excess of 80% but not more than 103%, and approximately 70.44% and 87.60% of the group I mortgage loans and group II mortgage loans, respectively, had original combined loan-to-value ratios in excess of 80% but not more than 103%.  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices.  Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of a servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid).  In particular, an originator’s failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The mortgage loan seller and the sponsor will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations.  In addition, the mortgage loan seller and the sponsor will represent that none of the mortgage loans sold by it is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, or is a “high cost,” “covered,” “high risk home” or “predatory” mortgage loan or any other comparable term, no matter how defined under any applicable federal, state or local law.  In the event of a breach of any of such representations, the mortgage loan seller and the sponsor, as applicable, will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

The Mortgage Loan Seller May Not be Able to Repurchase Defective Mortgage Loans

The mortgage loan seller will make various representations and warranties related to the mortgage loans.  Those representations are summarized in “Assignment of the Mortgage Loans—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

If the mortgage loan seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the mortgage loan seller would be required to repurchase or substitute for the defective mortgage loan.  It is possible that the mortgage loan seller will not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons.  Although the sponsor may, in its sole discretion, repurchase or substitute for defective loans as described in this free writing prospectus, in the event that the mortgage loan seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of the mortgage loan seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.

Failure of the Servicer to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner.  See “The Servicer” in this free writing prospectus.  If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer.  That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

Transfers of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

Upon the occurrence of certain servicer events of default under the pooling and servicing agreement, the master servicer may terminate the rights and obligations of the servicer and, subject to certain conditions in the pooling and servicing agreement, arrange for the transfer of the servicing rights for the related mortgage loans to a successor servicer.  Any such transfer of servicing rights may involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons.  As a result of any such servicing transfer, the rate of delinquencies and defaults could increase at least for a period of time, which may adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable.  The servicer is not obligated under the pooling and servicing agreement to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.  This may result in interest shortfalls on the mortgage loans, which, if not covered by the forms of credit enhancement, may result in shortfalls of interest on your certificates.  None of the depositor, any underwriter, the trustee, the master servicer, the servicer, the mortgage loan seller, the sponsor, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

The Certificates are Obligations of the Issuing Entity Only

The certificates will not represent an interest in or obligation of the depositor, the master servicer, the servicer, the securities administrator, the mortgage loan seller, the sponsor, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicer, the trustee, the securities administrator or any of their respective affiliates.  Proceeds of the assets held by the issuing entity (including proceeds received under the interest rate swap agreement) will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the master servicer, the servicer, the securities administrator, the mortgage loan seller, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the certificates.

Your Investment May Not Be Liquid

The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

With the exception of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates, the Class M certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in such classes, thereby limiting the market for those certificates.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class M-6 through Class M-10 certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and in the prospectus.

The Class M certificates may not be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 except for purchases by plan investors that are certain types of insurance company general accounts.  Consequently, certain institutions will not be able to invest in the Class M certificates, thereby limiting the market for those certificates.

The Ratings on Your Certificates Could be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

GLOSSARY

A glossary of defined terms used in this free writing prospectus begins on page S-125.  Any capitalized terms used in this free writing prospectus not defined within the text are defined in the Glossary or the accompanying prospectus.

THE MORTGAGE LOAN POOL

The Statistical Cut-off Date

The statistical information presented in this free writing prospectus concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans selected to be included in the mortgage pool to be acquired by the Trust (the “Sample Mortgage Loan Pool”) as of May 1, 2006 (the “Statistical Cut-off Date”).  On the Closing Date, the Trust will acquire a pool of mortgage loans (the “Final Mortgage Loan Pool”), including all principal outstanding as of, and interest due thereon after, the close of business on June 1, 2006 (the “Cut-off Date”).  The collateral characteristics of the Final Mortgage Loan Pool acquired by the Trust on the Closing Date may vary from the collateral characteristics of the Sample Mortgage Loan Pool in several respects:  (1) except in the case of interest-only mortgage loans, the mortgage loan balances of the Final Mortgage Loan Pool will be reduced by the June 1, 2006 scheduled principal payment; (2) certain mortgage loans contained in the Sample Mortgage Loan Pool may not be included in the Final Mortgage Loan Pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the Final Mortgage Loan Pool; and (3) certain replacement mortgage loans may be included in the Final Mortgage Loan Pool in substitution of the deleted mortgage loans described in clause (2) above.  As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the Closing Date for the Final Mortgage Loan Pool may vary somewhat from the statistical distribution of such characteristics as of the Statistical Cut-off Date as presented in this free writing prospectus, although such variance should not exceed a range of plus or minus 10%.

General

The Trust assets will primarily consist of approximately 9,319 conventional, adjustable and fixed rate, interest-only, fully-amortizing and balloon, first-lien, one- to four-family residential mortgage loans (the “Mortgage Loans”) with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $1,720,538,691 as of the Statistical Cut-off Date.

The Mortgage Loans have original terms to maturity from the first scheduled payment due date of  15, 20 or 30 years, in the case of the Fixed Rate Mortgage Loans, and 30 years, in the case of the Adjustable Rate Mortgage Loans.

All of the Mortgage Loans were originated or acquired by the Originator and subsequently sold to the Mortgage Loan Seller which, in turn, sold the Mortgage Loans in the ordinary course of business to the Sponsor pursuant to the Master Mortgage Loan Purchase and Servicing Agreement.  On or prior to the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement and the Depositor, in turn, will sell the Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement.  See “—Assignment of the Mortgage Loans” below.

The Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting guidelines described in this free writing prospectus.  See “—Underwriting Guidelines” below.

Approximately $297,110,168 or 17.27% of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately $1,423,428,523 or 82.73% of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below.  Interest on the Mortgage Loans accrues on the basis of a 360-day year of twelve 30-day months.

All of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that Mortgage Loan or the replacement value of the improvements on the related Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately 27.66% of the Mortgage Loans have loan-to-value ratios at origination in excess of 80%.  The “loan-to-value ratio” of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.  The “combined loan-to-value ratio” of a Mortgage Loan at any time is the ratio of the (a) sum of (i) the principal balance of the First Lien Mortgage Loan, and (ii) the principal balance of the second lien mortgage loan, if any, that was originated by the Originator at the time the First Lien Mortgage Loan was originated to (b) (i) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Exclusive of the Balloon Loans and interest-only Mortgage Loans, approximately 43.97% of the Mortgage Loans are fully amortizing.  Approximately 17.61% of the Mortgage Loans are Balloon Loans.  Substantially all of the Balloon Loans are expected to have original terms to maturity of thirty years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the Mortgage Loan will be borne by the Certificateholders to the extent not covered by any applicable credit enhancement.  Neither the Servicer nor the Master Servicer will be required to make any P&I Advance with respect to delinquent Balloon Payments.

Approximately 42.77% and 1.12% of the Adjustable Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following origination.  Approximately 12.26% of the Fixed Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination.  Following such interest-only period, the monthly payment with respect to the interest-only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the interest-only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

As of the Statistical Cut-off Date, 99.99% of the Mortgage Loans were less than 30 days delinquent in payment, and less than 0.01% of the Mortgage Loans were 30 or more days delinquent in payment, but less than 60 days delinquent in payment.

As of the Statistical Cut-off Date and as of the Closing Date, none of the Mortgage Loans in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.  None of the Mortgage Loans are subject to negative amortization.

Historical Delinquency Information

The following table sets forth the historical delinquency of the Mortgage Loans from their origination date to the Statistical Cut-off Date:

			Number of Mortgage Loans Delinquent
Month of Origination	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	30 days	60 days	90 days	120 days
August 2005	1	205,756	0	0	0	0
September 2005	2	780,050	0	0	0	0
October 2005	3	291,785	0	0	0	0
November 2005	3	597,467	0	0	0	0
December 2005	17	2,737,715	0	0	0	0
January 2006	19	4,048,046	1	0	0	0
February 2006	558	124,180,810	0	0	0	0
March 2006	8699	1,584,895,404	0	0	0	0
April 2006	17	2,801,658	0	0	0	0
Total:	9,319	1,720,538,691	1	0	0	0

Prepayment Premiums

Approximately 69.59% and 74.27% of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium or charge (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such Mortgage Loan, or the penalty period, as described in this free writing prospectus.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note.  Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will neither be available for payment to the holders of any other class of Certificates or to the Servicer as additional servicing compensation.

The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the Pooling and Servicing Agreement if such waiver would, in the Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if the Prepayment Premium is not permitted to be collected under applicable law.  The Servicer will be obligated to pay from its own funds for deposit into the Distribution Account on each Servicer Remittance Date the amount of any Prepayment Premium to the extent not collected from the borrower (except with respect to a permissible waiver of any such Prepayment Premium as described above).

Adjustable Rate Mortgage Loans

All of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR index (the “Loan Index”) (as described below under “—The Index”) as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).

The first adjustment of the interest rates for approximately 0.42% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately one year following origination (the “1/29 Adjustable Rate Mortgage Loans”), in the case of approximately 78.90% of the Adjustable Rate Mortgage Loans, approximately two years following origination (the “2/28 Adjustable Rate Mortgage Loans”), in the case of approximately 18.27% of the Adjustable Rate Mortgage Loans, approximately three years following origination (the “3/27 Adjustable Rate Mortgage Loans”) and in the case of approximately 2.16% of the Adjustable Rate Mortgage Loans approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”).  Approximately 0.25% of the Adjustable Rate Mortgage Loans  have no such delay in their first Adjustment Date, but rather, provide for semi-annual adjustment of the related Mortgage Rate from origination (the “Non-Delay Adjustable Rate Mortgage Loans”).  Approximately 43.44% of the 2/28 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination.  Approximately 45.37% of the 3/27 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination.  Approximately 51.74% of the 5/25 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first ten years following origination.  Lastly, approximately 81.95% of the Non-Delay Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination.

On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the “Gross Margin”), provided, that, the Mortgage Rates on the Adjustable Rate Mortgage Loans will not increase or decrease by more than a fixed percentage specified in the related mortgage note on any related Adjustment Date (the “Periodic Cap”), except in the case of the first such Adjustment Date, and will not exceed a specified maximum Mortgage Rate over the life of any such Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Rate”).  The Periodic Cap is 1.000% for all of the Adjustable Rate Mortgage Loans.  The Mortgage Rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Cap is 1.000% for approximately 0.25% of the Adjustable Rate Mortgage Loans, 2.000% for approximately 0.42% of the Adjustable Rate Mortgage Loans, and 3.000% for approximately 99.33% of the Adjustable Rate Mortgage Loans.  Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, or following the interest-only period, for approximately 43.89% of the Adjustable Rate Mortgage Loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.  For approximately 17.83%, 0.66% and 0.47% of the Adjustable Rate Mortgage Loans, the monthly payment amount will be adjusted, after an initial two, three or five year period, respectively, to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over a thirty-eight, thirty-seven or thirty-five year term, respectively (sometimes referred to as “30/40 Year ARM 2/28 (Balloon) Mortgage Loans,” “30/40 Year ARM 3/27 (Balloon) Mortgage Loans” and “30/40 Year ARM 5/25 (Balloon) Mortgage Loans,” respectively). Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this free writing prospectus.  See “—The Index” below. The Mortgage Loans generally do not permit the related borrowers to convert their adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

The Loan Index used in determining the interest rates on all of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Loan Index”), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.  In the event that the Loan Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Aggregate Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance

$1,720,538,691

Mortgage Rates:

Weighted average

7.911%

Range

5.125% to 12.125%

Margin:

Weighted average*

5.612%

Loan-to-value ratio at origination:

Weighted average

82.09%

Exceeding 80%

27.66%

Original combined loan-to-value ratio:

Weighted average

92.05%

Exceeding 80%

78.88%

Weighted average months to roll (in months)*

26

Weighted average remaining term to maturity (in months)

357

Weighted average remaining interest-only term (in months)**

60

*

Based only on the Adjustable Rate Mortgage Loans.

**

Based only on the interest-only Mortgage Loans.

The scheduled principal balances of the Mortgage Loans range from approximately $16,982 to approximately $1,700,000.  The Mortgage Loans had an average scheduled principal balance of approximately $184,627.

No more than approximately 0.25% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus.  Due to rounding, the percentages shown may not precisely total 100%.

The Group I Mortgage Loans

The Group I Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance

$873,695,721

Number of Mortgage Loans

6,460

Adjustable Rate (by aggregate scheduled principal

balance and percentage of group)

$669,507,697   76.63%

Fixed Rate (by aggregate scheduled principal

balance and percentage of group)

$204,188,024   23.37%

Interest Only (by aggregate scheduled principal

balance and percentage of group)

$221,368,116   25.34%

Mortgage Rates:

Weighted average

8.058%

Range

5.125% to 11.750%

Margin:

Weighted average*

5.708%

Original loan-to-value ratio:

Weighted average

82.21%

Exceeding 80%

37.06%

Original combined loan-to-value ratio:

Weighted average

88.69%

Exceeding 80%

70.44%

Weighted average months to roll (in months)*

26

Weighted average remaining term to maturity (in months)

356

Weighted average remaining interest-only term (in months)**

60

*

Based only on the Group I Adjustable Rate Mortgage Loans.

**

Based only on the Group I interest-only Mortgage Loans.

The scheduled principal balances of the Group I Mortgage Loans range from approximately $16,982 to approximately $747,157.  The Group I Mortgage Loans had an average scheduled principal balance of approximately $135,247.

No more than approximately 0.22% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Group I Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus.  Due to rounding, the percentages shown may not precisely total 100%.

The Group II Mortgage Loans

The Group II Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance

$846,842,969

Number of Mortgage Loans

2,859

Adjustable Rate (by aggregate scheduled principal

balance and percentage of group)

$753,920,826   89.03%

Fixed Rate (by aggregate scheduled principal

balance and percentage of group)

$92,922,143   10.97%

Interest Only (by aggregate scheduled principal

balance and percentage of group)

$439,798,394   51.93%

Mortgage Rates:

Weighted average

7.760%

Range

5.125% to 12.125%

Margin:

Weighted average*

5.527%

Original Loan-to-value ratio:

Weighted average

81.96%

Exceeding 80%

17.96%

Original combined loan-to-value ratio:

Weighted average

95.53%

Exceeding 80%

87.60%

Weighted average months to roll (in months)*

26

Weighted average remaining term to maturity (in months)

358

Weighted average remaining interest-only term (in months)**

60

*

Based only on the Group II Adjustable Rate Mortgage Loans.

**

Based only on the Group II interest-only Mortgage Loans.

The scheduled principal balances of the Group II Mortgage Loans range from approximately $24,882 to approximately $1,700,000.  The Group II Mortgage Loans had an average scheduled principal balance of approximately $296,203.

No more than approximately 0.44% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Group II Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus.  Due to rounding, the percentages shown may not precisely total 100%.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”).  Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

Information as to the Credit Scores obtained in connection with the origination of each Mortgage Loan is set forth in Annex A to this free writing prospectus.

STATIC POOL INFORMATION

Static pool information with respect to (i) the Sponsor’s prior securitized pools, HSI Asset Securitization Corporation Trust, Series 2005-NC1, HSI Asset Securitization Corporation Trust, Series 2005-NC2, HSI Asset Securitization Trust 2005-OPT1, HSI Asset Securitization Trust 2005-I1, First Franklin Mortgage Loan Trust 2006-FF1, HSI Asset Securitization Trust 2006-OPT1, HSI Asset Securitization Trust 2006-NC1 and HSI Asset Securitization Trust 2006-OPT2, which were formed during the period from August 2005 to March 2006 and (ii) those prior first lien securitized pools originated by First Franklin and serviced by its affiliate National City Home Loan Services, Inc. during the period from December 2004 to March 2006, presented by pool, is available on line at www.RegABSolutions.com/HASCO/FFML2006-FF9.  Access to this web address is unrestricted and free of charge.  Information available at this web address that relates to (1) the performance of securitized assets underlying any series of securities issued prior to January 1, 2006 or (2) the performance during periods prior to January 1, 2006 of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be part of this free writing prospectus, the prospectus or the registration statement for the Offered Certificates.

The various securitized mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools.  These differing characteristics include, among others, geographic concentration, originator concentration (in the case of the Sponsor’s prior securitized pools), servicer concentration (in the case of the Sponsor’s prior securitized pools), average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties.  We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust.

AFFILIATIONS AND RELATIONSHIPS

The Depositor, HSBC Securities (USA) Inc. and the Sponsor are all affiliates of each other and have the following ownership structure:

•

The Depositor and HSBC Securities (USA) Inc. are each direct wholly-owned subsidiaries of HSBC Markets (USA) Inc.

•

The Sponsor, the Depositor and HSBC Securities (USA) Inc. are each indirect wholly-owned subsidiaries of HSBC Holdings plc.

HSBC Securities (USA) Inc. has entered into an agreement with the Depositor to purchase the Class M-10, Class R, Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

The Servicer, First Franklin, the Mortgage Loan Seller and one of the Underwriters, NatCity Investments, Inc., are all affiliates of each other and have the following ownership structure:

•

The Servicer and the Mortgage Loan Seller are each direct wholly-owned operating subsidiaries of National City Bank of Indiana.

•

First Franklin is a division of National City Bank of Indiana.

•

NatCity Investments, Inc. is a direct wholly-owned subsidiary of National City Corporation, of which National City Bank of Indiana is a direct wholly-owned subsidiary.

ADDITIONAL INFORMATION

Pursuant to the Pooling and Servicing Agreement, the Securities Administrator is responsible for preparing monthly distribution reports to Certificateholders containing the information described under “Description of the Certificates—Reports to Certificateholders” and filing such reports with the Securities and Exchange Commission on Form 10-D.  The Securities Administrator is also responsible for preparing current reports on Form 8-K (excluding the initial Form 8-K) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.  The Securities Administrator will make all such reports that are prepared and filed by the Securities Administrator, including any amendments to such reports, available on its internet website, no later than one business day after any such report is electronically filed or furnished to the Securities and Exchange Commission.  The Securities Administrator’s website will be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.

UNDERWRITING GUIDELINES

The Originator

Substantially all of the  Mortgage Loans to be acquired by the Trust from the Depositor were originated by First Franklin, a division of National City Bank of Indiana (“First Franklin”), and the remainder (less than 1.00% by Statistical Cut-off Date balance) were originated by other third party originators unaffiliated with National City Bank of Indiana (First Franklin, together with such other third party originators, are collectively referred to herein as the “Originator”) in accordance with the Mortgage Loan Seller’s underwriting criteria described below under “—The Mortgage Loan Seller’s Acquisition Portfolio and Acquisition Underwriting Guidelines.” National City Bank of Indiana is the successor to The Merchants National Bank of Indianapolis, which was chartered as a national bank by the Office of the Comptroller of the Currency in 1865.  As of January 1, 2005, as a part of the restructure of National City Bank of Indiana’s residential mortgage operations, mortgage loan origination functions formerly performed by First Franklin Financial Corporation, were transferred to First Franklin. First Franklin originates fixed and adjustable rate closed-end first lien mortgage loans, fixed rate closed-end second lien mortgage loans, and variable rate home equity lines of credit. First Franklin’s loan programs include balloon payment features and  interest only payment periods.  During calendar year 2005, First Franklin originated first and second lien closed-end mortgage loans and home equity lines of credit with an aggregate original balance of $29.5 billion.

The Mortgage Loan Seller

Immediately upon or subsequent to origination or the Mortgage Loans, the Originator sold the Mortgage Loans to First Franklin Financial Corporation (the “Mortgage Loan Seller”) and the Mortgage Loan Seller, in turn, sold the Mortgage Loans to the Sponsor under the Master Mortgage Loan Purchase and Servicing Agreement.  See “Assignment of the Mortgage Loans” in this free writing prospectus.

The information below has been provided by the Mortgage Loan Seller in response to the Sponsor’s request for information regarding the Mortgage Loan Seller and its underwriting guidelines.

Founded in 1981, the Mortgage Loan Seller is a Delaware corporation headquartered in San Jose, California and a wholly owned operating subsidiary of National City Bank of Indiana.  From 1981 to 2004, the Mortgage Loan Seller grew from a small mortgage broker to a full service mortgage lender with a wide variety of products.  As of January 1, 2005, as a part of the restructuring of National City Bank of Indiana’s residential mortgage operations, the Mortgage Loan Seller transferred its mortgage origination functions to its parent, First Franklin, a division of National City Bank of Indiana.  As a result, the Mortgage Loan Seller no longer originates mortgage loans.  Rather, the Mortgage Loan Seller acquires first and second lien mortgage loans from third party originators and sells them in the ordinary course of business to affiliated and unaffiliated mortgage loan purchasers.  First Franklin is the Mortgage Loan Seller’s primary third party originator.  As of December 31, 2005, the Mortgage Loan Seller’s acquisition portfolio from all third party originators totaled approximately $29,560,381,356.

The Mortgage Loan Seller’s Acquisition Portfolio and Acquisition Underwriting Guidelines

Since January 1, 2005, all of the mortgage loans of a type similar to Mortgage Loans that were acquired by the Mortgage Loan Seller were required to meet the underwriting criteria described in this free writing prospectus.

The Mortgage Loan Seller’s acquisition underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The standards established by the Mortgage Loan Seller require that the mortgage loans of a type similar to the Mortgage Loans were underwritten by the third party originators with a view toward the resale of the mortgage loans in the secondary mortgage market. In accordance with the Mortgage Loan Seller’s guidelines for acquisition, the third party originators must consider, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio (“Debt Ratio”), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by applicable law or otherwise waived by the third party originator upon the payment by the related mortgagor of higher origination fees and a higher mortgage rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge on certain full prepayments made within one to three years from the date of origination of the related Mortgage Loan as described under “The Mortgage Loan Pool—Prepayment Premiums” above.

Substantially all of the mortgage loans of a similar type as the Mortgage Loans were acquired by the Mortgage Loan Seller based on loan application packages submitted to the third party originators by third party mortgage brokers which do not fund the mortgage loans.  These mortgage brokers must meet minimum standards set by the third party originators and, once approved by the third party originators, the mortgage brokers are eligible to submit loan application packages in compliance with the terms of the mortgage broker agreement with the third party originator.

The third party originators must meet minimum standards set by the Mortgage Loan Seller, based on acquisition guidelines that require an analysis of the following information submitted with an application for approval: any applicable state lending license (in good standing), satisfactory credit report only if no federal income tax identification number, signed broker agreement, signed W-9 and signed broker authorization. Once approved as a third party originator, these companies are eligible to submit loan packages for purchase by the Mortgage Loan Seller in compliance with the terms of a signed mortgage loan purchase agreement.

The third party originators may originate mortgage loans for acquisition by the Mortgage Loan Seller under an underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the “LIV”), the Stated Plus Program and the No Income Verification Program (the "NIV").  In addition, under the responsible party’s Blended Access Program, in the case of loans with two or more borrowers, if one of those borrowers with more than 50% of the total qualifying income is underwritten under a full documentation program, then the other borrower or borrowers may be underwritten under a stated documentation program.  All of the Mortgage Loans were acquired by the Mortgage Loan Seller under the Direct Access Program. While each underwriting program is intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter’s judgment.

The Direct Access Program was developed to simplify the origination process for third party originators. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower’s Credit Bureau Risk Score initially to determine a borrower’s likely future credit performance. Third party originators are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower’s interest rate.  The Mortgage Loan Seller’s acquisition guidelines require that the third party originator approve the Mortgage Loan using the Direct Access Program risk-based pricing matrix.

In accordance with the Mortgage Loan Seller’s guidelines for acquisition, under the Direct Access Program, the third party originators must require that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all LIVs) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower’s complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program is 540.

The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. The third party originators are required to review each Direct Access loan to determine whether the Mortgage Loan Seller’s guidelines for income, assets, employment and collateral are met.

In accordance with the Mortgage Loan Seller’s guidelines for acquisition, all of the mortgage loans of a type similar to the Mortgage Loans were required to be underwritten by the third party originator’s underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, a third party originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the Mortgage Loans may represent such underwriting exceptions.

In accordance with the Mortgage Loan Seller’s guidelines for acquisition, the third party originators’ underwriters are required to verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the six month period preceding the application; the Stated Plus Program allows income to be stated, but requires borrowers to provide verification of liquid assets equaling three months of income stated on the mortgage application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower’s employment type, assets and credit history. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with a credit score greater than or equal to 540 and not originated in conjunction with a second lien mortgage, bank statements (for 12 months) are acceptable as full documentation. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to 600, regardless of being originated with a corresponding second lien mortgage, twelve months of bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant’s line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit should be conducted to confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license, CPA/Enrolled Agent letter or through Dun and Bradstreet Information Services.

The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant’s entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

The third party originators originate loans secured by one-to-four-unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. In accordance with the Mortgage Loan Seller’s guidelines for acquisition, the third party originators are required to comply with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by the Mortgage Loan Seller. Review appraisals may only be provided by appraisers approved by the Mortgage Loan Seller. In some cases, the third party originator may rely on a statistical appraisal methodology provided by a third party.

Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the third party originators. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises. The review appraisal may be waived by a Standard Plus Delegated Underwriter.

In accordance with the Mortgage Loan Seller’s guidelines for acquisition, the third party originators must require title insurance on all mortgage loans secured by liens on real property. The third party originators must also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

The third party originators are required to conduct a number of quality control procedures, including a post funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are required to be reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations must be reviewed by each third party originator. The loan review is required to confirm the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision.  A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses must then be reviewed by the third party originator’s senior management. Adverse findings are to be tracked monthly and over a rolling six month period. This review procedure allows the third party originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant’s credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

“Equity Refinance” transactions are defined as those instances where the borrower receives the lesser of 2% of the new loan amount or $2,000 cash in hand. Funds used for debt consolidation are not included in this amount.

The third party originators’ origination guidelines under the Direct Access Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

The Debt Ratio generally may not exceed 50.49% for all credit scores on full documentation and LIV loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of 55.49%. The Debt Ratio for NIV loans may not exceed 50.49%.

Generally, the Mortgage Loan Seller’s acquisition guidelines require that all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for combined loan- to-value ratios less than or equal to 80%, provided certain criteria are met. For instance, if the loan is a purchase or rate and term refinance, a payoff of such amounts shall not be required if, the related loan is not being originated together with a second lien loan, the balance of the items added to the loan amount does not exceed the maximum allowed combined loan-to-value ratio, the payment amounts are included in the debt calculation, and the third party originator loan has first lien priority.

Pending Proceedings

There are no material legal or governmental proceedings currently pending or known to be contemplated against the Mortgage Loan Seller. To the best of the Mortgage Loan Seller's knowledge, there are no material legal or governmental proceedings currently pending or known to be contemplated against First Franklin, which if ultimately decided adversely to First Franklin, would have a material adverse effect on the validity of the Mortgage Loans.

Affiliation or Relationships between Mortgage Loan Seller and Other Parties

The Mortgage Loan Seller is a wholly-owned operating subsidiary of National City Bank of Indiana and First Franklin is a division of National City Bank of Indiana.

The Mortgage Loan Seller is also affiliated with the Servicer, National City Home Loan Services, Inc.  Both the Mortgage Loan Seller and the Servicer are wholly-owned subsidiaries of National City Bank of Indiana.

National City Bank of Indiana is a direct wholly-owned subsidiary of National City Corporation.  NatCity Investments, Inc., one of the Underwriters, is a direct wholly-owned subsidiary of National City Corporation.

Other than as described above, the Mortgage Loan Seller is not affiliated with any other party to the transaction described in the free writing prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

General

Pursuant to the Master Mortgage Loan Purchase and Servicing Agreement entered with the Sponsor, the Mortgage Loan Seller sold the Mortgage Loans, without recourse, to the Sponsor, and the Sponsor will, in turn, sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the Cut-off Date, without recourse, to the Depositor on the Closing Date.  Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell, without recourse, to the Trust, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest due after, the close of business on the Cut-off Date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such Mortgage Loan after the Cut-off Date.  However, the Sponsor will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each Mortgage Loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such Mortgage Loan prior to the Cut-off Date and (y) interest due and accrued on each Mortgage Loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents

In connection with the transfer and assignment of each Mortgage Loan to the Trust, the Depositor will cause to be delivered to the Custodian, on behalf of the Trustee, on or before the Closing Date, the following documents with respect to each Mortgage Loan which constitute the mortgage file:

(a)

the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)

the original of any guaranty executed in connection with the mortgage note (if provided);

(c)

the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow agent, title insurer, or closing attorney;

(d)

originals or certified copy of each modification agreement, if any;

(e)

the mortgage assignment(s), or in certain limited circumstances, an officer’s certificate of the originator, escrow agent, title insurer, or closing attorney, showing a complete chain of ownership from the originator to the last assignee;

(f)

a mortgage assignment in recordable form, with the assignee’s name left blank;

(g)

if the mortgage note, the mortgage, any assignment of mortgage or any other related document has been signed by a person on behalf of the mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such person to sign;

(h)

an original lender’s title insurance policy or, in the event the original policy has not yet been issued, a marked title insurance commitment; and

(i)

the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the Pooling and Servicing Agreement, the Custodian, on behalf of the Trustee, will agree to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the Mortgage Loans delivered to the Custodian, with any exceptions noted.  The Custodian will agree, for the benefit of the holders of the Certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the Closing Date — or, with respect to any Substitute Mortgage Loan delivered to the Custodian, within 30 days after the receipt of the mortgage file by the Custodian — and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans that:

•

all documents required to be reviewed by it pursuant to the Pooling and Servicing Agreement are in its possession;

•

each such document has been reviewed by it and appears regular on its face and relates to such Mortgage Loan;

•

based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the mortgage file delivered on such date; and

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each mortgage note has been endorsed as provided in the Pooling and Servicing Agreement.

If the Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of Mortgage Loans, the Custodian is required to promptly so notify the Mortgage Loan Seller, the Master Servicer, the Servicer, the Securities Administrator and the Depositor in writing.  The Mortgage Loan Seller will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian.  If, however, within thirty days after the Depositor’s notice of the defect, the Mortgage Loan Seller has not caused the defect to be remedied, the Mortgage Loan Seller will be required to either (a) substitute a Substitute Mortgage Loan for the defective Mortgage Loan, or (b) repurchase the defective Mortgage Loan.  The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a Mortgage Loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans.” The obligation of the Mortgage Loan Seller to cure the defect or to substitute or repurchase the defective Mortgage Loan and to indemnify for such breach will constitute the sole remedies available to the holders of the Certificates, the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the Pooling and Servicing Agreement, the Mortgage Loan Seller will make certain representations and warranties with respect to each Mortgage Loan, as of the applicable Initial Sale Date or such other date specified in the Pooling and Servicing Agreement, including but not limited to the following:

(1)

There is no default, breach, violation or event of acceleration existing under the mortgage or the related mortgage note and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(2)

The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by written instrument, recorded, or in the process of being recorded, in the applicable public recording office if necessary to maintain the lien priority of the mortgage.  No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and such assumption agreement has been delivered to the custodian and the terms of which are reflected in the related Mortgage Loan schedule;

(3)

The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage note or the mortgage;

(4)

All buildings upon the Mortgaged Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located;

(5)

Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans to be transferred to the Trust have been complied with;

(6)

The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(7)

The mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to:

(i)

the lien of current real property taxes and assessments not yet due and payable;

(ii)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator and which do not adversely affect the appraised value of the Mortgaged Property; and

(iii)

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(8)

The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the signatory, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law.  All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties. No error, omission, misrepresentation, gross negligence, fraud or similar occurrence with respect to the origination, modification or amendment of a Mortgage Loan, to the best of the Mortgage Loan Seller’s knowledge, has taken place on the part of any person, including without limitation the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(9)

The Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i) through (iii) of representation 7 above;

(10)

The Mortgage Loan was originated or acquired by the Mortgage Loan Seller and if acquired, underwritten in all material respects with the Mortgage Loan Seller’s underwriting guidelines or by a mortgagee approved by the Secretary of Housing and Urban Development or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority;

(11)

The mortgage and the related mortgage note contain customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage and the related mortgage note adequate for the realization against the Mortgaged Property of the benefits of the security provided by the Mortgaged Property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure (or non-judicial foreclosure, if applicable). There is no homestead or other exemption available to a mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption;

(12)

As of the Initial Sale Date, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(13)

The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(14)

The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(15)

The mortgage file contains an appraisal of the related Mortgaged Property signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(16)

No Mortgage Loan is (i) subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, (ii) a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the current Standard & Poor’s LEVELS® Glossary, (iii) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan or “predatory” mortgage loan or any comparable term, no matter how defined under any applicable federal, state or local law or (iv) subject to any comparable applicable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny and, providing for assignee liability to holders of such mortgage loans; no Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(17)

Each Mortgage Loan constitutes a “qualified mortgage” under section 860G(a)(3)(A) of the Code and section 1.860G-2(a)(1) of the U.S. Treasury Regulations;

(18)

None of the Mortgage Loans has a prepayment penalty period at origination in excess of three years;

(19)

The servicer has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis;

(20)

With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (i) prior to the Mortgage Loan’s origination, the related mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the related mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the servicer shall not impose a prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making loan payments;

(21)

No mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No mortgagor obtained a prepaid single premium credit life, mortgage, disability, accident, unemployment or health insurance product in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(22)

All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, were disclosed in writing to the related mortgagor in accordance with applicable state and federal laws and regulations; and

(23)

No mortgagor was required to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Mortgage Loan Seller, the Master Servicer, the Servicer, the Securities Administrator, the Depositor or the Trustee that any of the representations and warranties of the Mortgage Loan Seller contained in the Pooling and Servicing Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the Certificates in, the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.  Subject to certain provisions of the Pooling and Servicing Agreement, within sixty days of the earlier to occur of the Mortgage Loan Seller’s discovery or its receipt of notice of any such breach with respect to a representation or warranty made by it, it will be required to:

•

promptly cure such breach in all material respects,

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if prior to the second anniversary of the Closing Date, remove each Mortgage Loan which has given rise to the requirement for action, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Servicer on the related Distribution Date the amount of such shortfall (a “Substitution Adjustment Amount”), or

•

purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the Servicer or the Master Servicer or other expenses of the Master Servicer, the Servicer, the Trustee or the Securities Administrator in connection with the Mortgage Loan or such purchase.

Notwithstanding the foregoing, in the event of discovery by any party to the Pooling and Servicing Agreement that a Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the Pooling and Servicing Agreement or, in the case of a Group I Mortgage Loan, a breach of the related representations and warranties listed as item numbers (16) through (23) in the second preceding paragraph, the Mortgage Loan Seller will be required to repurchase the related Mortgage Loan at the purchase price within 60 days of such discovery or receipt of notice (i.e., a breach of any of the foregoing numbered representations and warranties shall be deemed to materially and adversely affect the interest of the Trust and the Certificateholders in the related Mortgage Loan).

The purchase price with respect to such Mortgage Loan will be required to be deposited into the Distribution Account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans that are being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

In addition, the Mortgage Loan Seller is obligated to indemnify the Depositor and any of its affiliates, the Master Servicer, the Servicer, the Securities Administrator and the Trustee for any third-party claims arising out of a breach of its representations or warranties regarding the Mortgage Loans.  The obligations of the Mortgage Loan Seller to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the Certificates, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and any of its affiliates.

In addition to the representations and warranties made by the Mortgage Loan Seller, under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders) certain limited representations and warranties made with respect to the Mortgage Loans, the purpose of which is to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Initial Sale Date of the Mortgage Loans by the Mortgage Loan Seller to the Sponsor and the Closing Date.

In the event of a breach of any representation or warranty made by the Sponsor with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement that does not also constitute a breach of any representation or warranty made by the Mortgage Loan Seller, the Sponsor will be obligated in the same manner as the Mortgage Loan Seller to cure such breach or repurchase, or provide a substitute for, the affected Mortgage Loan.  However, except in the case of the representations and warranties made in item numbers (16) through (23) in the sixth preceding paragraph, the Sponsor will have no obligation to cure a breach or replace a Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the Mortgage Loan Seller under the Pooling and Servicing Agreement and the Mortgage Loan Seller fails to fulfill its repurchase (or substitution) obligation.

As in the case of the Mortgage Loan Seller, the Sponsor is obligated to indemnify the other parties to the Pooling and Servicing Agreement for any third party claim arising out of a breach of its representations and warranties regarding the Mortgage Loans.  The obligation of the Sponsor to cure such breach or to substitute or purchase the affected Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to such breach available to the parties.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date, the Trust will be created and the Depositor will cause the Trust to issue the Certificates.  The Certificates will be issued in nineteen classes, the Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class P, Class X and Class R Certificates (collectively, the “Certificates”).  Only the Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Offered Certificates”) will be offered under this free writing prospectus.  The Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are collectively referred to herein as the “LIBOR Certificates.”  The Class A-IO Certificates are sometimes referred to in this free writing prospectus as the “Interest-Only Certificates.”  HSBC Securities (USA) Inc., an affiliate of the Sponsor and the Depositor, will initially hold the Class R, Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The Certificates will represent the entire undivided ownership interest in the Trust created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement.  In addition, the Certificates will represent a beneficial ownership interest in the Supplemental Interest Trust, the primary asset of which will be the Interest Rate Swap Agreement described under “—The Derivative Agreements—Interest Rate Swap Agreement,” the Interest Rate Cap Agreement described under “—The Derivative Agreements—Interest Rate Cap Agreement,” and all proceeds thereof.

The Trust will consist of:

•

the Mortgage Loans, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;

•

such assets as from time to time are identified as REO Property and related collections and proceeds; and

•

assets that are deposited in the Trust Accounts, and invested in accordance with the Pooling and Servicing Agreement.

The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance (except in the case of the Class A-IO Certificates which will be issued in denominations of $25,000 initial notional balance) and integral multiples of $1 in excess of $25,000, except that one Certificate of each class may be issued in a different amount.  With respect to initial European investors only, the Underwriters will only sell Offered Certificates in minimum total investment amounts of $100,000 and integral multiples of $1 in excess of that amount.  Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances (or Class Notional Balances) of their respective Certificates on such date, except that the Class X, Class P and Class R Certificates will each be allocated 1% of the voting rights.

The Group I Certificates generally represent interests in the Group I Mortgage Loans.  The Group II Certificates generally represent interests in the Group II Mortgage Loans.  The Class A-IO and Class M Certificates represent interests in all of the Mortgage Loans.

Book-Entry Registration

The Offered Certificates are sometimes referred to in this free writing prospectus as “Book-Entry Certificates.”  No person acquiring an interest in the Book-Entry Certificates will be entitled to receive a Definitive Certificate representing an obligation of the Trust, except under the limited circumstances described in this free writing prospectus.  Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  So long as the Offered Certificates are book-entry certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., which will be the “holder” of such Certificates, as the nominee of DTC or one of the relevant depositories.  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC.  The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members.  All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC.

The beneficial owners of the Offered Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems.  The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC.  Except as described below, no beneficial owner will be entitled to receive a physical or Definitive Certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be Holders or Certificateholders as those terms are used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the financial intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates.  Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through participants and indirect participants.  In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator through DTC participants.  DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners.  Beneficial owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and Trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC.  DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent.  Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC.  Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

Monthly and annual reports on the Trust provided or made available over its website by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Book-Entry Certificates are credited.  Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights.  DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

None of the Trust, the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  See “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding Certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Offered Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates and the Securities Administrator or the depositor is unable to locate a qualified successor or (b) the Depositor, at its option (but with the Securities Administrator’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the Certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Securities Administrator will reissue the Book-Entry Certificates as Definitive Certificates to beneficial owners.  Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Securities Administrator directly to holders of definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

Definitive Certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes.  As of the Closing Date, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes.  No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments on the Mortgage Loans

The Pooling and Servicing Agreement provides that the Servicer is required to establish and maintain a Collection Account.  The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

The Servicer is obligated to deposit or cause to be deposited in the Collection Account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the Mortgage Loans after the Cut-off Date, other than in respect of monthly payments on the Mortgage Loans due and accrued on each Mortgage Loan up to and including any due date occurring prior to the Cut-off Date:

•

all payments on account of principal, including prepayments of principal on the Mortgage Loans;

•

all payments on account of interest, net of the Servicing Fee, on the Mortgage Loans;

•

all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with the Servicer’s customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

•

any amounts required to be deposited in connection with any losses realized on investments of funds in the Collection Account; and

•

all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement.

The Securities Administrator, as paying agent for the benefit of the Trustee and the Certificateholders, will be obligated to set up a Distribution Account with respect to the Certificates into which the Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by the Servicer on the Servicer Remittance Date. The Pooling and Servicing Agreement permits but does not require the Securities Administrator to invest the funds in the Distribution Account in one or more eligible investments that mature on or prior to the next Distribution Date.

The funds required to be remitted by the Servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

•

all collections of scheduled principal and interest on the Mortgage Loans, received by the Servicer on or prior to the related Determination Date;

•

all principal prepayments (including the applicable Prepayment Premiums), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the Servicer during the related Prepayment Period;

•

all P&I Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related due date but not received by the related Determination Date; and

•

any other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement;

but excluding the following:

(a)

for any Mortgage Loan with respect to which the Servicer has previously made an unreimbursed P&I Advance, amounts received on such Mortgage Loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

(b)

amounts received on a particular Mortgage Loan with respect to which the Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)

for such Servicer Remittance Date, the aggregate Servicing Fee;

(d)

all net income from eligible investments that are held in the Collection Account for the account of the Servicer;

(e)

all amounts actually recovered by the Servicer in respect of late fees, assumption fees and similar fees;

(f)

for all Mortgage Loans for which P&I Advances or servicing advances are determined to be nonrecoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such Mortgage Loans;

(g)

certain other amounts which are reimbursable to the Servicer as provided in the Pooling and Servicing Agreement; and

(h)

all collections of principal and interest not required to be remitted on the related Servicer Remittance Date.

The amounts described in clauses (a) through (h) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the Certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (the “Distribution Date”), commencing in July 2006, to the persons in whose names the Certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable Certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the Certificateholder at a bank or other entity having appropriate wire transfer facilities.  However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of those Certificates at the office of the Securities Administrator designated from time to time for those purposes.  Initially, the Securities Administrator designates for such purposes its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the Certificates will be made on each Distribution Date from Available Funds (after deduction of certain fees and expenses of the Trust, including any payments owed to the Derivative Counterparty) and will be made to the classes of Certificates in the following order of priority:

(i)

from the Interest Remittance Amount for both Loan Groups, to interest on the Class A-IO Certificates;

(ii)

from the Interest Remittance Amount for each Loan Group, to interest on each class of related Senior Certificates (other than the Class A-IO Certificates), in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(iii)

from any remaining Interest Remittance Amount for both Loan Groups, to interest on each class of Class M Certificates, sequentially, in ascending order by numerical class designation;

(iv)

from the principal portion of Available Funds plus any remaining Interest Remittance Amount, to principal on the classes of Senior Certificates (other than the Class A-IO Certificates) and the Class M Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(v)

from remaining Available Funds, to unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under “—Distributions of Interest and Principal”; and

(vi)

to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carryover Amount, and finally to be released to the Class X Certificates,

in each case subject to certain limitations set forth below under “—Distributions of Interest and Principal”.

Distributions of Interest and Principal

For any Distribution Date, the “Interest Rate” for each class of Senior Certificates and each class of the Class M Certificates will be as set forth below:

(a)

for the Class A-IO Certificates, for any Distribution Date up to and including the Distribution Date in September 2007, a per annum rate equal to the lesser of (1) 1.50% and (2) the Class A-IO Available Funds Cap, and for any Distribution Date thereafter, zero;

(b)

for the Group I Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the Group I Available Funds Cap (as defined below);

(c)

for the Group II Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that Distribution Date and (2) the Group II Available Funds Cap (as defined below); and

(d)

for the Class M Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that Distribution Date and (2) the Class M Available Funds Cap (as defined below).

The fixed margin for each class of LIBOR Certificates is as follows:

Class	Margin(1)%	Margin(2)%
I-A	[[●]]%	[[●]]%
II-A-1	[[●]]%	[[●]]%
II-A-2	[[●]]%	[[●]]%
II-A-3	[[●]]%	[[●]]%
II-A-4	[[●]]%	[[●]]%
M-1	[[●]]%	[[●]]%
M-2	[[●]]%	[[●]]%
M-3	[[●]]%	[[●]]%
M-4	[[●]]%	[[●]]%
M-5	[[●]]%	[[●]]%
M-6	[[●]]%	[[●]]%
M-7	[[●]]%	[[●]]%
M-8	[[●]]%	[[●]]%
M-9	[[●]]%	[[●]]%
M-10	[[●]]%	[[●]]%

(1)

For each Distribution Date on or prior to the first Distribution Date on which the optional clean-up call is exercisable.

(2)

For each Distribution Date after the first Distribution Date on which the optional clean-up call is exercisable.

The Class Notional Balance of the Class A-IO Certificates for each Distribution Date will be the lesser of (1) the notional balance for the applicable Distribution Date set forth in the schedule below and (2) the Pool Balance as of the first day of the related Due Period:

Distribution Date	Class Notional Balance
July 2006	$430,135,000.00
August 2006	$430,135,000.00
September 2006	$430,135,000.00
October 2006	$430,135,000.00
November 2006	$430,135,000.00
December 2006	$430,135,000.00
January 2007	$344,108,000.00
February 2007	$344,108,000.00
March 2007	$344,108,000.00
April 2007	$344,108,000.00
May 2007	$344,108,000.00
June 2007	$344,108,000.00
July 2007	$258,081,000.00
August 2007	$258,081,000.00
September 2007	$258,081,000.00
October 2007	$ 0.00

The “Group I Available Funds Cap” is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect on the beginning of the related Due Period, minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the sum of (a) the Net Derivative Payment or Swap Termination Payment allocated to the Group I Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Counterparty with respect to such Due Period, and (b) the Senior Interest Payment Amount accrued on the Class A-IO Certificates allocable to the Group I Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

The “Group II Available Funds Cap” is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period, minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the sum of (a) the Net Derivative Payment or Swap Termination Payment allocated to the Group II Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Counterparty with respect to such Due Period, and (b) the Senior Interest Payment Amount accrued on the Class A-IO Certificates allocable to the Group II Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

The “Class A-IO Available Funds Cap” is the per annum rate equal to (x) the weighted average of the Expense Adjusted Mortgage Rate of the Mortgage Loans then in effect on the beginning of the related Due Period, minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Counterparty with respect to such Due Period, and the denominator of which is equal to the Pool Balance as of the beginning of the related Due Period and (ii) 12.

The “Class M Available Funds Cap” is a per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for the Group I Mortgage Loans and the Group Subordinate Amount for the Group II Mortgage Loans, respectively.

The “Group Subordinate Amount” for any Distribution Date (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Group I Certificates immediately prior to such Distribution Date and (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date.

The “Group Percentage” for any Distribution Date and for each of the Group I Mortgage Loans and the Group II Mortgage Loans will be equal to a fraction (expressed as a percentage) the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such group as of the beginning of the related Due Period and the denominator of which is equal to the aggregate Stated Principal Balance of all the Mortgage Loans as of such date.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Payment Amount.  The “Principal Payment Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Payment Amount for that Distribution Date and (ii) the Extra Principal Payment Amount for that Distribution Date.

On each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date), the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the Distribution Account specified below in the following order of priority:

(i)

to the Supplemental Interest Trust and the holders of the Class A-IO Certificates and each class of LIBOR Certificates in the following order of priority:

(a)

from the Interest Remittance Amount, for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (including any such amounts remaining unpaid from previous Distribution Dates);

(b)

from the Interest Remittance Amount related to both Loan Groups, to the Class A-IO Certificates the related Senior Interest Payment Amount for such class;

(c)

concurrently, (1) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class I-A Certificates, the related Senior Interest Payment Amount for such class and (2) from the Interest Remittance Amount related to the Group II Mortgage Loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata (based on the amounts distributable under this clause (i)(c)(2)), the related Senior Interest Payment Amount for each such class of Certificates;

(d)

concurrently, from the aggregate of any remaining Interest Remittance Amounts after taking into account the payments under clauses (i)(a) through (i)(c) above, to any Certificate Group with a shortfall under clause (i)(c) above, allocated pro rata among the classes of such Certificate Group as described in clause (i)(c) above, in proportion to the amount of the shortfall; and

(e)

from any remaining Interest Remittance Amount related to the Group I Mortgage Loans or the Group II Mortgage Loans after taking into account the payments under clauses (i)(a) through (i)(d) above, sequentially to each class of Class M Certificates, in ascending order by numerical class designation, the Interest Payment Amount for the applicable class on that Distribution Date;

(ii)

(A)

on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) prior to the Stepdown Date or on or after the Stepdown Date on which a Trigger Event is in effect, to the Supplemental Interest Trust and the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Payment Amount in the following order of priority:

(a)

for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount in clause (i)(a) above);

(b)

concurrently:

(1)

to the Group I Certificates, the Group I Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

(2)

to the Group II Certificates, the Group II Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances are reduced to zero; and

(c)

sequentially to each class of Class M Certificates, in ascending order by numerical class designation, until their respective Class Certificate Balances are reduced to zero.

(B)

on each Distribution Date  (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the Supplemental Interest Trust and the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Payment Amount in the following amounts and order of priority:

(a)

for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount in clause (i)(a) above);

(b)

concurrently:

(1)

to the Group I Certificates, the Group I Senior Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

(2)

to the Group II Certificates, the Group II Senior Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances are reduced to zero; and

(c)

sequentially to each class of Class M Certificates, in the order set forth in the definition of Class M Principal Payment Amount, the Class M Principal Payment Amount for the related class of Class M Certificates.

(iii)

any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority:

(a)

to the Class A-IO Certificates any Senior Interest Payment Amount not paid pursuant to clause (i)(b) above;

(b)

to the Class A Certificates any Senior Interest Payment Amounts not paid pursuant to clauses (i)(c) and (i)(d) above allocated pro rata among the classes of such Certificate Group as described in clause (i)(c) above, in proportion to the amount of the shortfall;

(c)

sequentially to each class of Class M Certificates, in ascending order by numerical class designation, any Interest Payment Amount not paid pursuant to clause (i)(e) above;

(d)

sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

(e)

to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(f)

from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to the Class A-IO Certificates and each class of LIBOR Certificates for that Distribution Date in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates;

(g)

to the Derivative Counterparty, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event;

(h)

to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement; and

(i)

to the Class R Certificates, any remaining amount.

On each Distribution Date, prior to any distribution on any other class of Certificates, the Securities Administrator is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums in respect of the Mortgage Loans received during the related Prepayment Period.

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Certificate Balance of the Class M Certificates will be reduced, in inverse order of distribution priority (beginning with the Class M-10 Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero.  That reduction of a Class Certificate Balance is referred to as an “Applied Realized Loss Amount.”  In the event Applied Realized Loss Amounts are allocated to any class of Certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carryover Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Class M Certificates, amounts are subsequently received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of Class M Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of distribution priority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class M Certificates for the related Distribution Date).  Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excesses or Compensating Interest payments from the Servicer (as further described in “The Pooling and Servicing Agreement— Servicing Provisions of the Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated first to reduce the amounts otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Interest Payment Amount for the LIBOR Certificates and the Class A-IO Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date.  The holders of the LIBOR Certificates and the Class A-IO Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

All principal distributions to the holders of the Class A Certificates (other than the Class A-IO Certificates) on any Distribution Date prior to the Stepdown Date will be allocated, concurrently, to the Class I-A Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) based on the Group Principal Allocation Percentage for the Group I Certificates and the Group II Certificates, as applicable, for that Distribution Date.  The Group I Certificates and the Group II Certificates are each a “Certificate Group.”  On or after the Stepdown Date, as long as no Trigger Event is in effect, principal distributions to the holders of the Class A Certificates of either Certificate Group will be determined based on the Group I Senior Principal Payment Amount or Group II Senior Principal Payment Amount, as applicable.  However, if the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero before the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates of such Certificate Group on that Distribution Date, and the amount of those principal distributions distributable to the Class A Certificates of such Certificate Group on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Certificate Group remaining outstanding, in accordance with the principal distribution priorities described in this section, until their Class Certificate Balances have been reduced to zero.  Any distributions of principal to the Group I Certificates will be made first from payments relating to the Group I Mortgage Loans and any distributions of principal to the Group II Certificates will be made first from payments relating to the Group II Mortgage Loans.  If the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero on or after the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable to the Class A Certificates on all subsequent Distribution Dates will be distributed to the holders of the Class A Certificates of the other Certificate Group remaining outstanding, in accordance with clause (ii)(B)(b) under “Distributions of Interest and Principal” without regard to the related Certificate Group’s Principal Payment Amount.

Any principal distributions allocated to the Group II Certificates will be allocated sequentially as follows:

(i)

to the Class II-A-1 Certificates, until the Class Certificate Balance of such class has been reduced to zero;

(ii)

to the Class II-A-2 Certificates, until the Class Certificate Balance of such class has been reduced to zero;

(iii)

to the Class II-A-3 Certificates, until the Class Certificate Balance of such class has been reduced to zero; and

(iv)

to the Class II-A-4 Certificates, until the Class Certificate Balance of such class has been reduced to zero.

Notwithstanding the above paragraph, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M Certificates have been reduced to zero, any principal distributions allocated to the Group II Certificates are required to be allocated pro rata, among the classes of Group II Certificates, based upon their respective Class Certificate Balances.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carryover Amounts for that date.  However, the payment with respect to any Distribution Date cannot exceed the amount otherwise distributable on the Class X Certificates.

The “Basis Risk Carryover Amount” on any Distribution Date and for any class of LIBOR Certificates and the Class A-IO Certificates is the sum of, if applicable, (x) the excess of (i) the amount of interest that class of Certificates would have been entitled to receive on that Distribution Date had the Interest Rate not been subject to the Group I Available Funds Cap, the Group II Available Funds Cap, the Class M Available Funds Cap or the Class A-IO Available Funds Cap, as applicable, over (ii) the amount of interest that class of Certificates was entitled to receive on that Distribution Date based on the Group I Available Funds Cap, the Group II Available Funds Cap, the Class M Available Funds Cap or the Class A-IO Available Funds Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Interest Rate on that class of Certificates, without giving effect to the Group I Available Funds Cap, the Group II Available Funds Cap, the Class M Available Funds Cap or the Class A-IO Available Funds Cap, as applicable).  Any Basis Risk Carryover Amount on any class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of Certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this free writing prospectus).  The ratings on the Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Pursuant to the Pooling and Servicing Agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established as part of the supplemental interest trust, which is held in trust, by the Securities Administrator.  Amounts on deposit in the Excess Reserve Fund Account will not be invested.  The Excess Reserve Fund Account will not be an asset of any REMIC.  Holders of LIBOR Certificates and the Class A-IO Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the Pooling and Servicing Agreement in an amount equal to any Basis Risk Carryover Amount for that class of Certificates.  See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.  The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X Certificates.  Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

The Derivative Agreements

The Derivative Counterparty.  [[●]].

As of the Cut-off Date, the aggregate significance percentage with respect to the Derivative Counterparty will be less than 10%.

Interest Rate Cap Agreement.  On or prior to the Closing Date, the Securities Administrator, as trustee of the Supplemental Interest Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Offered Certificates and the Class M-10 Certificates.

Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made on behalf of the Supplemental Interest Trust on the Closing Date, the Derivative Counterparty is obligated to pay to the Supplemental Interest Trust at least one business day prior to each Distribution Date, commencing with the Distribution Date in January 2007 and ending with the Distribution Date in July 2013, one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over the strike rate on a Scheduled Notional Amount for the related Distribution Date, multiplied by a fraction, the numerator of which is the actual number of days in the accrual period under the Interest Rate Cap Agreement related to such Distribution Date and the denominator of which is 360. The strike rate is equal to 6.50% per annum. The initial Scheduled Notional Amount will equal approximately $63,504,346 for the Distribution Date in January 2007. The Interest Rate Cap Agreement will terminate after the Distribution Date in July 2013.

The Interest Rate Cap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Interest Rate Swap Agreement.  Under the Interest Rate Swap Agreement, one business day prior to each Distribution Date commencing in August 2006, the Securities Administrator, as trustee of the Supplemental Interest Trust, will be obligated to pay to the Derivative Counterparty a fixed amount equal to the product of (a) 5.60%, (b) the Scheduled Notional Amount for the related Distribution Date (as set forth in Annex II hereof) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Derivative Counterparty will be obligated to pay to the Securities Administrator, as trustee of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in each accrual period under the Interest Rate Swap Agreement and the denominator of which is 360.  A Net Derivative Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amount payable by the Derivate Counterparty under the Interest Rate Cap Agreement, or (b) by the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and such amount payable by the Derivative Counterparty under the terms of the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in January 2010 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

The Interest Rate Swap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The respective obligations of the Derivative Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date shall have occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust should terminate or if the Master Servicer exercises its option to purchase the Mortgage Loans pursuant to the Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”  With respect to the Derivative Counterparty, an Additional Termination Event will occur if the applicable long-term unsecured and unsubordinated debt rating of the Derivative Counterparty is withdrawn or downgraded below the specified levels set forth in the Interest Rate Swap Agreement and the Derivative Counterparty fails to either post collateral or obtain a substitute Derivative Counterparty, as more specifically described below.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party (as defined in the Interest Rate Swap Agreement) has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Derivative Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Derivative Counterparty under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust on the business day prior to the related Distribution Date and on the business day prior to subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

If the Derivative Counterparty’s long-term unsecured and unsubordinated debt rating by any rating agency falls below the applicable levels specified in the Interest Rate Swap Agreement, the Derivative Counterparty will be required either to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Derivative Counterparty acceptable to the Securities Administrator and the Rating Agencies that will assume the obligations of the Derivative Counterparty under the Interest Rate Swap Agreement, all as provided in the Interest Rate Swap Agreement.

The Derivative Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement Derivative Counterparty assumes all the obligations of the Derivative Counterparty as set forth in the Interest Rate Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the Offered Certificates and the Class M-10 Certificates will not be downgraded, all as provided in the Interest Rate Swap Agreement.

The Supplemental Interest Trust Account.  The Securities Administrator will establish the Supplemental Interest Trust Account, to be comprised of two sub-accounts, one relating to the Interest Rate Cap Agreement and the other relating to the Interest Rate Swap Agreement, into each of which the Sponsor will make an initial deposit of $500 on the Closing Date. The Securities Administrator will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Securities Administrator, and the Securities Administrator will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Application of Deposits and Payments Received by the Supplemental Interest Trust.  On each Distribution Date (or, in the case of payments to the Derivative Counterparty, the business day prior to such Distribution Date) the Securities Administrator will be required to make the disbursements and transfers of the Supplemental Interest Trust Amount then on deposit in the Supplemental Interest Trust Account in the following order of priority:

(1)

to the Derivative Counterparty, any Net Derivative Payment owed to the Derivative Counterparty for the related Distribution Date;

(2)

to the Derivative Counterparty, any unpaid Swap Termination Payment not due as a result of a Derivative Counterparty Trigger Event owed to the Derivative Counterparty pursuant to the Interest Rate Swap Agreement;

(3)

to the extent unpaid and in the order or priority provided in clauses (iii)(a) through (iii)(c) under “—Distributions of Interest and Principal” above, to the Class A Certificates, any Senior Interest Payment Amounts and to the Class M Certificates, any Interest Payment Amounts;

(4)

to the Class A Certificates (other than the Class A-IO Certificates) and the Class M Certificates, in the order of priority provided in clauses (ii)(A)(b), (ii)(A)(c), (ii)(B)(b) and (ii)(B)(c) under “—Distributions of Interest and Principal” above, an amount necessary to maintain the Overcollateralization Target Amount, after giving effect to distributions pursuant to such clauses;

(5)

to the extent unpaid in clause (iii)(d) under “—Distributions of Interest and Principal” above, sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

(6)

to the extent unpaid in clause (iii)(e) under “—Distributions of Interest and Principal” above, to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(7)

to the extent unpaid in clause (iii)(f) under “—Distributions of Interest and Principal” above, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to the LIBOR Certificates and the Class A-IO Certificates for that Distribution Date to the LIBOR Certificates and the Class A-IO Certificates in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates;

(8)

to the extent unpaid in clause (iii)(g) under “—Distributions of Interest and Principal” above, to the Derivative Counterparty, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event; and

(9)

to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement.

With respect to each Distribution Date, the sum of all amounts distributed in priorities (4) and (5) (with respect to any Unpaid Realized Loss Amount) may not exceed cumulative Realized Losses incurred, as reduced by any amounts previously distributed to the Class A Certificates (other than the Class A-IO Certificates) and the Class M Certificates pursuant to such priorities.

Overcollateralization Provisions

The Pooling and Servicing Agreement requires that the Total Monthly Excess Spread, if any, on each Distribution Date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

The application of Total Monthly Excess Spread to the payment of Extra Principal Payment Amount to the class or classes of Certificates then entitled to distributions of principal has the effect of accelerating the amortization of those Certificates relative to the amortization of the related Mortgage Loans.  The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date will be paid to the holders of the Class X Certificates and will not be available on any future Distribution Date to cover Extra Principal Payment Amounts, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Basis Risk Carryover Amounts.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Payment Amount on those Certificates on that Distribution Date) is the “Overcollateralization Amount” as of that Distribution Date.  On the Closing Date, the initial overcollateralization amount will be equal to approximately $[[●]], which is approximately 1.10% of the aggregate scheduled principal balances of the Mortgage Loans as of the Cut-off Date.  The Pooling and Servicing Agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the Certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that Distribution Date (the excess is referred to as a “Overcollateralization Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Payment Amount.” The required level of the Overcollateralization Amount with respect to a Distribution Date is the “Overcollateralization Target Amount” and is set forth in the definition of Overcollateralization Target Amount in the “Glossary” in this free writing prospectus. As described above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event (as defined in the “Glossary” in this free writing prospectus) exists, the Overcollateralization Target Amount may not “step down.”  Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of Certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to achieve or maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

In the event that an Overcollateralization Target Amount is permitted to decrease or “step down” on a Distribution Date in the future, the Pooling and Servicing Agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X Certificates on that Distribution Date (to the extent not required to pay current interest, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Basis Risk Carryover Amounts to the LIBOR Certificates and the Class A-IO Certificates or any Swap Termination Payment) until the Excess Overcollateralization Amount is reduced to zero.  This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralization Amount.  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Overcollateralization Target Amount is the “Excess Overcollateralization Amount” with respect to that Distribution Date.  If, on any Distribution Date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Overcollateralization Amount is, after taking into account all other distributions to be made on that Distribution Date, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Overcollateralization Target Amount), then any amounts relating to principal that would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X Certificates (to the extent not required to pay current interest, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts and Basis Risk Carryover Amounts to the LIBOR Certificates and the Class A-IO Certificates and any Swap Termination Payment) in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds on any Distribution Date remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and the Class A-IO Certificates on that Distribution Date.

Reports to Certificateholders

On each Distribution Date the Securities Administrator will make available via its internet website to each holder of an Offered Certificate and to the Derivative Counterparty a monthly distribution report, based, in part, on information provided to the Securities Administrator by the Master Servicer, the Servicer and the Derivative Counterparty, containing the following information:

(1)

the amount of each distribution (other than to the Interest-Only Certificates) allocable to principal, separately identifying the aggregate amount of any principal prepayments, Liquidation Proceeds and Subsequent Recoveries;

(2)

the amount of each distribution allocable to interest, any Interest Carry Forward Amounts included in such distribution and any remaining Interest Carry Forward Amounts after giving effect to such distribution, any Basis Risk Carryover Amount for such Distribution Date and the amount of all Basis Risk Carryover Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(3)

if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such Certificateholders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carryover Amount not covered by amounts in the Excess Reserve Fund Account;

(4)

the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(5)

the Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

(6)

the amount of Servicing Fees and Master Servicing Fees with respect to such Distribution Date;

(7)

the Interest Rate for each Class of Certificates with respect to such Distribution Date;

(8)

the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(9)

by Loan Group and in the aggregate, the number and aggregate outstanding principal balances of Mortgage Loans (except those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

(10)

by Loan Group and in the aggregate, with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(11)

by Loan Group and the aggregate, the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(12)

whether a Trigger Event has occurred and is continuing;

(13)

the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(14)

in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(15)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Interest Carry Forward Amounts;

(16)

the Overcollateralization Amount and Overcollateralization Target Amount;

(17)

Prepayment Premiums collected by the Servicer;

(18)

the Cumulative Loss Percentage; and

(19)

the amount of any Net Derivative Payment made to the Supplemental Interest Trust, any Net Derivative Payment made to the Derivative Counterparty, any Swap Termination Payment made to the Supplemental Interest Trust and any Swap Termination Payment made to the Derivative Counterparty.

The Securities Administrator will make the monthly distribution report available via the Securities Administrator’s internet website, initially located at https://www.ctslink.com.  Assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at (301) 815-6600.

FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the Trust, the Servicer and the Master Servicer will receive certain fees payable from the assets of the Trust as set forth in the following table:

Fee Payable To:	Frequency of Payment	Amount of Fee	Source of Payment
Servicer	Monthly

A monthly fee equal to the product of (a) the outstanding Stated Principal Balance of each Mortgage Loan serviced by the Servicer as of the prior Distribution Date (or the Cut-off Date, in the case of the first Distribution Date) and (b) one-twelfth of 0.500%.

Paid out of interest collections in respect of each Mortgage Loan serviced by the Servicer then on deposit in the Collection Account maintained by the Servicer, before any payment to Certificateholders.

Master Servicer	Monthly

A monthly fee equal to the product of (a) the outstanding Stated Principal Balance of each Mortgage Loan as of the prior Distribution Date  (or the Cut-off Date, in the case of the first Distribution Date) and (b) one-twelfth of 0.005%.

Paid out of funds on deposit in the Distribution Account before any payment to Certificateholders.

In its capacities of Securities Administrator and Custodian, Wells Fargo Bank will receive as part of its compensation an allocated portion of the Master Servicing Fee described in the table above.  As compensation, the Trustee will receive a fixed monthly fee paid by the Master Servicer out of its Master Servicing Fee pursuant to a separate agreement between Wells Fargo Bank and the Trustee.

None of the fees set forth above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The following is a summary of the responsibilities of the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian with respect to the Trust.  See “The Servicer,” “The Master Servicer,” “The Securities Administrator,” “The Trustee” and “The Pooling and Servicing Agreement” in this free writing prospectus for a more detailed description of these servicing and administration functions.

Party:	Responsibilities:
Servicer

Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account maintained by the Servicer, and delivering all amounts on deposit in the Collection Account to the Master Servicer for deposit in the Distribution Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance related to the Mortgaged Properties from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making P&I Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations (i.e., servicing advances), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “The Pooling and Servicing Agreement” below.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Pooling and Servicing Agreement;
• collecting monthly remittances from the Servicer for deposit in the Distribution Account on the Servicer Remittance Date;
• reconciling the monthly loan-level report received from the Servicer;
• reviewing the servicing of defaulted Mortgage Loans;
• upon the termination of the Servicer, acting as or appointing a successor servicer; and

•

upon the failure of the Servicer to make any P&I Advances with respect to the Mortgage Loans or certain servicing advances with respect to the Mortgaged Properties, which the Servicer is required to make, making such advances in its capacity as successor servicer to the extent required in the Pooling and Servicing Agreement.

See “The Master Servicer” and “The Pooling and Servicing Agreement” below.
Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• collecting monthly remittances from the Master Servicer for deposit in the Distribution Account and distributing such amounts to Certificateholders on the related Distribution Date ;
• depositing any Net Derivative Payments or Swap Termination Payments into the Supplemental Interest Trust Account;

•

preparing and making available the monthly distribution date statement to Certificateholders based, in part, on information received from the Servicer, the Master Servicer and the Derivative Counterparty;

• distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders or the Derivative Counterparty, as applicable;
• acting in the capacity of certificate registrar and transfer agent with respect to the Certificates;
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust and providing annual information returns to Certificateholders; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust as required by the Securities Exchange Act of 1934, as amended.
See “The Securities Administrator” and “The Pooling and Servicing Agreement” below and “Description of the Certificates—Reports to Certificateholders” above.
Trustee	Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• appointing a successor master servicer in the event the Master Servicer resigns or is removed.
See “The Trustee” and “The Pooling and Servicing Agreement.”
Custodian	Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a secure facility intended for the safekeeping of mortgage files on behalf of the Trust.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Derivative Counterparty, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee.  Except as noted below, funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in certain Permitted Investments, as described under “Description of the Securities—Deposits to the  Trust Account” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Collection Account	Servicer	Any investment earnings will be paid to the Servicer and will not be available for distribution to Certificateholders.
Distribution Account	Securities Administrator	Any investment earnings will be paid to the Securities Administrator and will not be available for distribution to Certificateholders.
Excess Risk Reserve Account	Securities Administrator	No permitted investment of funds on deposit therein.
Supplemental Interest Trust Account	Securities Administrator

Invested in Permitted Investments as described in the Pooling and Servicing Agreement and distributed as part of the distribution from the Supplemental Interest Trust Account as described under “Description of the Certificates—The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust.”

If funds deposited in the Collection Account, Distribution Account or Supplemental Interest Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of the collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in August 2006:

July 1 through July 31	Prepayment Period for prepayments in part:

Principal prepayments in part received by the Servicer during the related Prepayment Period (July 1 through July 31) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

July 2 through August 1	Due Period:

Payments due during the related Due Period (July 2 through August 1) from the borrowers will be deposited in the Servicer’s Collection Account as received and will include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

July 16 through August 15	Prepayment Period for prepayments in full:

Principal prepayments in full received by the Servicer during the related Prepayment Period (July 16 through August 15) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

August 15	Determination Date:

All collections and recoveries received by the Servicer with respect to the Mortgage Loans on or prior to the related Determination Date will be remitted to the Master Servicer on the Servicer Remittance Date.  Unless deemed a nonrecoverable advance, the Servicer will make a P&I Advance for the August 1 scheduled payment on any Mortgage Loan which is not received by the Determination Date.

August 21	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Distribution Account on or prior to the 21st day of each month (or if the 21st day is not a business day, the immediately succeeding business day), as specified in the Pooling and Servicing Agreement.

August 24	Derivative Agreements Payment Date:

One business day immediately before the related Distribution Date, the Derivative Counterparty will pay to the Securities Administrator for deposit into the Supplemental Interest Trust, any Net Derivative Payments or Swap Termination Payments required to be paid by the Derivative Counterparty under the Derivative Agreements, or the Securities Administrator will pay to the Derivative Counterparty any Net Derivative Payments or Swap Termination Payments required to be paid by the Securities Administrator under the Derivative Agreements, as applicable.

July 31	Record Date:	Distributions will be made to Certificateholders of record for the Class A-IO Certificates as of the last business day of the calendar month immediately preceding the related Distribution Date.
August 24	Record Date:	Distributions will be made to Certificateholders of record for all classes (other than the Class A-IO Certificates) as of the business day immediately preceding the related Distribution Date.
August 25	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account and the Supplemental Interest Trust Account.

Succeeding months follow the same pattern.

THE SPONSOR AND SELLER

HSBC Bank USA, National Association (the “Sponsor” or “HSBC Bank”) is a member of the HSBC Group, one of the world’s largest banking and financial services groups.  The HSBC Group is an international commercial and investment banking and financial services organization with some 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa.  HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

The Sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of Currency.  The Sponsor’s deposits are insured by the FDIC up to applicable limits.  The Sponsor’s domestic operations are primarily in New York State.  The Sponsor also has banking branch offices in Pennsylvania, Florida, Oregon, Washington, California and Washington D.C.  In addition to its domestic offices, the Sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The Sponsor is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nations ten largest bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc.  At December 31, 2005, the Sponsor represented approximately 97.93% of the consolidated assets of HSBC USA Inc. and had assets of approximately $150.7 billion.  The Sponsor had outstanding approximately $138.8 billion of obligations, including deposits totaling approximately $95.0 billion and approximately $24.9 billion of long-term debt, and total shareholders’ equity of approximately $11.9 billion.

The Sponsor has five lines of business:

•

The Personal Financial Services segment provides a broad range of financial products and services including installment and revolving term loans, deposits, branch services, mutual funds, investments and insurance.  Residential mortgage lending provides loan financing through direct retail and wholesale origination channels.

•

The Consumer Finance segment includes point of sale and other lending activities primarily to meet the financial needs of individuals. Specifically, operating activity within the Consumer Finance segment relates to various consumer loans, private label credit card receivables, and retained interests in securitized receivable trusts.

•

Private Banking offers a full range of services for high-net worth individuals and families including deposits, tailored credit and banking, investment management, trust and estate administration, custody and retirement services.  In addition, Private Bank professionals are able to leverage the Sponsor’s vast global capabilities, resources and expertise on behalf of clients - capabilities ranging from wealth and tax advisory, philanthropy, and family office advisory, to structured products, real estate and middle market lending.

•

Commercial Banking provides loan and deposit products to small and middle-market corporations including specialized products such as real estate financing.  Various credit and trade related products are also offered including standby facilities, performance guarantees and acceptance.

•

Corporate, Investment Banking and Markets provide tailored financial products and services to major government, corporate and institutional clients.  It includes four main business lines:  corporate and institutional banking, investment banking, markets and transaction banking.  HSBC Securities (USA) Inc., a subsidiary of HSBC Markets (USA) Inc., serves as a primary dealer in U.S. government and federal agency securities.

Securitization Program

As of this date, the Sponsor has not directly been engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

Pursuant to a service level agreement between the Sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the “Service Provider”), the Sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the “Primary Assets”) through wholesale and retail channels.  Such mortgage loans are originated pursuant to such third party originator’s independent underwriting criteria.  Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Primary Assets are sold by the Sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Primary Assets or secured by the Primary Assets.  The Sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Primary Assets.  If it is later determined the Primary Assets fail to conform to the specified representations and warranties, the Sponsor may have an obligation to repurchase such Primary Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Primary Assets.  To mitigate these risks, however, the Sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

Prior to this offering, the Sponsor has participated as sponsor in the following residential mortgage securitizations:

•

$616,819,000 Mortgage Pass-Through Certificates, Series 2005-NC1 (Issue date: August 25, 2005)

•

$443,553,000 Mortgage Pass-Through Certificates, Series 2005-NC2 (Issue date: October 6, 2005)

•

$500,606,000 Mortgage Pass-Through Certificates, Series 2005-OPT1 (Issue date: November 22, 2005)

•

$571,994,000 Mortgage Pass-Through Certificates, Series 2005-I1 (Issue date: December 16, 2005)

•

$963,458,000 Mortgage Pass-Through Certificates, Series 2006-FF1 (Issue date: January 23, 2006)

•

$944,514,000 Mortgage Pass-Through Certificates, Series 2006-OPT1 (Issue date: February 1, 2006)

•

$1,361,390,000 Mortgage Pass-Through Certificates, Series 2006-OPT2 (Issue date: February 27, 2006)

•

$320,960,000 Mortgage Pass-Through Certificates, Series 2006-NC1 (Issue date: March 6, 2006)

•

$942,961,000 Mortgage Pass-Through Certificates, Series 2006-OPT3 (Issue date: April 3, 2006)

•

$932,781,000 Mortgage Pass-Through Certificates, Series 2006-OPT4 (Issue date: April 26, 2006)

•

$1,188,076,000 Mortgage Pass-Through Certificates, Series 2006-FF5 (Issue date: May 2, 2006)

•

$1,136,968,000 Mortgage Pass-Through Certificates, Series 2006-FF7 (Issue date: May 26, 2006)

As of this date, no events of default or early amortization events, or other trigger events based on pool performance, have occurred in any of the above securitization transactions.  Neither the Sponsor nor any of its affiliates are engaged in the servicing of securitization assets or in the retention of any servicing rights in any of the above securitization transactions.

The Sponsor has in the past and may in the future provide warehouse financing to a third party originator of Primary Assets, which Primary Assets may eventually be included in one or more of the Sponsor’s securitized pools.

The Sponsor does not rely on the securitization program as a material source of funds.

THE DEPOSITOR

The Depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005.  The principal office of the Depositor is located at 452 Fifth Avenue, New York, New  York  10018 and its telephone number is (212) 525-8119.  The Depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

Since its incorporation, the business operations of the Depositor have been limited to the acquisition of residential mortgage loans from the Sponsor and the sale and pooling of such loans by the Depositor through the creation of one or more securitization trusts, which trusts, in exchange for the mortgage loans, issue mortgage pass-through certificates or notes evidencing an interest in, or secured by a pledge or assignment of, such mortgage loan assets.

It is expected that the Depositor’s future business operations will be limited to the acquiring and pooling of residential mortgage loans and securities, offering agency securities or other mortgage-or assets-related securities, and related activities.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

After the sale and pooling of mortgage loan assets and other related securities to a securitization trust in exchange for the issuance of mortgage-backed securities issued by such entity, the Depositor may be required (to the extent specified in the related securitization documents) to perform certain actions on a continual basis, including but not limited to:

•

Upon the discovery of the breach of any representation or warranty made by the Depositor in respect of a mortgage loan that materially and adversely affects the value of that loan, to repurchase the mortgage loan from the trustee, or deliver a qualified substitute mortgage loan (as defined in the related securitization documents);

•

To make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage loans;

•

To arrange for replacement interest rate cap contracts, interest rate swap agreements and other yield supplement agreements in the event the applicable derivative instrument issued in the related securitization transaction is terminated early;

•

To prepare and file certain reports required under the Securities Exchange Act of 1934, as amended;

•

To notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related securitization agreements; and

•

To provide the applicable trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the securitization agreements.

Generally, however, it is expected that certain of the above functions will be performed by the Depositor’s agents or one or more of the securities administrator and the master servicer in accordance with the related pooling and servicing agreements and related securitization agreements, as described in this free writing prospectus.

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates (Registration No. 333-131607).

THE MASTER SERVICER

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as the Master Servicer pursuant to the Pooling and Servicing Agreement, the most significant provisions of which are summarized below.  Wells Fargo Bank will also act as Securities Administrator and Custodian for the Trust.  See “The Securities Administrator” and “Administration of Trust” in this free writing prospectus.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor, the Servicer, the Trustee and other parties to this transaction may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 20045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  As of March 31, 2006, Wells Fargo Bank was acting as a master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

The Servicer has primary responsibility to service the Mortgage Loans in accordance with the servicing provisions of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement” in this free writing prospectus.  The Master Servicer is responsible for oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement, as described under “Administration of the Trust.”  In particular, the Master Servicer will independently calculate monthly Mortgage Loan balances based on Servicer data, compare its results to the Servicer loan-level reports and reconcile any discrepancies with the Servicer.  The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust, including the removal of the Servicer. See “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus. However, the Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except as provided in the Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the Master Servicing Fee as described under “Fees and Expenses of the Trust.”  In the event the Master Servicer assumes the duties of the Servicer under the Pooling and Servicing Agreement, it shall be entitled to receive as compensation the Servicing Fees and other compensation that would have been payable to the Servicer under the Pooling and Servicing Agreement.

Under the terms of the Pooling and Servicing Agreement, the Securities Administrator may withdraw from the Distribution Account (i) the Master Servicing Fee with respect to each Distribution Date, (ii) investment income payable to the Securities Administrator; (iii) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable Mortgage Loan proceeds, (iv) amounts in respect of reimbursements to which the Master Servicer, the Securities Administrator or the Servicer is entitled in accordance with the terms of the Pooling and Servicing Agreement, subject to the limit on such amounts described below under “—Indemnification and Third Party Claims,” and (v) any other amounts permitted to be withdrawn under the terms of the Pooling and Servicing Agreement.  The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will be required to pay the costs associated with monitoring the Servicer without any right of reimbursement.  The Master Servicer will also be required to pay the costs of terminating the Servicer, appointing a successor servicer or the costs of transferring servicing from the Servicer to the Master Servicer but will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Pooling and Servicing Agreement.  To the extent such servicing transfer costs are not paid by the Servicer or the successor servicer, the Master Servicer may be reimbursed by the Trust for all out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from the Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, or resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the Pooling and Servicing Agreement.  The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Trustee and the Trust constitutes the sole remedy of the Depositor, the Trustee and the Trust in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification shall survive termination of the Master Servicer under the Pooling and Servicing Agreement, and the termination of the Pooling and Servicing Agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain (collectively, a “Loss”) as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.  The Depositor and the Trustee will be required to notify the Master Servicer if a claim is made by a third party as required under the Pooling and Servicing Agreement.  The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee or the Trust in respect of such claim.

The Trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all Losses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Pooling and Servicing Agreement or the Certificates, except to the extent that any such Loss is related to (i) a material breach of the Master Servicer’s representations and warranties in the Pooling and Servicing Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or its reckless disregard of its duties and obligations under the Pooling and Servicing Agreement.  The Master Servicer shall be entitled to reimbursement for any such indemnified amounts from funds on deposit in the Distribution Account.  Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in “— Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment.  However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Pooling and Servicing Agreement.  The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability.  However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interests of the Certificateholders under that agreement.  In the event of any litigation regarding the Master Servicer’s duties, the expenses and costs of such action and of any liability resulting from such action shall be borne by the Trust.

The Master Servicer will not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in monitoring and overseeing the obligations of the Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

Except as described below, the Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Pooling and Servicing Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer.  However, the Master Servicer will have the right with the prior written consent of the Depositor (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, and in compliance with the other requirements set forth in the Pooling and Servicing Agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Pooling and Servicing Agreement shall be payable to such successor master servicer after such transfer, but shall in no event exceed the compensation payable to the Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement.  However, the successor master servicer must be an entity that is qualified and approved to service Mortgage Loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

The Master Servicer will be permitted to resign if the Master Servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee.  No such resignation will become effective until the Trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer’s responsibilities and obligations under the Pooling and Servicing Agreement.

If at any time, Wells Fargo Bank, as Securities Administrator, resigns or is removed as Securities Administrator pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Master Servicer under the Pooling and Servicing Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Pooling and Servicing Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:

(a)

any failure by the Master Servicer to cause to be deposited in the Distribution Account any amounts received by it from the Servicer or to make any P&I Advance required to be made by it under the terms of the Pooling and Servicing Agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

(b)

failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of Certificates evidencing at least 25% of the voting rights;

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

(d)

the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)

the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;

(f)

except as otherwise permitted in the Pooling and Servicing Agreement, the Master Servicer attempts to assign its responsibilities under the Pooling and Servicing Agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator or the Depositor;

(g)

the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the Pooling and Servicing Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days); or

(h)

failure of the Master Servicer to timely provide the Depositor with certain certifications and reports required by Regulation AB in accordance with the Pooling and Servicing Agreement.

By written notice, the Trustee may, at the direction of Certificateholders representing a majority of the voting rights in the Certificates, waive any default by the Master Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and at the direction of a majority of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Pooling and Servicing Agreement and, any mortgage files related to any Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Pooling and Servicing Agreement.

Assumption of Master Servicing by Trustee

In the event the Master Servicer can no longer function in that capacity under the Pooling and Servicing Agreement, the Trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement or the Trustee shall appoint a Freddie Mac or Fannie Mae approved Servicer which is acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any other successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Pooling and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Pooling and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all Losses incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under such agreement.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of the Master Servicer in the event of such resignation or termination for cause), the Master Servicer will be required to deliver to any successor all documents and records relating to each Mortgage Loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

THE SERVICER

General

National City Home Loan Services, Inc. (the “Servicer”) will act as servicer of the Mortgage Loans.  The information contained in this free writing prospectus with regard to the Servicer has been provided by the Servicer.  The Servicer will be required to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

The Servicer is a Delaware corporation and a wholly owned operating subsidiary of National City Bank of Indiana, which is a subsidiary of National City Corporation.  The Servicer is a full-service, non-conforming mortgage servicing company headquartered in Pittsburgh, Pennsylvania. The loan servicing portfolio is serviced at offices located in Pittsburgh, Pennsylvania.  The Servicer has been servicing non-conforming mortgage loans for approximately 16 years under various corporate names: American Financial Corporation, Altegra Credit Company and, since 2002, under the corporate name of National City Home Loan Services, Inc.  The Servicer currently ranks as the thirteenth (13th) largest U.S. non-conforming residential mortgage servicer.  The Servicer is an affiliate of First Franklin through common parent ownership.

Currently, substantially all of the Servicer’s servicing portfolio consists of non-prime mortgage loans and variable rate home equity lines of credit, consisting of fixed-rate and adjustable-rate first and fixed rate second lien balloon payment mortgage loans and variable rate home equity lines of credit.  Prior to January 1, 2005, the closed-end first and second mortgage loans in the Servicer’s servicing portfolio were originated or acquired by the Mortgage Loan Seller and loans originated thereafter were generally originated by First Franklin and other third party originators and acquired by the Mortgage Loan Seller.  The home equity lines of credit were originated by National City Bank of Indiana and are currently owned by other affiliates of National City Corporation.  The following table reflects the size and composition of Servicer’s servicing portfolio of non-prime mortgage loans as of the end of each indicated period.

National City Home Loan Services, Inc.’s

Non-prime Servicing Portfolio

(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of March 31, 2006

$18,751,589	$23,049,992	$37,591,777	$40,539,901

The Servicer began interim servicing for the Mortgage Loan Seller and its investor base in August 2002.  In December, 2004, the Servicer began retaining servicing for the Mortgage Loan Seller’s investors on a permanent basis.  As of March 31, 2006, the Servicer serviced approximately 96,125 loans with an aggregate unpaid principal balance of approximately $17.6 billion included in twenty-one (21) outstanding securitizations.

The Servicer is rated “Above Average” as a residential nonprime mortgage servicer and alternative residential mortgage servicer by S&P.  The Servicer has an “RPS2-” rating as a primary servicer of residential non-prime and Alt-A products and an “RSS3+” rating as a special servicer from Fitch.  The Servicer is also rated “SQ2+” as a primary servicer of nonprime and second lien loans and “SQ2” as a special servicer by Moody’s.

Servicer’s Delinquency and Foreclosure Experience

The Servicer’s portfolio may differ significantly from the Mortgage Loans in the Final Mortgage Loan Pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.  The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Final Mortgage Loan Pool.  The Servicer’s delinquency results are calculated utilizing MBA methodology.

There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans included in the Trust will be comparable.  The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon (a) the value of real estate securing the Mortgage Loans and (b) the ability of borrowers to make required payments.

Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Trust’s Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of the Servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.

Servicer’s Policies and Procedures

The Servicer has established standard policies for the servicing and collection of mortgage loans.  The Servicer’s procedures for the servicing and collection functions, include the following:

•

collecting, aggregating and remitting mortgage loan payments;

•

accounting for principal and interest;

•

holding escrow (impound) funds for payment of taxes and insurance;

•

making inspections as required of the mortgaged properties;

•

supervision of delinquent mortgage loans;

•

loss mitigation efforts;

•

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

•

generally administering the mortgage loans, for which it receives servicing fees.

The Servicer’s collection operation is a high touch unit that utilizes the early indicator scoring model, the Avaya autodialer (the “dialer”), and manual calling campaigns.  Individual ownership is key to the Servicer’s collection philosophy.  The purpose of the dialer and the early indicator model is to quickly and efficiently reduce the delinquency so that collectors can manually work their individual portfolios.  In managing the liquidation of defaulted mortgage loans, the Servicer generally will have sole discretion to take such action in maximizing recoveries to investors, including selling defaulted mortgage loans and REO properties.  The bankruptcy unit’s primary responsibilities are to protect the asset while a mortgage loan is going through the bankruptcy process. This responsibility is fulfilled by ensuring that borrowers make payments as required under the Bankruptcy Code. If this cannot be accomplished, the Servicer will seek relief through the bankruptcy court, including filing a motion from relief from the automatic stay, to enable the Servicer to commence foreclosure, as necessary. After a loan has been charged off, the Servicer’s recovery team performs all aspects of the collection-related activity, including, but not limited to, borrower contact, credit bureau maintenance and tax reporting, which may result in recovery of the charged-off amount.

Over the past three years, there has been no material change in the Servicer’s servicing policies and procedures.

Prior Securitizations

During the three years preceding the date of this free writing prospectus, the Servicer has not been notified and is not aware that any of the residential mortgage loan securitization pools serviced by the Servicer have experienced servicing events of default, termination triggers or early amortization events because of servicing by the Servicer, and the Servicer has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger.  During such time, the Servicer also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank will act as the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to approximately $829,726,924,092 of outstanding residential mortgage-backed securities.

As Securities Administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

As Securities Administrator, Wells Fargo Bank will act as paying agent and in such capacity will make distributions on the Certificates and prepare and provide monthly distribution statements to Certificateholders with respect to such distributions.  See “Description of the Certificates—Report to Certificateholders” in this free writing prospectus.  The Securities Administrator will also act as transfer agent and certificate registrar for the Certificates.  Certificates may be surrendered and a copy of the Pooling and Servicing Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - FFML 2006-FF9, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

The Securities Administrator’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement.  See “Administration of the Trust” and “The Pooling and Servicing Agreement” in this free writing prospectus.  The fees of the Securities Administrator will be remitted by the Master Servicer from its master servicing compensation in accordance with a separate fee schedule agreed to between Wells Fargo Bank and the Trust.  See “Fees and Expenses of the Trust” in this free writing prospectus.  The Securities Administrator will also be entitled to retain as additional compensation any investment earnings on amounts on deposit in the Distribution Account pending distributions to Certificateholders on the related Distribution Date.

If at any time Wells Fargo Bank, as Master Servicer, resigns or is removed as Master Servicer pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Securities Administrator under the Pooling and Servicing Agreement.

THE CUSTODIAN

Wells Fargo Bank will act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity, as of March 31, 2006, of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

Deutsche Bank National Trust Company (“Deutsche Bank”) is the Trustee.  Deutsche Bank is a national banking association.  Deutsche Bank has previously been appointed to the role of trustee for numerous mortgaged-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates.

The Trustee will perform certain functions on behalf of the Trust and for the benefit of the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement” in this free writing prospectus.

THE POOLING AND SERVICING AGREEMENT

The Issuing Entity

On the Closing Date, and until the termination of the Trust pursuant to the Pooling and Servicing Agreement, “First Franklin Mortgage Loan Trust 2006-FF9” will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund created thereunder.

On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Excess Reserve Fund Account on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

On the Closing Date, the Supplemental Interest Trust will be created under the Pooling and Servicing Agreement by the Depositor, and its assets will consist of the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and such assets as from time to time are deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.  See “Description of the Certificates—The Derivative Agreements.”

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicer and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.  See “The Depositor,” “The Master Servicer,” “The Servicer,” “The Securities Administrator” and “The Trustee” in this free writing prospectus.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “—Amendment.”

If the assets of the Trust are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—The Credit Enhancement Features May Be Inadequate to Provide Protection for the Offered Certificates” in this free writing prospectus. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or the Mortgage Loan Seller, it is not anticipated that the Trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Servicing Provisions of the Pooling and Servicing Agreement

In servicing the Mortgage Loans, the Servicer will be required to use the same care as the Servicer customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.  The following is a description of the more material servicing provisions of the Pooling and Servicing Agreement.

Servicing Compensation and Payment of Expenses.  As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer is entitled to the servicer compensation set forth under “Fees and Expenses of the Trust.”  In addition, the Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items; however, Prepayment Premiums may not be retained by the Servicer as additional servicing compensation.  The Servicer will also be entitled to withdraw from the Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts.  In addition, the Servicer will be entitled to retain any net Prepayment Interest Excesses related to the Mortgage Loans serviced by the Servicer for any Distribution Date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments that are received during the related Prepayment Period.  See “—Prepayment Interest Shortfalls” below.  The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in the Pooling and Servicing Agreement.

P&I Advances. The Servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each Mortgage Loan, subject to its determination in its good faith business judgment that such advance would be recoverable.  P&I Advances made by the Servicer are reimbursable to such Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the Certificates.  Notwithstanding the Servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the Trust.  The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable) will advance its own funds to make P&I Advances if the Servicer fails to do so, subject to its own recoverability determination and as required under the Pooling and Servicing Agreement.  See “Description of the Certificates—Payments on the Mortgage Loans” in this free writing prospectus.

Servicing Advances. The Servicer is required to advance amounts with respect to the Mortgage Loans serviced by the Servicer, subject to its determination that such advance would be recoverable.  Servicing advances are “out-of-pocket” costs and expenses relating to:

•

the maintenance, preservation, restoration, inspection and protection of the Mortgaged Property;

•

enforcement or judicial proceedings, including foreclosures and litigation;

•

executing and recording instruments of satisfaction, deeds of reconveyance or assignments of mortgages; and

•

certain other customary amounts described in the Pooling and Servicing Agreement.

These servicing advances by the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the advancing party subject to certain conditions and restrictions.  In the event that, notwithstanding the good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the Servicer (or other advancing party) will be entitled to reimbursement for that advance from the Trust.

Recovery of Advances.  The Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the Pooling and Servicing Agreement, including from the collection of principal and interest on the Mortgage Loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan (excluding Prepayment Premiums).  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the Collection Account.

The Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the Servicer (or the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer’s certificate of the Servicer delivered to the Trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls.  In the event of any voluntary principal prepayments on any Mortgage Loans (excluding any payments made upon liquidation of any Mortgage Loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the month in which the applicable Distribution Date occurs, the amount of those shortfalls in interest collections resulting from those voluntary principal prepayments will first be netted against the amount of interest received on Mortgage Loans that prepay from the 1st day of the month in which the Distribution Date occurs through the 15th day of that month representing interest that accrued on those Mortgage Loans during that period (“Prepayment Interest Excesses”).  If there still remains a net shortfall, then the Servicer will be obligated to pay by no later than the Servicer Remittance Date preceding the applicable Distribution Date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the Servicing Fee collected for that Distribution Date  (“Compensating Interest”).

Master Servicer, Servicer and Securities Administrator Reports.  The Master Servicer is required to deliver to the Securities Administrator and the Depositor a report setting forth the information necessary for the Securities Administrator to make the distributions set forth under “Description of the Certificates—Reports to Certificateholders” in this free writing prospectus and containing the information to be included in the monthly distribution statement for that Distribution Date delivered by the Securities Administrator to the Certificateholders.

The Pooling and Servicing Agreement will provide that on or before March 1 of each year, beginning March 2007, (1) the Servicer, the Master Servicer and the Custodian will each provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is responsible for any servicing function relating to the Mortgage Loans will also provide, by such date, to the Depositor and the Securities Administrator, as applicable, a report on an assessment of compliance with the AB Servicing Criteria.

Each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the related assessment of compliance with the AB Servicing Criteria.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide for delivery to the Depositor and the Securities Administrator, as applicable, on or before March 1 of each year, beginning March 2007, of a separate annual statement of compliance from each of the Servicer, the Master Servicer and the Securities Administrator, to the effect that, to the best knowledge of the signing officer, each such party has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth above under “The Securities Administrator” in this free writing prospectus.  These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Collection and Other Servicing Procedures.  The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the provisions of the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the Mortgage Loans.  Consistent with the above, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the Pooling and Servicing Agreement.

The Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each Mortgage Loan.

If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless the Servicer’s exercise of such “due-on-sale” clause acceleration rights is (i) prohibited by law or (ii) would impair or threaten recovery under any primary mortgage insurance policy related to such Mortgage Loan.  If the Servicer is prohibited from exercising such “due-on-sale” acceleration rights for either of the foregoing reasons, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, the Mortgage Rate borne by the mortgage note relating to the Mortgage Loan may not be decreased.  For a description of circumstances in which the Servicer may be unable to enforce “due-on-sale” clauses, see “Material Legal Aspects of the Loans—Due-on-Sale Clauses” in the accompanying prospectus.

Hazard Insurance.  The Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the outstanding principal balance of such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a co-insurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such Mortgaged Property.  As set forth above, all amounts collected by the Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer’s normal servicing procedures, will ultimately be deposited in the Collection Account.  The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower.  The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer having a general policy rating of A:VI or better in Best’s (or another comparable rating), insuring against losses on the Mortgage Loans.  If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Collection Account the sums which would have been deposited in such Collection Account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans.  The Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer’s general loan servicing activities and the Pooling and Servicing Agreement; provided, that the Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless the Servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the Servicer.

Removal and Resignation of the Servicer.  The Master Servicer may, and, at the direction of Certificateholders representing a majority of voting rights in the Certificates, is required to, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a) through (h) below. Each of the following constitutes the “Servicer event of default”:

(a)

any failure by the Servicer to remit to the Master Servicer any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the Depositor, the Master Servicer, the Securities Administrator or the Trustee, or by the holders of Certificates entitled to at least 25% of the voting rights in the Certificates; or

(b)

any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the Servicer by the Depositor, the Master Servicer, the Securities Administrator or the Trustee, or by any holders of Certificates entitled to at least 25% of the voting rights in the Certificates and (ii) actual knowledge of such failure by a servicing officer of the Servicer; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

(d)

the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e)

the Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)

any breach of a representation and warranty of the Servicer, which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the Servicer by the Master Servicer, the Securities Administrator, Trustee or by the Depositor, or by the holders of Certificates entitled to at least 25% of the voting rights in the Certificates;

(g)

Fitch reduces its primary subprime Servicer rating of the Servicer to “RPS3” or lower, Moody’s reduces its primary subprime Servicer rating of the Servicer to “SQ3” or lower, or S&P reduces its primary subprime servicer rating of the Servicer to “Average” or lower, and any such downgrade continues unremedied for a period of 90 days; or

(h)

Any failure by the Servicer to duly perform, within the required time periods, its obligations to provide any reports on assessment and attestation of compliance with relevant servicing criteria, certain related officer’s certifications and other notifications required by Regulation AB, as provided under the Pooling and Servicing Agreement.

Except to permit subservicers as provided under the Pooling and Servicing Agreement to act as subservicers, the Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties imposed on it by the Pooling and Servicing Agreement except by mutual consent of the Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that the Servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense.  No such resignation will become effective until a successor has assumed such Servicer’s responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Upon removal or resignation of the Servicer, in accordance with the Pooling and Servicing Agreement, the Master Servicer will be the successor servicer after a transition period not to exceed 90 days, except that the Master Servicer will be obligated to immediately make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  If, however, the Master Servicer is unwilling or unable to act as successor servicer, or if the holders of Certificates entitled to at least a majority of the voting rights in the Certificates so request, the Master Servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

The Servicer and any successor servicer will at all times maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and maintain its license to do business or service residential Mortgage Loans in any jurisdictions in which the Mortgaged Properties are located.  Any successor servicer will also be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer.

The Master Servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the Collection Account) as the Servicer or such greater compensation if consented to by the Rating Agencies rating the Certificates and Certificateholders representing a majority of voting rights in the Certificates.

Termination; Optional Clean-up Call

The Master Servicer, upon the instruction of the Depositor, shall have the option to purchase the Mortgage Loans on the initial optional termination date, which is the Distribution Date following the month in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and on each Distribution Date thereafter.  If the Depositor fails to give such instruction, the Master Servicer shall have the right to purchase the Mortgage Loans and terminate the Trust on the Distribution Date following the month in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and each Distribution Date thereafter.  Any such purchase of the Mortgage Loans would result in the payment on that Distribution Date of the final distribution on the Certificates and the termination of the Trust.  The purchase price for the Mortgage Loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans related to any REO Property) plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable), (iv) any unreimbursed indemnification payments payable under the Pooling and Servicing Agreement and (v) any outstanding amounts (including any termination payments) owed to the Derivative Counterparty.  The purchase of the Mortgage Loans and REO Properties would result in the final distribution on the Offered Certificates on that Distribution Date.

Notwithstanding the foregoing, if any Rating Agency has rated a class of NIM Securities then outstanding that is backed by the Class X and Class P Certificates, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be permitted to exercise its option to purchase the Mortgage Loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the Certificateholders (other than the holders of the Class X, Class P and Class R Certificates), the distribution of the remaining proceeds to the Class X and Class P Certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, or (ii) (A) prior to that purchase, the Master Servicer remits to the Securities Administrator an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, and (B) the Securities Administrator remits that amount directly to the indenture trustee under the indenture creating the NIM Securities.

The Trust also is required to terminate upon notice to the Trustee of either the later of:  (i) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or P&I Advances of same by the Servicer), or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The Trustee may at any time resign and be discharged from the Trust by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in the notice.  If no qualified successor trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling and Servicing Agreement and shall fail to resign after written request by the Depositor, then the Depositor or any Servicer may remove the Trustee and appoint a successor trustee. Holders of Certificates evidencing at least a majority of the voting rights may also, at any time, remove the Trustee and appoint a successor trustee.

Certain Matters Regarding the Depositor, the Servicer, the Securities Administrator and the Trustee

The Pooling and Servicing Agreement provides that none of the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Servicer, the Securities Administrator or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor’s, the Servicer’s, the Securities Administrator’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

The Depositor, the Servicer, the Securities Administrator, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement or (ii) the performance of their respective duties pursuant to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of the Depositor’s, the Servicer’s, the Securities Administrator’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

None of the Depositor, the Servicer, the Securities Administrator or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Servicer, the Securities Administrator and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders.  In the event the Depositor, the Servicer, the Securities Administrator or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer, the Securities Administrator and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust assets.

Amendment

The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement by written agreement, without notice to, or consent of, the holders of the Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision, to add to the duties of the parties to that agreement, to comply with any requirements in the Code or to conform the Pooling and Servicing Agreement to the prospectus and prospectus supplement provided to investors in connection with the offering of the Offered Certificates.  The Pooling and Servicing Agreement may also be amended to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Certificates.

The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement, with the consent of holders of Certificates evidencing percentage interests aggregating not less than 66⅔% of each class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above without the consent of the holders of Certificates of that class evidencing percentage interests aggregating not less than 66⅔% of that class, or (iii) reduce the percentage of the Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Certificates then outstanding.

Notwithstanding the foregoing, any amendment to the Pooling and Servicing Agreement which would adversely affect the rights of the Derivative Counterparty under the Derivative Agreements or the Mortgage Loan Seller under the Pooling and Servicing Agreement will require the prior consent of the Derivative Counterparty or the Mortgage Loan Seller, respectively.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.  For the 1/29 Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans and the Non-Delay Adjustable Rate Mortgage Loans, a 100% Prepayment Assumption as used in this free writing prospectus is the “ARM 1 Pricing Prepayment Speed,” which assumes a constant prepayment rate (“CPR”) of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of 1/29 adjustable rate mortgage loans, 2/28 adjustable rate mortgage loans and non-delay adjustable rate mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-second month.  From the twenty-third month until the twenty-seventh month the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum.  Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month.  For the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans, a 100% Prepayment Assumption as used in this free writing prospectus is the “ARM 2 Pricing Prepayment Speed,” which assumes a CPR of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of 3/27 adjustable rate mortgage loans and 5/25 adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the thirtieth month.  From the thirty-first month until the thirty-seventh month, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum.  Beginning in the thirty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month.  For the Fixed Rate Mortgage Loans, a 100% Prepayment Assumption as used in this free writing prospectus is the “Fixed Pricing Prepayment Speed,” which assumes a CPR of 4.00% per annum of the then-outstanding principal balance of a hypothetical pool of  fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 23.00% per annum in each month thereafter until 27.00% CPR is reached in the twelfth month. For each month thereafter during the life of such mortgage loans, the Fixed Pricing Prepayment Speed assumes a constant prepayment rate of 27.00% CPR per annum each month.

Since the tables set forth below were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.  In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

•

the Closing Date for the Certificates occurs on July 7, 2006;

•

distributions on the Certificates are made on the 25th day of each month irrespective of whether such day is a business day, commencing in July 2006, in accordance with the priorities described in this free writing prospectus;

•

the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•

prepayments include 30 days’ interest on the related Mortgage Loan;

•

the optional clean-up call is not exercised (except with respect to the weighted average life to call);

•

the Overcollateralization Target Amount is initially as specified in this free writing prospectus and thereafter decreases in accordance with the provisions in this free writing prospectus;

•

with respect to each Adjustable Rate Mortgage Loan, (a) the Mortgage Rate for each Mortgage Loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate) and (b) the Six-Month LIBOR Loan Index remains constant at [[●]]%;

•

One-Month LIBOR remains constant at [[●]]%;

•

the ARM 1 Pricing Prepayment Speed, ARM 2 Pricing Prepayment Speed and Fixed Pricing Prepayment Speed are each capped at 85% CPR for any Distribution Date;

•

no delinquencies or defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced;

•

scheduled payments of interest and/or principal on the Mortgage Loans are received on the first day of each month commencing in the calendar month in which the Closing Date occurs and are computed prior to giving effect to prepayments received on the last day of the calendar month preceding the calendar month in which the Closing Date occurs;

•

prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month preceding the calendar month in which the Closing Date occurs;

•

the initial Class Certificate Balance of each class of Certificates is as set forth on the cover page of this free writing prospectus;

•

interest accrues on each class of Certificates at the applicable Interest Rate set forth or described in this free writing prospectus;

•

the Servicing Fee Rate with respect to each Mortgage Loan will be 0.500% per annum;

•

the Master Servicing Fee Rate with respect to each Mortgage Loan will be 0.000% per annum;

•

no Swap Termination Payment occurs; and

•

the assumed mortgage loans have the approximate initial characteristics described below:

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Group	Type	Index Name	Gross Interest Rate (%)	Cut-off Date Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Initial Interest-Only Period (Months)	Remaining Interest-Only Period (Months)	Gross Margin (%)	Next Rate Reset (Months)	Rate Reset Frequency (Months)	Minimum Rate (%)	Maximum Rate (%)	Initial Cap (%)	Periodic Cap (%)

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case.  Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans that will be delivered to the Trustee and characteristics of the mortgage loans assumed in preparing the tables in this free writing prospectus.

General

Each Interest Accrual Period for those Offered Certificates entitled to interest payments (other than the Class A-IO Certificates) will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the Closing Date) through the day before the applicable Distribution Date.  The Interest Accrual Period for the Class A-IO Certificates will be the calendar month preceding the applicable Distribution Date, assuming a 360-day year consisting of twelve 30-day months.

Defaults

The yield to maturity of the Offered Certificates, and particularly the Class M Certificates, will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates (other than the Class A-IO Certificates), the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group, in the case of the Senior Certificates, and on all of the Mortgage Loans, in the case of the Class M Certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this free writing prospectus).  Because approximately 71.89% of the Mortgage Loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have Prepayment Premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included in the Mortgage Notes.  See “The Mortgage Loan Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional repurchase of the remaining Mortgage Loans in the Trust in connection with the termination of the Trust, in each case as described in this free writing prospectus) will result in distributions on the Offered Certificates (other than the Class A-IO Certificates) of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to rise remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings in the case of Adjustable Rate Mortgage Loans.  In addition, certain of the Adjustable Rate Mortgage Loans will have their initial Adjustment Date one, two, three or five years after their origination.  The Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable Rate Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Interest Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this free writing prospectus.  The Interest Rate for the Class A-IO Certificate for any Distribution Date up to and including the Distribution Date in September 2007 will be lesser of (i) 1.50% per annum and (ii) the Class A-IO Available Funds Cap and for any Distribution Date thereafter will equal zero.

The Interest Rate for each class of LIBOR Certificates may be calculated by reference to the net Mortgage Rates of the Mortgage Loans, which, in the case of Adjustable Rate Mortgage Loans, are based on the Loan Index.  If the Adjustable Rate Mortgage Loans bearing higher Mortgage Rates, either through higher margins or an increase in the Loan Index (and consequently, higher net Mortgage Rates) or the Fixed Rate Mortgage Loans with higher fixed Mortgage Rates were to prepay, the weighted average net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index.  It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR.  If the sum of One-Month LIBOR plus the applicable interest margin for a class or classes of LIBOR Certificates were to be higher than the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, the Interest Rate on the related LIBOR Certificates would be lower than otherwise would be the case.  Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carryover Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

The weighted average lives of the Offered Certificates (and the yields on the Offered Certificates to the extent they are purchased at a premium) will also be affected by repurchases or repayments of the Mortgage Loans caused by (i) a breach of the Mortgage Loan Seller’s or Sponsor’s representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Pool — Representations and Warranties Relating to the Mortgage Loans” or (ii) the exercise by the Master Servicer of the option (either upon the Depositor’s instructions or voluntarily) to purchase the Mortgage Loans as described under “The Pooling and Servicing Agreement — Termination, Optional Clean-up Call.”

Sensitivity of Interest-Only Certificates

The yields of the Interest-Only Certificates will be extremely sensitive to the rate and timing of principal prepayments on the related Mortgage Loans.

Prospective investors in the Interest-Only Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on the Interest-Only Certificates, the following table indicates the pre-tax yields to call (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the applicable prepayment assumption (as described below) shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Interest-Only Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Interest-Only Certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest-Only Certificates and consequently do not purport to reflect the return on any investment in the Interest-Only Certificates when such reinvestment rates are considered.  The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Notional Balance by the number of years from the date of issuance of the Interest-Only Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of the Class Notional Balance described in clause (1) above.  It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until call.  (Weighted average lives are shown for illustrative purposes only as the Interest-Only Certificates are not entitled to distributions of principal and therefore have no weighted average lives.)  The timing of changes in the rate of prepayments may significantly affect the actual yields to call and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following table was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the Final Mortgage Loan Pool, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the assumed purchase price (expressed as a percentage of the Class Notional Balance), exclusive of accrued interest, is as set forth below and (2) the Interest Rate and initial Class Notional Balance of the Interest-Only Certificates are as set forth or described herein.

Pre-Tax Yield* to Call of the Class A-IO Certificates
(Assumed Purchase Price Percentage of [[●]]%)

Percentage of CPR
	79%	80%	81%
Yield (%)*
Weighted Average Life to call (years) **
Payment Window (months)

*

Corporate bond equivalent basis.

**

Weighted Average Life has been calculated based on the Class Notional Balance of the Class A-IO Certificates.

The Mortgage Loans in each Loan Group may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to call and weighted average lives for the Interest-Only Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of the Interest-Only Certificates will be as assumed.  Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase an Interest-Only Certificate.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those Certificates.  If at any time the Overcollateralization Amount is less than the Overcollateralization Target Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of Certificates then entitled to distributions of principal, thus reducing the weighted average lives of those Certificates.  The actual Overcollateralization Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance as to when or whether the Overcollateralization Amount will build to the Overcollateralization Target Amount, or that, once achieved, it will not fall below that Overcollateralization Target Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the LIBOR Certificates and the Class A-IO Certificates and expenses at the Expense Fee Rate.  Mortgage Loans with higher adjusted net Mortgage Rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage Loans with higher net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower net Mortgage Rates in response to a given change in market interest rates.  Any disproportionate prepayments of Mortgage Loans with higher net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates (other than the Class A-IO Certificates).

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Class M Certificates

Each class of the Class M Certificates provides credit enhancement for certain other classes of Certificates that have a higher payment priority, and each class of the Class M Certificates may absorb losses on the Mortgage Loans.  The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans.  If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a related Class M Certificate, the actual yield to maturity on such holder’s Certificate may be lower than the yield expected by such holder based on that assumption.  Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the class of the related Class M Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of Certificates, following all distributions on a Distribution Date exceeds the total principal balances of the related Mortgage Loans.  As a result of such a reduction of the Class Certificate Balance of a class of Class M Certificates, less interest will accrue on those classes than would otherwise be the case.

The Principal Payment Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan.  If such net proceeds are less than the unpaid principal balance of the liquidated Mortgage Loan, the total principal balances of the Mortgage Loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M Certificates then outstanding with the lowest relative payment priority will bear such loss.  In addition, the Class M Certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the Certificates with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Class M Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class M Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the Certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” above.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases.  However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of Certificates.  See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class.  Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates.  Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see “—Decrement Tables”  below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Class A-IO Certificates) that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes.  The tables have been prepared on the basis of the structuring assumptions.  It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the Mortgage Loans are consistent with the remaining terms to maturity and Mortgage Rates of the Mortgage Loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
% of prepayment assumption	50%	75%	100%	150%	200%

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class I-A PREPAYMENT SCENARIO					Class II-A-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class II-A-2 PREPAYMENT SCENARIO					Class II-A-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class II-A-4 PREPAYMENT SCENARIO					Class M-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-2 PREPAYMENT SCENARIO					Class M-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-4 PREPAYMENT SCENARIO					Class M-5 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-6 PREPAYMENT SCENARIO					Class M-7 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-8 PREPAYMENT SCENARIO					Class M-9 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)

________________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)

Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

[*

Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for each class of Offered Certificates (other than the Class A-IO Certificates) is the Distribution Date occurring in June 2036.  The Final Scheduled Distribution Dates for all such classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.  The Final Scheduled Distribution Date for the Class A-IO Certificates is the Distribution Date occurring in September 2007.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates (other than the Class A-IO Certificates) will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date.  In addition, since the Class Notional Balance of the Class A-IO Certificates is the lesser of its scheduled notional balance and the Pool Balance as of the beginning of the related Due Period, an increased rate of prepayments on the Mortgage Loans could reduce the Class Notional Balance of such class to zero significantly earlier than its Final Scheduled Distribution Date.  The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above in this free writing prospectus and “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect. All of these authorities are subject to change and any change can apply retroactively.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The Pooling and Servicing Agreement provides that a designated portion of the Trust will comprise one or more “Lower-Tier REMICs” and a single “Upper-Tier REMIC” organized in a tiered REMIC structure.  Elections will be made to treat each Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC for federal income tax purposes. The Class R Certificates will represent ownership of the sole class of residual interest in each Lower-Tier REMIC and the Upper-Tier REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower-Tier REMIC and the Upper-Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

The Pooling and Servicing Agreement provides that, for federal income tax information reporting purposes, each Offered Certificate shall be treated as representing ownership of two things:  (i) a regular interest in the Upper-Tier REMIC (the “REMIC regular interest component”) and (ii) an interest in a notional principal contract (the “Cap Contract”) between the holder of the Offered Certificate on the one hand and the holder of the Class X Certificate on the other hand.

The REMIC regular interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cash Flow such that the amount of principal and interest reported with respect to the REMIC regular interest component for income tax purposes will not be diminished by any Swap Termination Payments and (ii) the Interest Rate on the REMIC regular interest component of a LIBOR Certificate, for income tax reporting purposes, will be determined without regard to the Group 1 Available Funds Cap, the Group 2 Available Funds Cap, or the Class M Available Funds Cap, as applicable, but will instead be based on the “REMIC Available Funds Cap.”

Similarly, the REMIC regular interest component of a Class A-IO Certificate will be entitled to receive interest payments at the times and in the amounts equal to those made on the Class A-IO Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cash Flow such that the amount of interest reported with respect to the REMIC regular interest component for income tax purposes will not be diminished by any Swap Termination Payments and (ii) the Class A-IO Available Funds Cap will be computed for income tax reporting purposes by (a) disregarding any Swap Termination Payment and (b) computing any Net Derivative Payment made to the Derivative Counterparty by assuming that the Scheduled Notional Amount under the Interest Rate Swap Agreement is for each Distribution Date not greater than the Pool Balance as of the beginning of the related Due Period.

Any amount payable on an Offered Certificate in excess of the amount payable on its REMIC regular interest component will be deemed to have been paid to the holder of the Offered Certificate by the holder of the Class X Certificate pursuant to the terms of the Cap Contract.  Alternatively, any amount reported as payable on the REMIC regular interest component in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder to the holder of the Class X Certificate pursuant to the Cap Contract.

Each holder of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component of that Certificate as discussed under “Federal Income Tax Consequences” in the accompanying prospectus.  In addition, each such Certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Component” below.  Prospective investors should review the discussion under “Federal Income Tax Consequences” in the accompanying prospectus and are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

The remaining portion of this discussion assumes that the rights of the holders of Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

Allocations.  A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components – the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Cap Contract components will be assumed to have insignificant value relative to the REMIC regular interest components or such other value as specified in the Pooling and Servicing Agreement.  The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale.  Assuming that a Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the REMIC regular interest component will be treated as described in the prospectus under “Federal Income Tax Consequences— REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Original Issue Discount.  Interest on the REMIC regular interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting.  In addition, the REMIC regular interest component of the Class A-IO Certificates will, and the REMIC regular interest components of certain other Offered Certificates could, be considered to have been issued with OID.  See “Federal Income Tax Consequences—Taxation of Owners of Regular Securities— REMICs—Original Issue Discount” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable Prepayment Assumption.  No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.  OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Cap Contract Component

As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Certificate.  As of the Closing Date, the Cap Contract components are expected to have insignificant value.  The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract.  Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments received by the holder of an Offered Certificate that are considered to be paid under the Cap Contract will be treated as periodic payments received on a notional principal contract, and any payments that the holder of an Offered Certificate is considered to have made to the holder of the Class X Certificate pursuant to the Cap Contract will be treated as periodic payments paid on a notional principal contract.  To the extent the sum of such periodic payments received for any year exceeds the sum of that year’s amortized cost of the Cap Contract component and any periodic payments made, such excess is ordinary income.  If for any year the sum of that year’s amortized cost plus any periodic payments made exceeds the sum of the periodic payments received, such excess is allowable as an ordinary deduction, subject to limitations on the deductibility of miscellaneous itemized deductions in the case of individuals, estates and trusts.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Trust would be so treated.  In addition, to the extent a REMIC regular interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that certificate or component, as applicable, would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.  The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  In light of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see “Federal Income Tax Consequences— REMICs—Administrative Matters” and “—Taxation of Certain Foreign Investors” in the prospectus.

STATE AND LOCAL TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction.  Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans. See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to HSBC Securities (USA), Inc., one of the Underwriters, Prohibited Transaction Exemption (“PTE”) 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  The receivables covered by the Exemption include secured residential loans, such as the Mortgage Loans in the Trust.  The Exemption provides exemptive relief to Certificates rated in the two highest generic rating categories in certain designated transactions, provided the conditions of the Exemption (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates, are the following:

(i)

The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(ii)

The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the two highest generic rating categories from Fitch, Moody’s or S&P and the rights and interests evidenced by such Certificates are not subordinated to the rights of any other class of Certificates issued by the Trust;

(iii)

The Trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

(iv)

The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer’s services under the Pooling and Servicing Agreement and reimbursement of the Servicer’s reasonable expenses in connection with its services; and

(v)

The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust.  This relief is not available to Plans sponsored by the Depositor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the “Restricted Group”).

As of the date of this free writing prospectus, there is no obligor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust.  In addition, each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Senior Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Senior Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Senior Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and after the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement satisfies the terms and conditions of the Exemption. See “ERISA Considerations” in the prospectus. The rating of a Senior Certificate may change. If the rating of a class of Senior Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such Offered Certificate in these circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Derivative Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold a Senior Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Senior Certificate or any interest therein, prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, shall be deemed to have represented, by virtue of its acquisition or holding of the Senior Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, any Senior Certificate whose rating has fallen to below AA- (or its equivalent) could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

If any Senior Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Senior Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

As the loan-to-value ratios of certain of the Mortgage Loans are in excess of 100% and the Subordinate Certificates are subordinate in the case of losses to the Senior Certificates, the Subordinate Certificates (as well as any certificate that was originally eligible for relief under the Exemption but whose rating is below “AA-” or “Aa3” upon its acquisition, collectively, “ERISA Restricted Offered Certificates”) do not meet the requirements of the Exemption, so that a Plan may have engaged in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds such Certificates.  Consequently, transfers of an ERISA Restricted Offered Certificate will not be registered by the Securities Administrator unless:

•

the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•

if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing such ERISA Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60.

It should be noted that PTCE 95-60 would also cover any potential prohibited transactions discussed herein in connection with payments under the Interest Rate Swap Agreement if a Subordinate Certificate covered by such agreement is purchased by a plan investor that is an insurance company general account.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates.  Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

LEGAL INVESTMENT

The Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA so long as those Certificates are rated in one of the two highest rating categories by Fitch, Moody’s or S&P.  The Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA and as a result, the appropriate characterization of the such Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, is subject to significant interpretive uncertainties.

Other than as set forth in the above paragraph, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the Underwriters by Sidley Austin LLP, New York, New York.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Moody’s and S&P:

Class	Fitch	Moody’s	S&P
A-IO	AAA	Aaa	AAA
I-A	AAA	Aaa	AAA
II-A-1	AAA	Aaa	AAA
II-A-2	AAA	Aaa	AAA
II-A-3	AAA	Aaa	AAA
II-A-4	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA+	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA-	A1	AA
M-5	A+	A2	AA-
M-6	A	A3	A+
M-7	A-	Baa1	A-
M-8	BBB+	Baa2	BBB+
M-9	BBB	Baa3	BBB

A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, prepayment interest shortfalls or Relief Act shortfalls, the payment of the Basis Risk Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.  Explanations of the significance of such ratings may be obtained from Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody’s or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

GLOSSARY

The following terms have the meanings given below when used in this free writing prospectus.

“1/29 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“2/28 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“3/27 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“5/25 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 2/28 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 3/27 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 5/25 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“AB Servicing Criteria” means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

“Additional Termination Event” has the meaning set forth in the Interest Rate Swap Agreement.

“Adjustable Rate Mortgage Loan” means a Mortgage Loan for which the related mortgage note provides for adjustment of the applicable Mortgage Rate.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Adjustable Rate Mortgage Loans” means Mortgage Loans for which the related Mortgage Loans provides for adjustment of the applicable Mortgage Rate is described under “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Affected Party” has the meaning set forth in the Interest Rate Swap Agreement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates— Distributions of Interest and Principal” in this free writing prospectus.

“ARM 1 Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“ARM 2 Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.”

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian and the Derivative Counterparty:  (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer on or prior to the related Determination Date, after deduction of the applicable Servicing Fee in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the Servicer to the Master Servicer in respect of prepayment interest shortfalls for that Distribution Date; (iv) the proceeds from repurchases of Mortgage Loans, and any Substitution Adjustment Amounts received in connection with substitutions for Mortgage Loans, with respect to that Distribution Date; and (v) the proceeds of any optional clean-up call. The holders of the Class P Certificates will be entitled to all Prepayment Premiums received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Balloon Loans” means any Mortgage Loan that provides for (1) equal monthly scheduled payments that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan, with interest thereon.

“Balloon Payments” means the final payment on Balloon Loans due on their maturity date that are significantly larger than the regularly monthly scheduled payment.

“Basic Principal Payment Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralization Amount, if any, for that Distribution Date.

“Basis Risk Carryover Amount” has the meaning set forth in “Description of the Certificates— Excess Reserve Fund Account” in this free writing prospectus.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Book-Entry Certificates” means the Certificates, other than the Definitive Certificates.

“Cap Contract” has the meaning set forth in “Federal Income Tax Considerations—Taxation of the Offered Certificates” in this free writing prospectus.

“Certificate Group” means the Group I Certificates or the Group II Certificates, as applicable.

“Certificateholder” means any person acquiring a beneficial ownership interest in any Certificate.

“Certificates” means collectively, the Senior Certificates and the Subordinate Certificates.

“Class A Certificates” means, collectively, the Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

“Class Certificate Balance” means, with respect to any class of Offered Certificates (other than the Class A-IO Certificates) and the Class M-10 Certificates as of any Distribution Date, the aggregate principal amount of that class upon initial issuance on the Closing Date reduced by the sum of (i) all amounts previously distributed to holders of Certificates of that class as distributions of principal and (ii) in the case of any class of Class M Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Class M Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that Distribution Date).

“Class Notional Balance” means, with respect to the Class A-IO Certificates with respect to any Distribution Date will be the lesser of (i) the scheduled notional balance for such class set forth in the schedule in “Description of the Certificates—Distributions of Interest and Principal” and (ii) the Pool Balance on the first day of the related Due Period.

 “Class M Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Class M Certificates” means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Class M Principal Payment Amount” for any Distribution Date and any class of Class M Certificates is the lesser of (i) the excess of (a) the Principal Payment Amount over (b) the aggregate amount distributed on that Distribution Date as principal to all classes of Certificates more senior than that class of Class M Certificates (provided, however, for this purpose, the Class M-1, Class M-2 and Class M-3 Certificates will be treated as having the same seniority) and (ii) the excess of (a) the sum of the aggregate Class Certificate Balances of all class of Certificates more senior than that class of Class M Certificates (after giving effect to all amounts distributed on that Distribution Date to those classes of more senior Certificates (provided, however, for this purpose, the Class M-1, Class M-2 and Class M-3 Certificates will be treated as having the same seniority)) and the Class Certificate Balance of that class of Class M Certificates immediately prior to that Distribution Date over (b) the lesser of:

(x)

the percentage set forth in the table below for the applicable class of Class M Certificates multiplied by the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date:

Class	Percentage
M-1, M-2 and M-3	81.40%*
M-4	84.50%
M-5	87.50%
M-6	90.30%
M-7	92.90%
M-8	94.50%
M-9	95.90%
M-10	97.80%

(y)

and the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, until the Class Certificate Balance of that class of Class M Certificates has been reduced to zero.

*The amount calculated according to such percentage will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates.

“Closing Date” means July 7, 2006.

“Code” has the meaning set forth in “Federal Income Tax Considerations” in this free writing prospectus.

“Collection Account” means the account maintained by the Servicer on behalf of the Trust as described under “Administration of the Trust—Trust Accounts.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Condemnation Proceeds” means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“CPR” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Credit Enhancement Percentage” means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M Certificates and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the related Principal Payment Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.

“Cumulative Loss Percentage” means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Cumulative Loss Trigger Event” means, with respect to any Distribution Date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring In:	Loss Percentage:

July 2008 through June 2009	1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
July 2009 through June 2010	2.75% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
July 2010 through June 2011	4.35% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
July 2011 through June 2012	5.65% for the first month, plus an additional 1/12th of 0.65% for each month thereafter
July 2012 and thereafter	6.30%

“Custodian” means as of the Closing Date, Wells Fargo Bank.

“Cut-off Date” means June 1, 2006.

“Defaulting Party” has the meaning set forth in the Interest Rate Swap Agreement.

“Definitive Certificate” means a physical certificate representing any Certificate.

“Delinquency Rate” means for any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of the Mortgage Loans that are 60 days or more Delinquent (including Mortgage Loans in foreclosure, Mortgage Loans related to REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy but not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans (not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month.

“Delinquency Trigger Event,” means the event that will be in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of LIBOR Certificates then outstanding:

Class	Percentage
A	41.75%
M-1	51.49%
M-2	65.63%
M-3	78.34%
M-4	94.00%
M-5	116.57%
M-6	150.21%
M-7	205.22%
M-8	264.92%
M-9	355.38%
M-10	662.31%

“Delinquent,” with respect to any Mortgage Loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that Mortgage Loan.

“Depositor” means HSI Asset Securitization Corporation.

“Derivative Agreements” means the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

“Determination Date” means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

“Derivative Counterparty” means [[●]].

“Derivative Counterparty Trigger Event” means, the occurrence of any of the following events: (i) a Swap Default with respect to which the Derivative Counterparty is a Defaulting Party, (ii) a Termination Event (other than a “Tax Event” or “Illegality”) with respect to which the Derivative Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Derivative Counterparty is the sole Affected Party.

“Distribution Account” means the account maintained by the Securities Administrator on behalf of the Trust as described under “Administration of the Trust—Trust Accounts.”

“Distribution Date” has the meaning set forth in “Description of the Certificates—Distributions” in this free writing prospectus.

“DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

“Early Termination Date” has the meaning set forth in the applicable ISDA Master Agreement.

“ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Euroclear Operator” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Euroclear System” means Euroclear Bank S.A./NV as operator of the Euroclear System.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates— Excess Reserve Fund Account” in this free writing prospectus.

“Excess Overcollateralization Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Exemption” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Expense Adjusted Mortgage Rates” for any Distribution Date means the applicable Mortgage Rate for each Mortgage Loan as of the first day of the related Due Period minus the Expense Fee Rate.

“Expense Fee Rate” means, with respect to any Mortgage Loan, a per annum rate equal to the sum of the applicable Servicing Fee Rate and the Master Servicing Fee Rate. See “The Pooling and Servicing Agreement— Servicing Provisions of the Pooling and Servicing Agreement” in this free writing prospectus.

“Extra Principal Payment Amount” means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

“Final Mortgage Loan Pool” has the meaning set forth in “The Mortgage Loan Pool—The Statistical Cut-off Date” in this free writing prospectus.

“Final Scheduled Distribution Date” means, for the Offered Certificates (other than the Class A-IO Certificates), the Distribution Date occurring in June 2036; for the Class A-IO Certificates, the Distribution Date occurring in September 2007.

“First Franklin” means First Franklin, a division of National City Bank of Indiana.

“First Lien Mortgage Loans” means Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

“Fitch” means Fitch, Inc.

“Fixed Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Fixed Rate Mortgage Loans” means a Mortgage Loan for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of these Mortgage Loans.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Group I Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group I Certificates” has the meaning set forth in “Description of the Certificates—Allocation of Principal Payments to the Class A Certificates” in this free writing prospectus.

“Group I Mortgage Loans” means the Mortgage Loans described under “The Mortgage Loan Pool—The Group I Mortgage Loans.”

“Group I Principal Payment Amount” for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group I Certificates.

“Group I Senior Principal Payment Amount” for any Distribution Date means the lesser of (i) the Group I Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 65.10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Group II Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group II Certificates” has the meaning set forth in “Description of the Certificates—Allocation of Principal Payments to the Class A Certificates” in this free writing prospectus.

“Group II Mortgage Loans” means the Mortgage Loans described under “The Mortgage Loan Pool—The Group II Mortgage Loans.”

“Group II Principal Payment Amount” for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group II Certificates.

“Group II Senior Principal Payment Amount” for any Distribution Date means the lesser of (i) the Group II Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 65.10% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

“Group Percentage” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group Principal Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

(1)

with respect to the Group I Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

(2)

with respect to the Group II Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

“Group Subordinate Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“HSBC Bank” has the meaning set forth in “The Sponsor and Seller” in this free writing prospectus.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Initial Sale Date” means the date on which the Sponsor purchased the Mortgage Loans from the Mortgage Loan Seller.

“Insurance Proceeds” means, with respect to each Mortgage Loan, proceeds of insurance policies (including any primary mortgage insurance policy) insuring the Mortgage Loan or the related Mortgaged Property.

“Interest Accrual Period” means, for the LIBOR Certificates and any Distribution Date, the actual number of days elapsed during the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.  The Interest Accrual Period for the Class A-IO Certificates and any Distribution Date will be the calendar month immediately preceding the month in which the related Distribution Date occurs, assuming a 360-day year consisting of twelve 30-day months.

“Interest Carry Forward Amount” means, for each class of LIBOR Certificates and Class A-IO Certificates on any Distribution Date, the sum of, if applicable, (i) the excess of (a) the sum of (x) the Interest Payment Amount with respect to the current Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus (y) the portion of Interest Payment Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, over (b) the amount actually paid to such class with respect to interest on such prior Distribution Dates, and (ii) interest on the amount in clause (i) above at the applicable Interest Rate (to the extent permitted by applicable law).

“Interest Margin Securities” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

“Interest-Only Certificates” means the Class A-IO Certificates.

“Interest Payment Amount” means, for each class of LIBOR Certificates and Class A-IO Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance (or in the case of the Class A-IO Certificates, the related Class Notional Balance) immediately prior to such Distribution Date at the related Interest Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Interest Rate” has the meaning set forth in “Description of Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Interest Rate Cap Agreement” means the interest rate cap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, as trustee of the Supplemental Interest Trust, and the Derivative Counterparty.

“Interest Rate Swap Agreement” means the interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, as trustee of the Supplemental Interest Trust, and the Derivative Counterparty.

“Interest Remittance Amount” means, with respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

“IRS” means the Internal Revenue Service.

“ISDA Master Agreement” means the International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency – Cross Border).

“Issuing Entity” means the Trust.

“LIBOR Certificates” has the meaning set forth in “Description of the Certificates—General” in this free writing prospectus.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise.

“Loan Group” means the Group I Mortgage Loans or the Group II Mortgage Loans.

“Loan Index” has the meaning set forth in “The Mortgage Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Lower-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Master Mortgage Loan Purchase and Servicing Agreement” means the amended and restated master mortgage loan purchase and servicing agreement, dated as of January 1, 2006, by and among the Sponsor, the Mortgage Loan Seller and the Servicer.

“Master Servicer” means on the Closing Date, Wells Fargo.

“Master Servicer Event of Default” has the meaning set forth in “The Master Servicer—Master Servicer Events of Default; Waiver; Termination” in this free writing prospectus.

“Master Servicing Fee Rate” means the applicable annual rate with respect to the Master Servicer set forth under “Fees and Expenses of the Trust.”

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool” in this free writing prospectus.

“Mortgage Loan Purchase Agreement” means the mortgage loan purchase agreement, dated as of April 1, 2006, between the Sponsor and the Depositor.

“Mortgage Loan Seller” means First Franklin Financial Corporation, a wholly owned subsidiary of National City Bank of Indiana.

“Mortgage Rate” means for any Mortgage Loan, the applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

“Mortgaged Property” means the related property securing the Mortgage Loan.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

“Net Derivative Payment” means, the net payment required to be made one business day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amounts payable by the Derivative Counterparty under the Interest Rate Cap Agreement, or (b) the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any such amount payable by the Derivative Counterparty under the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

“NIM Securities” means the net interest margin securities issued in any NIMS Transaction.

“NIMS Transaction” means the placement of the Class P and Class X Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

“Non-Delay Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Offered Certificates” has the meaning set forth in “Description of the Certificates—General” in this free writing prospectus.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date.  If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market.  The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Originator” means First Franklin, a division of National City Bank of Indiana, together with other third party originators as described in “Underwriting Guidelines” in this free writing prospectus.

“Overcollateralization Amount” is described in “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Reduction Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Target Amount” means, prior to the Stepdown Date, an amount equal to 1.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.  On and after the Stepdown Date, an amount equal to the greater of (i) 2.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Overcollateralization Target Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the Mortgage Loans but instead remain the same as the prior period’s Overcollateralization Target Amount until the Distribution Date on which a Trigger Event no longer exists.  When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Overcollateralization Target Amount will thereafter equal zero.

“P&I Advances” means advances made by the Servicer or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the servicing fee.

 “Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Pool Balance” means, with respect to any date of determination, the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement dated as of June 1, 2006 by and among the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Mortgage Loan Seller and the Trustee.

“Prepayment Interest Excess” has the meaning set forth in “The Pooling and Servicing Agreement—Servicing Provisions of the Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Prepayment Period” means, with respect to any Distribution Date and any principal prepayments in full including unscheduled receipts of principal, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs.   With respect to principal prepayments in part, the calendar month preceding the month in which the Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.

“Principal Payment Amount” has the meaning set forth in “Description of the Certificates— Distributions of Interest and Principal” in this free writing prospectus.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the Mortgage Loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of Mortgage Loans that are distributable on that Distribution Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any Mortgage Loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

“PTE” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Prospectus Directive” has the meaning set forth in the Notice “For European Investors Only.”

“Rating Agencies” means each of Fitch, Moody’s and S&P.

“Realized Loss” is the excess of the scheduled principal balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect to that Mortgage Loan that are allocated to principal.

“Record Date” means, with respect to the Offered Certificates (other than the Class A-IO Certificates), the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related Distribution Date.  The Record Date for the Class A-IO Certificates will be the last business day of the month immediately preceding the related Distribution Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time

“REO Property” means all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan.

“Reference Banks” means leading banks selected by the Securities Administrator, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“REIT” has the meaning set forth in “Federal Income Tax Consequences—Status of the Offered Certificates” in this free writing prospectus.

“Relevant Implementation Date” has the meaning set forth in the Notice “For European Investors Only.”

“Relevant Member State” has the meaning set forth in the Notice “For European Investors Only.”

“Relief Act” means the Servicemembers Civil Relief Act and any similar state statutes.

“REMIC Available Funds Cap” means for any Distribution Date and each REMIC regular interest component the excess, if any, of (i) the weighted average of the Expense Adjusted Mortgage Rates on all of the Mortgage Loans as of the beginning of the related Due Period over (ii) the quotient of (a) the product of (I) the sum of (1) the Net Derivative Payment made to the Derivative Counterparty for such Distribution Date (computed for this purpose by assuming that the Scheduled Notional Amount under the Interest Rate Swap Agreement is for each Distribution Date not greater than the Pool Balance as of the beginning of the related Due Period) plus (2) the Senior Interest Payment Amount on the Class A-IO Certificates for such Distribution Date, multiplied by (ii) 12, divided by (b) the Pool Balance as of the beginning of the related Due Period.

“REMIC regular interest component” has the meaning set forth in “Federal Income Tax Consequences – Taxation of the Offered Certificates” in this free writing prospectus.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rolling Three Month Delinquency Rate” means, with respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

“S&P” means Standard & Poor’s Ratings Services.

“Sample Mortgage Loan Pool” has the meaning set forth in “The Mortgage Loan Pool—The Statistical Cut-off Date” in this free writing prospectus.

“Scheduled Notional Amount” means, for each Distribution Date and the Interest Rate Swap Agreement, the amount set forth in Annex II to this free writing prospectus, and for each Distribution Date and the Interest Rate Cap Agreement, the amount set forth in Annex III to this free writing prospectus. The initial Scheduled Notional Amount for the Interest Rate Swap Agreement will be approximately $1,669,331,085, and the initial Scheduled Notional Amount for the Interest Rate Cap Agreement will be approximately $63,504,346.

“Securities Administrator” means Wells Fargo Bank, in its capacity as Securities Administrator.

“Senior Certificates” means the Class A Certificates.

“Senior Interest Payment Amount” means, for any Distribution Date and any class of Class A Certificates, the sum of the Interest Payment Amount and the Interest Carry Forward Amount, if any, for that Distribution Date for that class.

“Servicer” means as of the Closing Date, National City Home Loan Services, Inc., a Delaware corporation and wholly owned operating subsidiary of National City Bank of Indiana.

“Servicing Fee” a monthly fee paid to the Servicer as described under “Fees and Expenses of the Trust” in this free writing prospectus.

“Servicing Fee Rate” means the applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust.”

“Servicer Remittance Date” will be the 21st of each month or if that day is not a business day, the immediately succeeding business day.

“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this free writing prospectus.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Sponsor” means HSBC Bank USA, National Association.

“Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Statistical Cut-off Date” means May 1, 2006.

“Stepdown Date” means the earlier to occur of (i) the first Distribution Date following the Distribution Date on which on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (a) the Distribution Date in July 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the Mortgage Loans for that Distribution Date but prior to any applications of Principal Payment Amounts to the Certificates on that Distribution Date) is greater than or equal to 34.90%.

“Subordinate Certificates” means the Class M Certificates.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Substitute Mortgage Loan” means a Mortgage Loan substituted by the Mortgage Loan Seller or the Sponsor for a Mortgage Loan that is in breach of such Mortgage Loan Seller’s or Sponsor’s respective representations and warranties regarding the Mortgage Loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Mortgage Loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Mortgage Loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Mortgage Loan in breach; (iv) be of the same type as the Mortgage Loan in breach; and (v) comply with each representation and warranty made by the Mortgage Loan Seller.

“Substitution Adjustment Amount” has the meaning set forth in “The Mortgage Loan Pool—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Supplemental Interest Trust” means, a separate trust created under the Pooling and Servicing Agreement that will hold the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

“Supplemental Interest Trust Account” means, a trust account maintained on behalf of the Supplemental Interest Trust by the Securities Administrator.

“Supplemental Interest Trust Amount” means, for any Distribution Date, the sum of any Net Derivative Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under “Description of the Certificates—Distributions of Interest and Principal” or (ii) received from the Derivative Counterparty pursuant to the terms of the Derivative Agreements as described under “Description of the Certificates—The Derivative Agreements—Interest Rate Cap Agreement” and “—Interest Rate Swap Agreement.”

“Swap Default” means “Failure to Pay” and “Bankruptcy” as provided in Section 5(a)(i) and Section 5(a)(vii) (other than Section 5(a)(vii)(2)) of the ISDA Master Agreement, respectively.

“Swap Early Termination” means, the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

“Swap Termination Payment” means, any termination payment that either the Supplemental Interest Trust or the Derivative Counterparty may be liable to make to the other upon any Swap Early Termination.

“Tax Counsel” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Termination Event” The events under the Interest Rate Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

•

“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement making a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement, respectively.

“Total Monthly Excess Spread” as to any Distribution Date equals the excess, if any, of (x) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the Servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate, over (y) the amounts paid to the classes of Certificates and the Derivative Counterparty pursuant to clause (i) under the tenth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Trust” means “First Franklin Mortgage Loan Trust 2006-FF9”, the trust formed pursuant to the Pooling and Servicing Agreement.

“Trust Accounts” means the Collection Account, the Distribution Account, the Excess Risk Reserve Account and the Supplemental Interest Trust Account as described under “Administration of the Trust—Trust Accounts.”

“Trustee” means Deutsche Bank National Trust Company.

“Underwriters” means each of HSBC Securities (USA) Inc., Blaylock & Company, Inc. and NatCity Investments, Inc.

“Unpaid Realized Loss Amount” means, with respect to any class of Class M Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recovery on all previous Distribution Dates.  Any amounts distributed to a class of Class M Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

“Upper-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Wells Fargo Bank” means Wells Fargo Bank, N.A.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.

from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.

from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.

from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.

from a non-U.S. holder that is an intermediary (i.e., a person acting as a Custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)

if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)

stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)

certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)

certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)

providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)

if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)

stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)

certifying that the nonqualified intermediary is not acting for its own account,

(iii)

certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)

providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.

from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

(i)

provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)

provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)

can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX II

INTEREST RATE SWAP SCHEDULE

Distribution Date occurring in:	Scheduled Notional Amount ($):	Rate of Payment (%):
July 2006	0.00	5.60
August 2006	1,669,331,085.00	5.60
September 2006	1,646,866,161.00	5.60
October 2006	1,618,711,710.00	5.60
November 2006	1,584,897,843.00	5.60
December 2006	1,545,509,051.00	5.60
January 2007	1,500,686,259.00	5.60
February 2007	1,450,632,470.00	5.60
March 2007	1,395,605,069.00	5.60
April 2007	1,335,919,982.00	5.60
May 2007	1,271,955,784.00	5.60
June 2007	1,211,058,422.00	5.60
July 2007	1,153,079,733.00	5.60
August 2007	1,097,879,676.00	5.60
September 2007	1,045,324,937.00	5.60
October 2007	995,288,604.00	5.60
November 2007	947,649,862.00	5.60
December 2007	902,293,900.00	5.60
January 2008	859,111,008.00	5.60
February 2008	817,996,955.00	5.60
March 2008	778,838,574.00	5.60
April 2008	710,972,823.00	5.60
May 2008	649,735,980.00	5.60
June 2008	594,492,585.00	5.60
July 2008	544,563,328.00	5.60
August 2008	499,389,769.00	5.60
September 2008	472,368,107.00	5.60
October 2008	446,835,499.00	5.60
November 2008	422,705,252.00	5.60
December 2008	394,673,814.00	5.60
January 2009	368,724,173.00	5.60
February 2009	344,683,018.00	5.60
March 2009	322,399,181.00	5.60
April 2009	301,722,261.00	5.60
May 2009	282,522,234.00	5.60
June 2009	264,688,502.00	5.60
July 2009	249,983,111.00	5.60
August 2009	236,109,669.00	5.60
September 2009	223,020,396.00	5.60
October 2009	210,670,287.00	5.60
November 2009	199,016,954.00	5.60
December 2009	188,020,582.00	5.60
January 2010	177,643,433.00	5.60
February 2010 and thereafter	0.00	5.60

ANNEX III

INTEREST RATE CAP SCHEDULE

Distribution Date occurring in:	Scheduled Notional Amount ($):	Strike Rate (%):
July 2006	0.00	6.50
August 2006	0.00	6.50
September 2006	0.00	6.50
October 2006	0.00	6.50
November 2006	0.00	6.50
December 2006	0.00	6.50
January 2007	63,504,346.00	6.50
February 2007	80,776,309.00	6.50
March 2007	99,690,144.00	6.50
April 2007	120,069,679.00	6.50
May 2007	141,703,302.00	6.50
June 2007	161,499,963.00	6.50
July 2007	179,571,034.00	6.50
August 2007	196,021,949.00	6.50
September 2007	210,952,420.00	6.50
October 2007	224,456,727.00	6.50
November 2007	236,624,003.00	6.50
December 2007	247,538,554.00	6.50
January 2008	257,279,947.00	6.50
February 2008	265,923,407.00	6.50
March 2008	273,545,546.00	6.50
April 2008	292,326,784.00	6.50
May 2008	306,957,317.00	6.50
June 2008	318,026,884.00	6.50
July 2008	325,995,286.00	6.50
August 2008	331,296,981.00	6.50
September 2008	331,174,154.00	6.50
October 2008	330,458,531.00	6.50
November 2008	329,204,619.00	6.50
December 2008	328,982,610.00	6.50
January 2009	327,808,198.00	6.50
February 2009	325,806,394.00	6.50
March 2009	323,088,518.00	6.50
April 2009	319,754,156.00	6.50
May 2009	315,891,379.00	6.50
June 2009	311,587,746.00	6.50
July 2009	306,942,238.00	6.50
August 2009	302,120,436.00	6.50
September 2009	297,147,722.00	6.50
October 2009	292,047,473.00	6.50
November 2009	286,841,195.00	6.50
December 2009	281,548,855.00	6.50
January 2010	276,188,380.00	6.50
February 2010	270,776,399.00	6.50
March 2010	265,328,130.00	6.50
April 2010	259,857,486.00	6.50
May 2010	254,377,159.00	6.50
June 2010	248,898,711.00	6.50
July 2010	243,432,651.00	6.50
August 2010	237,988,511.00	6.50
September 2010	232,574,915.00	6.50
October 2010	227,199,646.00	6.50
November 2010	221,869,706.00	6.50
December 2010	216,591,374.00	6.50
January 2011	211,370,259.00	6.50
February 2011	206,211,288.00	6.50
March 2011	201,118,938.00	6.50
April 2011	196,097,094.00	6.50
May 2011	191,148,594.00	6.50
June 2011	186,229,111.00	6.50
July 2011	181,391,111.00	6.50
August 2011	176,636,698.00	6.50
September 2011	171,967,620.00	6.50
October 2011	167,385,296.00	6.50
November 2011	162,890,848.00	6.50
December 2011	158,485,188.00	6.50
January 2012	154,168,839.00	6.50
February 2012	149,942,163.00	6.50
March 2012	145,805,315.00	6.50
April 2012	141,758,259.00	6.50
May 2012	137,800,784.00	6.50
June 2012	133,932,524.00	6.50
July 2012	130,152,967.00	6.50
August 2012	126,461,476.00	6.50
September 2012	122,857,299.00	6.50
October 2012	119,339,577.00	6.50
November 2012	115,907,362.00	6.50
December 2012	112,559,623.00	6.50
January 2013	109,295,257.00	6.50
February 2013	106,113,095.00	6.50
March 2013	103,011,916.00	6.50
April 2013	99,990,448.00	6.50
May 2013	97,047,378.00	6.50
June 2013	94,181,360.00	6.50
July 2013	91,391,017.00	6.50
August 2013 and thereafter	0.00	6.50

ANNEX A

MORTGAGE LOAN STATISTICAL INFORMATION

The Mortgage Loans (All Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	106	10,324,911	0.60	97,405	7.413	73.25	73.47	662	36.79
20 Year Fixed	10	1,290,808	0.08	129,081	8.408	76.91	78.33	643	35.26
30 Year Fixed	1,543	215,997,406	12.55	139,985	7.642	79.04	83.98	664	40.23
30 Year Fixed 5 Year Interest Only	148	33,274,217	1.93	224,826	8.279	81.00	85.46	631	43.47
15 Year Fixed 5 Year Interest Only	14	3,148,638	0.18	224,903	8.705	78.48	78.48	586	44.96
15/30 Year Fixed (Balloon)	5	574,304	0.03	114,861	7.614	82.06	84.37	705	39.07
30/40 Year Fixed (Balloon)	170	32,499,885	1.89	191,176	8.051	82.18	86.81	652	43.75
ARM 30 Year	5	650,306	0.04	130,061	6.919	78.05	89.70	682	39.98
ARM 5 Year Interest Only	11	2,952,200	0.17	268,382	7.234	82.95	93.73	671	43.49
1/29 ARM	22	5,934,324	0.34	269,742	8.632	88.69	94.24	675	39.01
2/28 ARM	2,718	381,402,231	22.17	140,325	8.288	84.18	92.50	635	41.43
2/28 ARM 5 Year Interest Only	1,801	487,912,712	28.36	270,912	7.720	80.78	95.08	664	44.81
3/27 ARM	889	132,697,330	7.71	149,266	8.022	83.71	92.25	648	41.59
3/27 ARM 5 Year Interest Only	501	117,986,965	6.86	235,503	7.570	81.70	94.90	666	43.92
5/25 ARM	51	8,152,110	0.47	159,845	7.206	80.99	92.20	683	41.82
5/25 ARM 10 Year Interest Only	59	15,891,779	0.92	269,352	7.273	78.14	90.63	673	44.97
30/40 Year ARM 2/28 (Balloon)	1,184	253,789,734	14.75	214,349	8.044	83.86	93.54	644	43.86
30/40 Year ARM 3/27 (Balloon)	45	9,389,830	0.55	208,663	8.155	88.06	91.34	654	44.99
30/40 Year ARM 5/25 (Balloon)	37	6,669,004	0.39	180,243	7.442	81.57	94.36	678	44.38
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	39	9,285,922	0.54	238,101	5.283	59.66	62.00	748	39.04
5.500 - 5.999	207	54,588,553	3.17	263,713	5.825	71.72	79.30	724	40.54
6.000 - 6.499	269	66,805,439	3.88	248,347	6.265	76.47	87.49	698	41.88
6.500 - 6.999	1,003	248,144,838	14.42	247,403	6.776	78.34	92.07	680	43.22
7.000 - 7.499	964	201,964,038	11.74	209,506	7.242	78.65	92.71	659	43.84
7.500 - 7.999	2,003	385,387,018	22.40	192,405	7.733	80.20	92.66	650	43.45
8.000 - 8.499	1,344	236,412,617	13.74	175,902	8.208	81.75	91.97	641	42.58
8.500 - 8.999	1,566	254,324,670	14.78	162,404	8.721	85.51	93.04	638	42.44
9.000 - 9.499	779	115,185,769	6.69	147,864	9.200	89.35	92.83	627	42.40
9.500 - 9.999	688	93,163,603	5.41	135,412	9.708	93.21	95.12	621	43.12
10.000 - 10.499	231	30,249,340	1.76	130,950	10.196	96.27	96.86	614	43.68
10.500 - 10.999	160	19,470,441	1.13	121,690	10.674	98.15	98.26	600	41.48
11.000 - 11.499	49	4,079,783	0.24	83,261	11.175	99.64	99.64	589	37.31
11.500 - 11.999	16	1,316,661	0.08	82,291	11.630	99.00	100.00	586	42.46
12.000 - 12.499	1	160,000	0.01	160,000	12.125	100.00	100.00	598	45.00
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Weighted Average Gross Mortgage Rate (%):

7.911

Minimum Gross Mortgage Rate (%):

5.125

Maximum Gross Mortgage Rate (%):

12.125

Standard Deviation (%):

1.102

The Mortgage Loans (All Collateral)

Distribution by Statistical Cut-off Date Principal Balances

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	405	16,856,940	0.98	41,622	9.212	85.84	89.90	624	36.27
50,000.01 - 100,000.00	2,327	177,864,782	10.34	76,435	8.455	84.36	92.77	634	40.48
100,000.01 - 150,000.00	2,288	284,190,566	16.52	124,209	8.070	82.72	92.98	639	42.66
150,000.01 - 200,000.00	1,516	263,552,006	15.32	173,847	7.932	81.94	91.21	645	43.29
200,000.01 - 250,000.00	858	192,228,719	11.17	224,043	7.852	81.93	91.92	653	43.71
250,000.01 - 300,000.00	572	157,012,755	9.13	274,498	7.794	81.42	91.41	655	43.85
300,000.01 - 350,000.00	347	112,539,616	6.54	324,322	7.874	82.70	92.88	659	44.95
350,000.01 - 400,000.00	300	112,828,960	6.56	376,097	7.803	81.70	92.42	661	44.07
400,000.01 - 450,000.00	184	78,028,156	4.54	424,066	7.716	81.04	91.87	664	44.10
450,000.01 - 500,000.00	153	73,008,957	4.24	477,183	7.710	80.48	92.01	672	44.23
500,000.01 - 550,000.00	94	49,330,778	2.87	524,796	7.427	82.03	91.61	668	44.52
550,000.01 - 600,000.00	77	44,300,034	2.57	575,325	7.781	83.83	93.98	671	44.50
600,000.01 - 650,000.00	41	25,683,276	1.49	626,421	7.725	82.34	90.83	660	41.98
650,000.01 - 700,000.00	33	22,503,612	1.31	681,928	7.789	82.21	91.68	651	41.30
700,000.01 - 750,000.00	33	24,065,159	1.40	729,247	7.308	78.46	89.00	680	37.58
750,000.01 - 800,000.00	18	13,988,147	0.81	777,119	7.814	80.60	91.67	670	38.18
800,000.01 - 850,000.00	13	10,806,213	0.63	831,247	7.216	77.50	87.60	660	38.96
850,000.01 - 900,000.00	13	11,434,204	0.66	879,554	7.841	80.55	92.11	688	35.88
900,000.01 - 950,000.00	8	7,403,850	0.43	925,481	7.845	78.79	96.22	704	43.38
950,000.01 - 1,000,000.00	15	14,808,619	0.86	987,241	7.660	78.83	90.03	678	38.65
1,000,000.01 and above	24	28,103,343	1.63	1,170,973	6.923	77.25	91.37	705	40.37
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Average Statistical Cut-off Date Principal Balance ($):

184,626.97

Minimum Statistical Cut-off Date Principal Balance ($):

16,981.83

Maximum Statistical Cut-off Date Principal Balance ($):

1,700,000.00

Standard Deviation ($):

145,725.28

The Mortgage Loans (All Collateral)

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	404	16,806,961	0.98	41,601	9.210	85.90	89.97	624	36.27
50,000.01 - 100,000.00	2,325	177,615,519	10.32	76,394	8.458	84.36	92.76	634	40.46
100,000.01 - 150,000.00	2,291	284,489,808	16.53	124,177	8.069	82.72	92.97	639	42.67
150,000.01 - 200,000.00	1,514	263,152,408	15.29	173,813	7.934	81.98	91.27	645	43.30
200,000.01 - 250,000.00	858	192,145,708	11.17	223,946	7.854	81.89	91.87	653	43.71
250,000.01 - 300,000.00	574	157,495,362	9.15	274,382	7.789	81.40	91.39	655	43.83
300,000.01 - 350,000.00	346	112,189,712	6.52	324,248	7.875	82.71	92.86	659	44.92
350,000.01 - 400,000.00	301	113,178,864	6.58	376,010	7.803	81.70	92.44	661	44.10
400,000.01 - 450,000.00	183	77,578,555	4.51	423,927	7.726	81.02	91.91	663	44.04
450,000.01 - 500,000.00	154	73,458,558	4.27	477,004	7.700	80.50	91.97	672	44.28
500,000.01 - 550,000.00	93	48,781,305	2.84	524,530	7.433	82.05	91.74	669	44.40
550,000.01 - 600,000.00	78	44,849,507	2.61	574,994	7.770	83.79	93.81	670	44.62
600,000.01 - 650,000.00	41	25,683,276	1.49	626,421	7.725	82.34	90.83	660	41.98
650,000.01 - 700,000.00	32	21,804,358	1.27	681,386	7.806	82.28	91.42	652	41.18
700,000.01 - 750,000.00	34	24,764,413	1.44	728,365	7.307	78.50	89.31	678	37.79
750,000.01 - 800,000.00	18	13,988,147	0.81	777,119	7.814	80.60	91.67	670	38.18
800,000.01 - 850,000.00	13	10,806,213	0.63	831,247	7.216	77.50	87.60	660	38.96
850,000.01 - 900,000.00	13	11,434,204	0.66	879,554	7.841	80.55	92.11	688	35.88
900,000.01 - 950,000.00	8	7,403,850	0.43	925,481	7.845	78.79	96.22	704	43.38
950,000.01 - 1,000,000.00	15	14,808,619	0.86	987,241	7.660	78.83	90.03	678	38.65
1,000,000.01 and above	24	28,103,343	1.63	1,170,973	6.923	77.25	91.37	705	40.37
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Average Original Principal Balance ($):

184,786.23

Minimum Original Principal Balance ($):

17,000.00

Maximum Original Principal Balance ($):

1,700,000.00

Standard Deviation ($):

145,788.12

The Mortgage Loans (All Collateral)

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	125	14,047,852	0.82	112,383	7.711	74.78	75.04	647	38.72
231 - 240	10	1,290,808	0.08	129,081	8.408	76.91	78.33	643	35.26
351 - 360	9,184	1,705,200,031	99.11	185,671	7.912	82.15	92.20	653	42.94
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Weighted Average Remaining Term to Maturity (months):	357
Minimum Remaining Term to Maturity (months):	176
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	21

The Mortgage Loans (All Collateral)

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	125	14,047,852	0.82	112,383	7.711	74.78	75.04	647	38.72
240	10	1,290,808	0.08	129,081	8.408	76.91	78.33	643	35.26
360	9,184	1,705,200,031	99.11	185,671	7.912	82.15	92.20	653	42.94
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Weighted Average Original Term to Maturity (months):	358
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	21

The Mortgage Loans (All Collateral)

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	21	2,195,544	0.13	104,550	6.743	25.97	25.97	678	38.70
30.01 - 35.00	13	1,193,547	0.07	91,811	6.879	32.22	32.22	647	31.69
35.01 - 40.00	24	3,787,686	0.22	157,820	6.877	37.58	37.58	693	38.07
40.01 - 45.00	38	5,747,972	0.33	151,262	6.624	43.07	43.07	678	39.06
45.01 - 50.00	62	10,296,848	0.60	166,078	7.166	47.64	47.64	655	38.78
50.01 - 55.00	69	11,731,081	0.68	170,016	7.075	52.58	52.58	647	40.43
55.01 - 60.00	110	20,574,210	1.20	187,038	7.302	57.85	58.31	639	36.81
60.01 - 65.00	143	27,369,223	1.59	191,393	7.268	63.22	64.28	643	40.89
65.01 - 70.00	214	45,620,312	2.65	213,179	7.343	68.50	69.27	642	37.91
70.01 - 75.00	268	63,257,326	3.68	236,035	7.389	73.85	76.37	646	41.14
75.01 - 80.00	5,319	1,052,891,946	61.20	197,949	7.578	79.87	95.92	660	43.56
80.01 - 85.00	412	71,223,957	4.14	172,874	8.442	84.51	84.61	612	42.79
85.01 - 90.00	678	116,632,951	6.78	172,025	8.701	89.67	89.67	626	41.49
90.01 - 95.00	490	83,046,076	4.83	169,482	8.540	94.72	94.72	658	42.01
95.01 - 100.00	1,443	202,083,417	11.75	140,044	9.343	99.94	99.94	649	43.85
Greater than or equal to 100.01	15	2,886,594	0.17	192,440	8.179	102.95	102.95	697	45.67
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Weighted Average Original Loan-to-Value Ratios (%):

82.09

Minimum Original Loan-to-Value Ratios (%):

9.58

Maximum Original Loan-to-Value Ratios (%):

103.00

Standard Deviation (%):

10.98

The Mortgage Loans (All Collateral)

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	21	2,195,544	0.13	104,550	6.743	25.97	25.97	678	38.70
30.01 - 35.00	13	1,193,547	0.07	91,811	6.879	32.22	32.22	647	31.69
35.01 - 40.00	24	3,787,686	0.22	157,820	6.877	37.58	37.58	693	38.07
40.01 - 45.00	38	5,747,972	0.33	151,262	6.624	43.07	43.07	678	39.06
45.01 - 50.00	62	10,296,848	0.60	166,078	7.166	47.64	47.64	655	38.78
50.01 - 55.00	69	11,731,081	0.68	170,016	7.075	52.58	52.58	647	40.43
55.01 - 60.00	109	20,352,860	1.18	186,723	7.297	57.82	57.85	638	36.81
60.01 - 65.00	140	25,607,295	1.49	182,909	7.328	63.20	63.20	638	40.85
65.01 - 70.00	209	42,811,331	2.49	204,839	7.341	68.48	68.48	642	39.10
70.01 - 75.00	249	55,167,259	3.21	221,555	7.390	73.56	73.83	643	40.78
75.01 - 80.00	922	184,436,028	10.72	200,039	7.588	79.35	79.35	637	41.13
80.01 - 85.00	424	76,139,438	4.43	179,574	8.363	83.83	84.51	615	42.27
85.01 - 90.00	749	144,484,753	8.40	192,904	8.436	87.43	89.64	634	41.54
90.01 - 95.00	641	123,635,481	7.19	192,879	8.174	89.77	94.70	660	42.09
95.01 - 100.00	5,633	1,009,982,764	58.70	179,297	7.940	83.97	99.96	661	44.13
Greater than or equal to 100.01	16	2,968,803	0.17	185,550	8.174	102.31	102.87	696	45.29
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Weighted Average Original Combined Loan-to-Value Ratios (%):	92.05
Minimum Original Combined Loan-to-Value Ratios (%):	9.58
Maximum Original Combined Loan-to-Value Ratios (%):	103.00
Standard Deviation (%):	12.75

The Mortgage Loans (All Collateral)

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	1,144	181,700,949	10.56	158,830	7.773	79.76	87.10	653	22.96
30.01 - 35.00	919	141,027,346	8.20	153,457	7.956	81.55	89.85	652	33.20
35.01 - 40.00	1,298	231,440,241	13.45	178,305	7.914	81.44	90.96	653	38.16
40.01 - 45.00	1,803	339,931,174	19.76	188,536	7.954	82.21	92.23	657	43.22
45.01 - 50.00	2,532	512,816,890	29.81	202,534	8.129	83.37	93.99	652	48.20
50.01 - 55.00	1,623	313,622,091	18.23	193,236	7.566	81.93	93.37	649	53.27
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Non-Zero Weighted Average Debt Ratio (%):	42.90
Non-Zero Minimum Debt Ratio (%):	3.00
Maximum Debt Ratio (%):	55.00
Standard Deviation (%):	9.45

The Mortgage Loans (All Collateral)

Distribution by Gross Margin

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
3.000 - 3.249	4	982,384	0.07	245,596	6.345	70.49	70.49	748	34.25
4.500 - 4.749	2	888,000	0.06	444,000	6.525	80.00	100.00	680	50.05
4.750 - 4.999	8	1,271,526	0.09	158,941	7.200	79.26	95.45	655	42.11
5.000 - 5.249	479	122,987,751	8.64	256,759	7.176	78.46	93.35	658	43.98
5.250 - 5.499	3,768	779,227,110	54.74	206,801	7.630	78.44	93.78	656	43.66
5.500 - 5.749	353	74,440,822	5.23	210,881	7.705	80.61	90.50	652	42.10
5.750 - 5.999	829	154,594,325	10.86	186,483	8.412	85.29	88.99	629	42.27
6.000 - 6.249	237	42,056,719	2.95	177,455	8.265	87.18	94.85	647	43.10
6.250 - 6.499	1,283	199,778,014	14.03	155,712	9.039	97.13	98.00	650	43.32
6.500 - 6.749	143	18,331,371	1.29	128,191	8.720	87.84	94.55	643	40.79
6.750 - 6.999	90	11,008,214	0.77	122,313	9.034	93.54	95.35	636	41.30
7.000 - 7.249	64	9,019,308	0.63	140,927	9.137	96.30	96.30	659	41.70
7.250 - 7.499	32	5,475,621	0.38	171,113	9.543	98.54	99.03	658	42.78
7.500 - 7.749	20	2,071,641	0.15	103,582	9.925	98.14	98.56	641	42.09
7.750 - 7.999	7	994,134	0.07	142,019	10.168	98.60	98.60	660	43.37
8.000 - 8.249	3	151,801	0.01	50,600	10.389	98.14	98.14	617	37.69
8.250 - 8.499	1	149,783	0.01	149,783	9.625	93.75	93.75	643	45.00
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Gross Margin (%):	5.612
Minimum Gross Margin (%):	3.000
Maximum Gross Margin (%):	8.250
Standard Deviation (%):	0.499

The Mortgage Loans (All Collateral)

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	2	377,500	0.03	188,750	5.317	70.78	70.78	725	37.83
5.500 - 5.999	74	19,143,403	1.34	258,695	5.842	78.43	93.41	706	45.10
6.000 - 6.499	166	44,892,556	3.15	270,437	6.267	77.97	91.97	691	43.16
6.500 - 6.999	800	209,858,460	14.74	262,323	6.781	78.83	93.64	680	43.70
7.000 - 7.499	828	178,603,925	12.55	215,705	7.238	78.99	93.72	659	43.99
7.500 - 7.999	1,732	348,413,989	24.48	201,163	7.732	80.55	93.73	652	43.73
8.000 - 8.499	1,131	209,007,909	14.68	184,799	8.206	81.94	92.74	643	42.49
8.500 - 8.999	1,212	211,304,973	14.84	174,344	8.717	85.64	93.91	640	42.69
9.000 - 9.499	571	90,611,318	6.37	158,689	9.196	89.61	93.55	628	42.77
9.500 - 9.999	492	71,332,940	5.01	144,986	9.703	93.47	95.56	620	43.31
10.000 - 10.499	170	22,759,442	1.60	133,879	10.184	96.88	97.48	617	44.25
10.500 - 10.999	104	13,172,349	0.93	126,657	10.674	98.45	98.60	598	41.75
11.000 - 11.499	30	2,883,151	0.20	96,105	11.183	100.00	100.00	589	37.66
11.500 - 11.999	10	906,609	0.06	90,661	11.611	98.55	100.00	585	42.76
12.000 - 12.499	1	160,000	0.01	160,000	12.125	100.00	100.00	598	45.00
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Minimum Mortgage Rate: (%):	7.942
Minimum Minimum Mortgage Rate (%):	5.250
Maximum Minimum Mortgage Rate (%):	12.125
Standard Deviation (%):	1.021

The Mortgage Loans (All Collateral)

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.000 - 11.499	2	377,500	0.03	188,750	5.317	70.78	70.78	725	37.83
11.500 - 11.999	74	19,143,403	1.34	258,695	5.842	78.43	93.41	706	45.10
12.000 - 12.499	166	44,892,556	3.15	270,437	6.267	77.97	91.97	691	43.16
12.500 - 12.999	800	209,858,460	14.74	262,323	6.781	78.83	93.64	680	43.70
13.000 - 13.499	828	178,603,925	12.55	215,705	7.238	78.99	93.72	659	43.99
13.500 - 13.999	1,732	348,413,989	24.48	201,163	7.732	80.55	93.73	652	43.73
14.000 - 14.499	1,131	209,007,909	14.68	184,799	8.206	81.94	92.74	643	42.49
14.500 - 14.999	1,212	211,304,973	14.84	174,344	8.717	85.64	93.91	640	42.69
15.000 - 15.499	571	90,611,318	6.37	158,689	9.196	89.61	93.55	628	42.77
15.500 - 15.999	492	71,332,940	5.01	144,986	9.703	93.47	95.56	620	43.31
16.000 - 16.499	170	22,759,442	1.60	133,879	10.184	96.88	97.48	617	44.25
16.500 - 16.999	104	13,172,349	0.93	126,657	10.674	98.45	98.60	598	41.75
17.000 - 17.499	30	2,883,151	0.20	96,105	11.183	100.00	100.00	589	37.66
17.500 - 17.999	10	906,609	0.06	90,661	11.611	98.55	100.00	585	42.76
18.000 - 18.499	1	160,000	0.01	160,000	12.125	100.00	100.00	598	45.00
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Maximum Mortgage Rate (%):	13.942
Minimum Maximum Mortgage Rate (%):	11.250
Maximum Maximum Mortgage Rate (%):	18.125
Standard Deviation (%):	1.021

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	16	3,602,506	0.25	225,157	7.177	82.07	93.00	673	42.86
2.000	22	5,934,324	0.42	269,742	8.632	88.69	94.24	675	39.01
3.000	7,285	1,413,891,694	99.33	194,083	7.941	82.63	93.73	651	43.33
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Initial Periodic Cap (%):	2.991
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	3.000
Standard Deviation (%):	0.108

The Mortgage Loans (All Collateral)

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Subsequent Periodic Cap (%):	1.000
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.000
Standard Deviation (%):	0.000

The Mortgage Loans (All Collateral)

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
September 2006	2	523,100	0.04	261,550	6.632	80.00	100.00	651	53.12
October 2006	14	3,079,406	0.22	219,958	7.269	82.42	91.82	677	41.11
March 2007	1	99,876	0.01	99,876	6.625	89.98	89.98	654	55.00
April 2007	20	5,769,134	0.41	288,457	8.664	88.60	94.30	676	38.66
May 2007	1	65,313	0.00	65,313	8.875	95.00	95.00	700	45.00
September 2007	1	205,756	0.01	205,756	8.125	99.50	99.50	673	45.00
October 2007	1	222,300	0.02	222,300	7.000	79.99	100.00	693	48.00
November 2007	2	225,604	0.02	112,802	6.989	82.11	82.11	634	23.56
December 2007	1	319,500	0.02	319,500	7.625	90.00	90.00	696	39.00
January 2008	9	1,426,205	0.10	158,467	8.133	85.27	86.67	604	42.65
February 2008	12	2,373,692	0.17	197,808	7.494	79.15	91.08	668	45.55
March 2008	422	89,547,025	6.29	212,197	7.928	82.60	94.22	652	43.43
April 2008	5,242	1,026,109,926	72.09	195,748	7.992	82.63	93.86	649	43.45
May 2008	13	2,674,668	0.19	205,744	8.339	83.36	87.82	642	42.04
October 2008	1	557,750	0.04	557,750	7.625	97.00	97.00	722	47.00
January 2009	4	766,270	0.05	191,567	8.008	86.73	90.05	591	50.20
February 2009	1	98,787	0.01	98,787	9.125	100.00	100.00	623	54.00
March 2009	113	18,869,826	1.33	166,990	7.834	82.86	91.15	654	40.81
April 2009	1,315	239,605,335	16.83	182,209	7.819	82.92	93.61	657	42.88
May 2009	1	176,156	0.01	176,156	9.125	75.00	75.00	541	54.00
November 2010	1	66,181	0.00	66,181	7.999	95.00	95.00	613	21.00
December 2010	1	163,905	0.01	163,905	7.500	102.97	102.97	769	37.00
January 2011	2	289,555	0.02	144,778	6.919	83.20	83.20	718	43.61
February 2011	1	150,790	0.01	150,790	7.999	80.00	100.00	616	34.00
March 2011	10	1,254,507	0.09	125,451	7.884	82.07	92.54	685	44.64
April 2011	131	28,652,077	2.01	218,718	7.267	79.33	91.76	676	44.12
May 2011	1	135,877	0.01	135,877	6.500	80.00	100.00	670	45.00
Total:	7,323	1,423,428,523	100.00	194,378	7.942	82.65	93.73	652	43.32

Weighted Average Next Rate Adjustment Date:	June 2008
Minimum Next Rate Adjustment Date:	September 2006
Maximum Next Rate Adjustment Date:	May 2011

The Mortgage Loans (All Collateral)

Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
California	1,074	410,277,963	23.85	382,009	7.356	78.58	90.60	671	44.18
Florida	800	165,574,945	9.62	206,969	7.981	80.64	92.03	655	43.09
Illinois	623	109,878,598	6.39	176,370	8.423	84.60	91.44	645	42.72
New York	410	86,501,782	5.03	210,980	7.981	84.22	93.53	665	43.83
Texas	681	83,626,831	4.86	122,800	7.900	81.10	92.78	646	40.79
Georgia	378	55,687,221	3.24	147,321	8.286	85.28	95.36	642	43.06
Michigan	435	54,311,534	3.16	124,854	8.383	87.92	94.54	639	42.83
Ohio	498	52,755,175	3.07	105,934	8.492	87.88	94.32	633	42.10
New Jersey	211	50,685,933	2.95	240,218	8.166	83.59	88.73	649	42.91
North Carolina	349	48,421,962	2.81	138,745	8.131	85.24	95.61	651	41.86
Arizona	201	43,864,952	2.55	218,234	7.616	78.60	85.89	646	41.24
Nevada	171	41,935,242	2.44	245,235	7.535	79.28	92.03	662	43.09
Oregon	215	38,363,165	2.23	178,433	7.451	79.58	91.64	649	43.19
Maryland	152	37,854,864	2.20	249,045	8.020	82.67	91.04	646	45.34
Minnesota	192	35,858,547	2.08	186,763	7.925	81.66	90.48	644	41.97
Other	2,929	404,939,978	23.54	138,252	8.147	83.65	93.09	642	42.00
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	8,895	1,659,866,759	96.47	186,607	7.898	82.08	92.41	652	42.99
Investment	368	50,158,213	2.92	136,299	8.260	81.30	81.32	683	40.20
Second Home	56	10,513,719	0.61	187,745	8.374	87.57	87.57	688	41.16
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	6,923	1,180,573,865	68.62	170,529	7.968	82.24	91.40	649	42.61
Planned Unit Development	1,398	325,614,455	18.93	232,914	7.701	81.38	93.51	658	42.81
Condominium	620	117,380,843	6.82	189,324	7.930	82.13	94.44	662	44.26
Two-to-Four Family	373	96,225,774	5.59	257,978	7.902	82.56	92.32	667	45.05
Modular Home	5	743,755	0.04	148,751	7.576	80.68	80.68	681	34.36
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	6,351	1,137,741,414	66.13	179,144	7.935	83.48	97.42	660	43.49
Refinance - Cash-out	2,580	509,151,133	29.59	197,345	7.906	79.69	81.90	637	42.09
Refinance - Rate Term	388	73,646,144	4.28	189,810	7.590	77.14	79.34	651	39.28
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	6,908	1,198,422,036	69.65	173,483	7.701	81.38	91.17	645	42.75
Stated Documentation	1,754	385,228,791	22.39	219,629	8.338	82.81	96.70	681	43.41
Limited Documentation	34	7,481,766	0.43	220,052	7.865	79.67	88.66	639	41.59
Alternative Documentation	623	129,406,098	7.52	207,714	8.591	86.64	86.64	641	42.81
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Credit Score

Range of Credit Score	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
540 - 559	278	38,963,848	2.26	140,158	8.767	75.46	76.51	549	42.21
560 - 579	534	82,443,178	4.79	154,388	8.583	78.51	78.87	569	41.81
580 - 599	972	134,564,890	7.82	138,441	9.013	84.48	89.05	589	41.83
600 - 619	1,539	232,914,396	13.54	151,341	8.204	82.48	92.53	609	43.81
620 - 639	1,164	200,430,627	11.65	172,191	8.128	83.57	93.15	628	43.04
640 - 659	1,594	309,925,874	18.01	194,433	7.914	82.95	94.64	648	43.40
660 - 679	1,148	230,423,190	13.39	200,717	7.659	82.89	94.52	668	43.10
680 - 699	684	154,492,173	8.98	225,866	7.540	81.55	94.23	688	42.90
700 - 719	573	147,840,810	8.59	258,012	7.308	81.34	94.10	708	43.04
720 - 739	323	74,153,878	4.31	229,579	7.211	81.49	93.24	729	42.65
740 - 759	228	48,536,697	2.82	212,880	7.305	82.43	93.13	748	42.77
760 - 779	149	32,929,435	1.91	221,003	7.007	77.88	89.07	770	41.55
780 - 799	96	26,496,682	1.54	276,007	6.827	73.80	83.29	788	38.35
800 - 819	36	6,354,198	0.37	176,505	7.079	77.63	84.21	806	40.16
Greater than or equal to 820	1	68,816	0.00	68,816	6.625	54.52	54.52	832	29.00
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

Non-Zero Weighted Average Credit Score:	653
Non-Zero Minimum Credit Score:	540
Maximum Credit Score:	832
Standard Deviation Credit Score:	52

The Mortgage Loans (All Collateral)

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	2,688	483,607,469	28.11	179,913	8.205	83.20	91.37	655	42.15
12	344	91,212,846	5.30	265,154	8.145	82.09	92.82	659	41.91
24	3,791	736,683,991	42.82	194,324	7.860	81.94	93.95	649	43.65
36	2,496	409,034,385	23.77	163,876	7.603	81.05	89.28	656	42.63
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Mortgage Loans (All Collateral)

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90
Total:	9,319	1,720,538,691	100.00	184,627	7.911	82.09	92.05	653	42.90

The Group I Mortgage Loans

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	101	9,122,160	1.04	90,318	7.552	74.27	74.52	650	38.60
20 Year Fixed	9	822,155	0.09	91,351	7.856	75.35	77.58	652	38.83
30 Year Fixed	1,231	149,314,336	17.09	121,295	7.776	78.51	81.93	656	40.69
30 Year Fixed 5 Year Interest Only	111	20,202,591	2.31	182,005	8.262	78.86	81.85	611	44.10
15 Year Fixed 5 Year Interest Only	11	2,110,638	0.24	191,876	8.311	72.82	72.82	582	42.64
15/30 Year Fixed (Balloon)	4	358,118	0.04	89,529	7.607	71.24	74.94	707	33.08
30/40 Year Fixed (Balloon)	130	22,258,025	2.55	171,216	8.246	81.76	84.26	643	44.41
ARM 30 Year	4	433,899	0.05	108,475	7.128	77.08	84.57	698	37.48
ARM 5 Year Interest Only	8	1,992,300	0.23	249,038	7.467	84.38	90.71	669	42.05
1/29 ARM	11	1,716,077	0.20	156,007	8.219	86.40	87.38	646	34.97
2/28 ARM	2,125	246,929,096	28.26	116,202	8.367	84.49	90.58	628	41.76
2/28 ARM 5 Year Interest Only	863	148,848,747	17.04	172,478	7.768	80.83	90.93	652	45.69
3/27 ARM	653	78,869,234	9.03	120,780	8.153	83.87	90.33	640	41.61
3/27 ARM 5 Year Interest Only	282	43,297,400	4.96	153,537	7.708	80.93	92.25	651	45.25
5/25 ARM	36	5,077,036	0.58	141,029	7.231	80.74	90.48	683	41.26
5/25 ARM 10 Year Interest Only	29	4,916,440	0.56	169,532	7.548	79.71	91.59	672	43.70
30/40 Year ARM 2/28 (Balloon)	789	127,753,426	14.62	161,918	8.213	84.28	90.93	630	45.25
30/40 Year ARM 3/27 (Balloon)	34	5,504,949	0.63	161,910	8.378	90.53	91.78	646	47.06
30/40 Year ARM 5/25 (Balloon)	29	4,169,094	0.48	143,762	7.844	82.52	91.58	666	44.78
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	33	6,410,309	0.73	194,252	5.267	57.84	57.92	749	37.87
5.500 - 5.999	120	22,444,875	2.57	187,041	5.804	66.17	70.54	727	40.03
6.000 - 6.499	164	29,282,499	3.35	178,552	6.283	73.84	81.46	695	41.95
6.500 - 6.999	555	92,675,083	10.61	166,982	6.759	76.47	86.22	674	44.21
7.000 - 7.499	617	92,500,362	10.59	149,920	7.236	77.57	88.51	652	44.51
7.500 - 7.999	1,318	186,275,226	21.32	141,332	7.736	79.53	88.35	637	43.36
8.000 - 8.499	959	124,932,513	14.30	130,274	8.212	81.98	89.02	630	42.80
8.500 - 8.999	1,200	151,626,833	17.35	126,356	8.712	86.28	90.60	627	42.58
9.000 - 9.499	633	74,689,302	8.55	117,993	9.202	89.75	91.57	617	42.26
9.500 - 9.999	575	64,743,277	7.41	112,597	9.708	92.56	93.93	614	42.87
10.000 - 10.499	177	18,607,271	2.13	105,126	10.181	95.14	95.83	606	43.80
10.500 - 10.999	75	6,764,432	0.77	90,192	10.668	99.32	99.62	596	42.16
11.000 - 11.499	25	2,066,130	0.24	82,645	11.195	100.00	100.00	589	39.72
11.500 - 11.999	9	677,609	0.08	75,290	11.564	98.06	100.00	585	40.65
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Weighted Average Gross Mortgage Rate (%):	8.058
Minimum Gross Mortgage Rate (%):	5.125
Maximum Gross Mortgage Rate (%):	11.750
Standard Deviation (%):	1.074

The Group I Mortgage Loans

Distribution by Statistical Cut-off Date Principal Balance

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	369	15,374,434	1.76	41,665	9.068	84.68	89.08	624	36.35
50,000.01 - 100,000.00	2,130	162,347,998	18.58	76,220	8.433	84.21	92.25	634	40.88
100,000.01 - 150,000.00	1,877	231,827,547	26.53	123,510	8.068	82.54	91.72	638	43.43
150,000.01 - 200,000.00	1,071	185,211,948	21.20	172,934	7.943	81.54	88.11	642	44.01
200,000.01 - 250,000.00	475	106,344,260	12.17	223,883	7.937	82.15	86.82	647	43.72
250,000.01 - 300,000.00	256	70,203,196	8.04	274,231	7.817	79.92	83.53	641	44.07
300,000.01 - 350,000.00	128	41,604,378	4.76	325,034	7.846	81.67	83.75	641	44.19
350,000.01 - 400,000.00	113	42,566,298	4.87	376,693	7.764	80.43	82.32	650	43.36
400,000.01 - 450,000.00	29	11,963,720	1.37	412,542	7.534	77.17	79.06	668	40.90
450,000.01 - 500,000.00	5	2,382,931	0.27	476,586	8.434	84.96	84.96	660	48.23
500,000.01 - 550,000.00	6	3,121,853	0.36	520,309	8.164	86.60	86.60	649	43.50
700,000.01 - 750,000.00	1	747,157	0.09	747,157	6.375	75.00	75.00	678	33.00
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Average Statistical Cut-off Date Principal Balance ($):	135,247.02
Minimum Statistical Cut-off Date Principal Balance ($):	16,981.83
Maximum Statistical Cut-off Date Principal Balance ($):	747,157.04
Standard Deviation ($):	76,328.57

The Group I Mortgage Loans

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	368	15,324,454	1.75	41,643	9.066	84.74	89.16	624	36.34
50,000.01 - 100,000.00	2,128	162,098,736	18.55	76,174	8.436	84.21	92.24	633	40.86
100,000.01 - 150,000.00	1,880	232,126,789	26.57	123,472	8.067	82.54	91.71	638	43.44
150,000.01 - 200,000.00	1,069	184,812,351	21.15	172,883	7.945	81.59	88.17	642	44.03
200,000.01 - 250,000.00	476	106,511,174	12.19	223,763	7.937	82.07	86.74	647	43.74
250,000.01 - 300,000.00	257	70,435,880	8.06	274,070	7.811	79.89	83.49	642	44.00
300,000.01 - 350,000.00	128	41,604,378	4.76	325,034	7.846	81.67	83.75	641	44.19
350,000.01 - 400,000.00	113	42,566,298	4.87	376,693	7.764	80.43	82.32	650	43.36
400,000.01 - 450,000.00	29	11,963,720	1.37	412,542	7.534	77.17	79.06	668	40.90
450,000.01 - 500,000.00	5	2,382,931	0.27	476,586	8.434	84.96	84.96	660	48.23
500,000.01 - 550,000.00	6	3,121,853	0.36	520,309	8.164	86.60	86.60	649	43.50
700,000.01 - 750,000.00	1	747,157	0.09	747,157	6.375	75.00	75.00	678	33.00
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Average Original Principal Balance ($):,	135,395.55
Minimum Original Principal Balance ($):	17,000.00
Maximum Original Principal Balance ($):	749,250.00
Standard Deviation ($):	76,394.96

The Group I Mortgage Loans

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	116	11,590,916	1.33	99,922	7.692	73.91	74.22	639	39.17
231 - 240	9	822,155	0.09	91,351	7.856	75.35	77.58	652	38.83
351 - 360	6,335	861,282,651	98.58	135,956	8.063	82.33	88.89	640	43.10
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Weighted Average Remaining Term to Maturity (months):	356
Minimum Remaining Term to Maturity (months):	176
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	24

The Group I Mortgage Loans

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	116	11,590,916	1.33	99,922	7.692	73.91	74.22	639	39.17
240	9	822,155	0.09	91,351	7.856	75.35	77.58	652	38.83
360	6,335	861,282,651	98.58	135,956	8.063	82.33	88.89	640	43.10
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Weighted Average Original Term to Maturity (months):	357
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	24

The Group I Mortgage Loans

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	21	2,195,544	0.25	104,550	6.743	25.97	25.97	678	38.70
30.01 - 35.00	13	1,193,547	0.14	91,811	6.879	32.22	32.22	647	31.69
35.01 - 40.00	24	3,787,686	0.43	157,820	6.877	37.58	37.58	693	38.07
40.01 - 45.00	37	5,672,227	0.65	153,303	6.643	43.10	43.10	677	39.27
45.01 - 50.00	56	8,278,364	0.95	147,828	7.462	47.53	47.53	627	41.22
50.01 - 55.00	66	10,058,005	1.15	152,394	7.237	52.81	52.81	635	40.80
55.01 - 60.00	101	16,055,296	1.84	158,963	7.311	57.85	57.89	633	38.06
60.01 - 65.00	124	20,432,233	2.34	164,776	7.298	63.22	63.39	633	40.40
65.01 - 70.00	188	29,924,382	3.43	159,172	7.485	68.49	68.71	628	39.95
70.01 - 75.00	226	39,896,954	4.57	176,535	7.534	73.78	74.22	637	39.91
75.01 - 80.00	3,144	412,417,854	47.20	131,176	7.666	79.79	93.43	644	44.29
80.01 - 85.00	374	56,703,913	6.49	151,615	8.475	84.46	84.50	609	41.93
85.01 - 90.00	573	82,728,686	9.47	144,378	8.692	89.62	89.62	624	41.27
90.01 - 95.00	422	62,158,167	7.11	147,294	8.579	94.64	94.64	662	43.03
95.01 - 100.00	1,082	120,896,872	13.84	111,735	9.286	99.94	99.94	645	44.24
Greater than or equal to 100.01	9	1,295,990	0.15	143,999	8.178	102.89	102.89	699	46.76
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Weighted Average Original Loan-to-Value Ratios (%):	82.21
Minimum Original Loan-to-Value Ratios (%):	9.58
Maximum Original Loan-to-Value Ratios (%):	103.00
Standard Deviation (%):	12.11

The Group I Mortgage Loans

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	21	2,195,544	0.25	104,550	6.743	25.97	25.97	678	38.70
30.01 - 35.00	13	1,193,547	0.14	91,811	6.879	32.22	32.22	647	31.69
35.01 - 40.00	24	3,787,686	0.43	157,820	6.877	37.58	37.58	693	38.07
40.01 - 45.00	37	5,672,227	0.65	153,303	6.643	43.10	43.10	677	39.27
45.01 - 50.00	56	8,278,364	0.95	147,828	7.462	47.53	47.53	627	41.22
50.01 - 55.00	66	10,058,005	1.15	152,394	7.237	52.81	52.81	635	40.80
55.01 - 60.00	101	16,055,296	1.84	158,963	7.311	57.85	57.89	633	38.06
60.01 - 65.00	123	20,341,633	2.33	165,379	7.296	63.23	63.23	634	40.35
65.01 - 70.00	186	29,549,799	3.38	158,870	7.492	68.47	68.47	628	40.20
70.01 - 75.00	218	38,561,666	4.41	176,888	7.538	73.79	73.79	636	40.11
75.01 - 80.00	785	122,600,709	14.03	156,179	7.734	79.33	79.34	628	41.37
80.01 - 85.00	380	58,217,505	6.66	153,204	8.437	84.29	84.43	610	42.04
85.01 - 90.00	605	88,955,378	10.18	147,034	8.601	88.90	89.59	626	41.41
90.01 - 95.00	513	78,561,182	8.99	153,141	8.317	91.52	94.61	661	43.40
95.01 - 100.00	3,323	388,371,188	44.45	116,874	8.169	86.19	99.95	649	45.12
Greater than or equal to 100.01	9	1,295,990	0.15	143,999	8.178	102.89	102.89	699	46.76
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Weighted Average Original Combined Loan-to-Value Ratios (%):	88.69
Minimum Original Combined Loan-to-Value Ratios (%):	9.58
Maximum Original Combined Loan-to-Value Ratios (%):	103.00
Standard Deviation (%):	13.93

The Group I Mortgage Loans

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	805	90,482,790	10.36	112,401	7.938	78.70	81.84	644	24.02
30.01 - 35.00	678	82,081,459	9.39	121,064	8.073	81.33	85.96	640	33.19
35.01 - 40.00	885	113,095,528	12.94	127,792	8.113	81.87	87.13	638	38.16
40.01 - 45.00	1,213	168,182,209	19.25	138,650	8.128	82.17	88.85	643	43.09
45.01 - 50.00	1,667	240,003,957	27.47	143,974	8.232	83.84	90.68	637	48.17
50.01 - 55.00	1,212	179,849,778	20.58	148,391	7.779	82.48	91.54	642	53.30
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Non-Zero Weighted Average Debt Ratio (%):	43.04
Non-Zero Minimum Debt Ratio (%):	3.00
Maximum Debt Ratio (%):	55.00
Standard Deviation (%):	9.44

The Group I Mortgage Loans

Distribution by Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
3.000 - 3.249	3	493,362	0.07	164,454	6.687	70.97	70.97	714	39.46
4.500 - 4.749	1	400,000	0.06	400,000	6.250	80.00	100.00	647	55.00
4.750 - 4.999	5	644,138	0.10	128,828	7.832	78.53	91.02	670	40.29
5.000 - 5.249	232	41,201,761	6.15	177,594	7.171	76.53	87.10	644	43.16
5.250 - 5.499	2,227	309,172,033	46.18	138,829	7.692	77.13	89.37	638	44.35
5.500 - 5.749	258	39,466,514	5.89	152,971	7.888	81.24	88.47	636	41.64
5.750 - 5.999	658	98,620,205	14.73	149,879	8.444	85.34	87.81	621	42.01
6.000 - 6.249	183	25,171,817	3.76	137,551	8.368	87.92	92.81	637	43.62
6.250 - 6.499	997	122,119,300	18.24	122,487	9.031	97.01	97.51	647	44.10
6.500 - 6.749	117	12,753,076	1.90	109,001	8.793	88.91	93.11	640	42.41
6.750 - 6.999	79	8,940,715	1.34	113,174	9.020	92.46	94.53	635	40.70
7.000 - 7.249	56	6,333,549	0.95	113,099	9.077	96.11	96.11	654	39.77
7.250 - 7.499	22	2,306,776	0.34	104,853	9.694	97.10	97.69	627	44.89
7.500 - 7.749	16	1,241,949	0.19	77,622	9.568	97.38	98.08	642	43.07
7.750 - 7.999	5	340,917	0.05	68,183	10.389	100.00	100.00	615	39.70
8.000 - 8.249	3	151,801	0.02	50,600	10.389	98.14	98.14	617	37.69
8.250 - 8.499	1	149,783	0.02	149,783	9.625	93.75	93.75	643	45.00
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Gross Margin (%):	5.708
Minimum Gross Margin (%):	3.000
Maximum Gross Margin (%):	8.250
Standard Deviation (%):	0.516

The Group I Mortgage Loans

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	2	377,500	0.06	188,750	5.317	70.78	70.78	725	37.83
5.500 - 5.999	32	5,266,191	0.79	164,568	5.815	75.57	87.73	707	44.33
6.000 - 6.499	89	17,156,769	2.56	192,773	6.291	75.91	86.05	686	43.11
6.500 - 6.999	405	68,870,912	10.29	170,052	6.762	77.36	88.82	673	45.08
7.000 - 7.499	502	75,621,219	11.30	150,640	7.231	78.27	90.24	651	44.82
7.500 - 7.999	1,096	158,830,857	23.72	144,919	7.734	80.27	90.00	638	43.78
8.000 - 8.499	768	102,483,176	15.31	133,442	8.208	82.42	89.99	633	42.89
8.500 - 8.999	887	117,499,635	17.55	132,469	8.706	86.66	91.48	629	43.00
9.000 - 9.499	443	54,173,979	8.09	122,289	9.201	90.30	92.51	618	42.64
9.500 - 9.999	397	46,153,064	6.89	116,255	9.702	92.89	94.41	612	42.98
10.000 - 10.499	133	13,566,225	2.03	102,002	10.171	95.79	96.70	606	43.76
10.500 - 10.999	75	6,764,432	1.01	90,192	10.668	99.32	99.62	596	42.16
11.000 - 11.499	25	2,066,130	0.31	82,645	11.195	100.00	100.00	589	39.72
11.500 - 11.999	9	677,609	0.10	75,290	11.564	98.06	100.00	585	40.65
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Minimum Mortgage Rate: (%):	8.115
Minimum Minimum Mortgage Rate (%):	5.250
Maximum Minimum Mortgage Rate (%):	11.750
Standard Deviation (%):	1.019

The Group I Mortgage Loans

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.000 - 11.499	2	377,500	0.06	188,750	5.317	70.78	70.78	725	37.83
11.500 - 11.999	32	5,266,191	0.79	164,568	5.815	75.57	87.73	707	44.33
12.000 - 12.499	89	17,156,769	2.56	192,773	6.291	75.91	86.05	686	43.11
12.500 - 12.999	405	68,870,912	10.29	170,052	6.762	77.36	88.82	673	45.08
13.000 - 13.499	502	75,621,219	11.30	150,640	7.231	78.27	90.24	651	44.82
13.500 - 13.999	1,096	158,830,857	23.72	144,919	7.734	80.27	90.00	638	43.78
14.000 - 14.499	768	102,483,176	15.31	133,442	8.208	82.42	89.99	633	42.89
14.500 - 14.999	887	117,499,635	17.55	132,469	8.706	86.66	91.48	629	43.00
15.000 - 15.499	443	54,173,979	8.09	122,289	9.201	90.30	92.51	618	42.64
15.500 - 15.999	397	46,153,064	6.89	116,255	9.702	92.89	94.41	612	42.98
16.000 - 16.499	133	13,566,225	2.03	102,002	10.171	95.79	96.70	606	43.76
16.500 - 16.999	75	6,764,432	1.01	90,192	10.668	99.32	99.62	596	42.16
17.000 - 17.499	25	2,066,130	0.31	82,645	11.195	100.00	100.00	589	39.72
17.500 - 17.999	9	677,609	0.10	75,290	11.564	98.06	100.00	585	40.65
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Maximum Mortgage Rate (%):	14.115
Minimum Maximum Mortgage Rate (%):	11.250
Maximum Maximum Mortgage Rate (%):	17.750
Standard Deviation (%):	1.019

The Group I Mortgage Loans

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	12	2,426,199	0.36	202,183	7.406	83.07	89.61	674	41.23
2.000	11	1,716,077	0.26	156,007	8.219	86.40	87.38	646	34.97
3.000	4,840	665,365,422	99.38	137,472	8.117	83.30	90.83	638	43.59
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Initial Periodic Cap (%):	2.990
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	3.000
Standard Deviation (%):	0.110

The Group I Mortgage Loans

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Subsequent Periodic Cap (%):	1.000
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.000
Standard Deviation (%):	0.000

The Group I Mortgage Loans

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
September 2006	2	523,100	0.08	261,550	6.632	80.00	100.00	651	53.12
October 2006	10	1,903,099	0.28	190,310	7.619	83.91	86.76	681	37.96
March 2007	1	99,876	0.01	99,876	6.625	89.98	89.98	654	55.00
April 2007	9	1,550,887	0.23	172,321	8.294	85.80	86.89	643	33.26
May 2007	1	65,313	0.01	65,313	8.875	95.00	95.00	700	45.00
November 2007	1	59,652	0.01	59,652	8.000	88.24	88.24	613	14.00
December 2007	1	319,500	0.05	319,500	7.625	90.00	90.00	696	39.00
January 2008	9	1,426,205	0.21	158,467	8.133	85.27	86.67	604	42.65
February 2008	8	1,460,134	0.22	182,517	7.400	78.62	86.20	662	47.10
March 2008	268	36,636,197	5.47	136,702	8.195	83.49	91.42	636	43.61
April 2008	3,481	481,905,340	71.98	138,439	8.158	83.40	90.76	635	43.74
May 2008	9	1,724,240	0.26	191,582	8.477	83.70	86.10	641	44.18
January 2009	4	766,270	0.11	191,567	8.008	86.73	90.05	591	50.20
February 2009	1	98,787	0.01	98,787	9.125	100.00	100.00	623	54.00
March 2009	83	10,958,963	1.64	132,036	8.043	83.65	90.46	640	40.06
April 2009	880	115,671,406	17.28	131,445	8.006	83.09	91.12	645	43.29
May 2009	1	176,156	0.03	176,156	9.125	75.00	75.00	541	54.00
November 2010	1	66,181	0.01	66,181	7.999	95.00	95.00	613	21.00
January 2011	2	289,555	0.04	144,778	6.919	83.20	83.20	718	43.61
March 2011	5	627,579	0.09	125,516	8.109	81.30	85.09	667	45.39
April 2011	86	13,179,256	1.97	153,247	7.504	80.77	91.64	674	43.14
Total:	4,863	669,507,697	100.00	137,674	8.115	83.31	90.81	638	43.56

Weighted Average Next Rate Adjustment Date:	June 2008
Minimum Next Rate Adjustment Date:	September 2006
Maximum Next Rate Adjustment Date:	April 2011

The Group I Mortgage Loans

Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
California	333	87,104,328	9.97	261,575	7.283	73.39	76.64	662	43.83
Illinois	494	74,725,269	8.55	151,266	8.489	84.15	89.19	633	43.19
Florida	432	68,473,713	7.84	158,504	7.867	78.70	84.61	642	43.71
Texas	447	43,795,997	5.01	97,978	7.968	80.77	89.21	639	41.95
Ohio	428	41,860,102	4.79	97,804	8.471	88.09	93.45	630	42.87
Michigan	371	40,590,611	4.65	109,409	8.444	88.17	93.24	635	43.05
Georgia	304	38,550,019	4.41	126,809	8.307	85.85	95.00	638	43.59
New York	255	33,469,701	3.83	131,254	8.170	83.65	87.68	644	42.96
North Carolina	251	28,121,483	3.22	112,038	8.279	85.03	93.58	638	41.45
Minnesota	168	27,358,654	3.13	162,849	7.989	82.32	90.44	640	42.75
Arizona	149	27,168,111	3.11	182,336	7.538	76.96	81.28	642	41.96
Tennessee	281	26,987,352	3.09	96,040	8.261	82.99	96.81	636	43.83
Oregon	164	26,631,387	3.05	162,387	7.470	79.54	89.33	648	43.19
New Jersey	131	25,306,945	2.90	193,183	8.095	81.13	83.27	634	42.67
Washington	133	23,294,621	2.67	175,148	7.582	79.51	87.26	653	43.75
Other	2,119	260,257,428	29.79	122,821	8.197	83.96	91.09	637	42.89
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	6,047	818,041,904	93.63	135,281	8.045	82.20	89.11	637	43.23
Investment	359	46,354,468	5.31	129,121	8.215	81.43	81.46	683	39.92
Second Home	54	9,299,350	1.06	172,210	8.375	87.25	87.25	690	41.88
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	5,077	654,331,702	74.89	128,882	8.113	82.48	88.55	637	42.58
Planned Unit Development	748	120,056,086	13.74	160,503	7.787	81.14	89.71	647	44.09
Condominium	391	54,910,734	6.28	140,437	7.979	81.95	90.80	654	45.11
Two-to-Four Family	240	43,758,324	5.01	182,326	8.093	81.66	85.41	650	44.66
Modular Home	4	638,876	0.07	159,719	7.383	77.51	77.51	673	36.39
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	3,715	414,998,447	47.50	111,709	8.170	85.23	96.78	649	44.40
Refinance - Cash-out	2,389	403,320,051	46.16	168,824	7.996	79.76	81.62	632	42.09
Refinance - Rate Term	356	55,377,224	6.34	155,554	7.665	77.47	79.51	639	39.79
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	5,074	662,191,564	75.79	130,507	7.892	81.34	88.40	636	43.23
Stated Documentation	802	106,016,254	12.13	132,190	8.524	83.20	92.43	670	42.31
Limited Documentation	17	2,767,487	0.32	162,793	8.052	79.00	81.07	617	39.34
Alternative Documentation	567	102,720,416	11.76	181,165	8.647	86.91	86.91	636	42.70
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Credit Score

Range of Credit Score	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
540 - 559	262	34,661,355	3.97	132,295	8.752	75.05	75.97	549	42.26
560 - 579	485	66,825,370	7.65	137,784	8.562	78.32	78.75	570	41.82
580 - 599	748	90,258,854	10.33	120,667	8.874	83.13	87.14	589	42.11
600 - 619	1,190	146,881,753	16.81	123,430	8.318	82.68	90.84	609	43.80
620 - 639	844	113,618,293	13.00	134,619	8.226	83.98	91.41	628	43.61
640 - 659	1,009	138,873,618	15.89	137,635	7.954	83.82	91.70	648	43.86
660 - 679	699	98,296,208	11.25	140,624	7.714	83.98	91.34	668	42.90
680 - 699	399	60,007,218	6.87	150,394	7.432	81.75	90.16	688	43.08
700 - 719	312	47,579,879	5.45	152,500	7.409	82.61	90.92	708	43.37
720 - 739	187	27,397,826	3.14	146,512	7.253	81.71	88.62	729	42.93
740 - 759	145	21,642,925	2.48	149,262	7.455	83.23	88.99	748	42.38
760 - 779	97	14,672,183	1.68	151,260	6.781	74.21	81.38	770	41.81
780 - 799	56	9,562,569	1.09	170,760	6.585	72.04	75.68	789	37.45
800 - 819	26	3,348,855	0.38	128,802	6.853	75.53	81.28	808	39.84
Greater than or equal to 820	1	68,816	0.01	68,816	6.625	54.52	54.52	832	29.00
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

Non-Zero Weighted Average Credit Score:	640
Non-Zero Minimum Credit Score:	540
Maximum Credit Score:	832
Standard Deviation Credit Score:	52

The Group I Mortgage Loans

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	1,934	265,672,734	30.41	137,370	8.269	83.08	88.75	642	42.50
12	178	25,398,294	2.91	142,687	8.312	81.71	87.55	643	42.47
24	2,451	336,459,425	38.51	137,274	8.066	82.49	90.53	634	43.61
36	1,897	246,165,268	28.18	129,766	7.793	80.96	86.23	647	42.91
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group I Mortgage Loans

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04
Total:	6,460	873,695,721	100.00	135,247	8.058	82.21	88.69	640	43.04

The Group II Mortgage Loans

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	5	1,202,750	0.14	240,550	6.363	65.54	65.54	755	23.09
20 Year Fixed	1	468,653	0.06	468,653	9.375	79.66	79.66	627	29.00
30 Year Fixed	312	66,683,069	7.87	213,728	7.343	80.23	88.58	682	39.20
30 Year Fixed 5 Year Interest Only	37	13,071,625	1.54	353,287	8.304	84.30	91.05	661	42.49
15 Year Fixed 5 Year Interest Only	3	1,038,000	0.12	346,000	9.506	89.98	89.98	595	49.69
15/30 Year Fixed (Balloon)	1	216,186	0.03	216,186	7.625	100.00	100.00	702	49.00
30/40 Year Fixed (Balloon)	40	10,241,860	1.21	256,046	7.627	83.07	92.35	673	42.30
ARM 30 Year	1	216,407	0.03	216,407	6.500	80.00	100.00	650	45.00
ARM 5 Year Interest Only	3	959,900	0.11	319,967	6.749	80.00	100.00	676	46.49
1/29 ARM	11	4,218,247	0.50	383,477	8.800	89.63	97.03	688	40.65
2/28 ARM	593	134,473,135	15.88	226,768	8.144	83.61	96.03	649	40.83
2/28 ARM 5 Year Interest Only	938	339,063,965	40.04	361,475	7.699	80.76	96.91	669	44.42
3/27 ARM	236	53,828,096	6.36	228,085	7.830	83.49	95.06	661	41.55
3/27 ARM 5 Year Interest Only	219	74,689,565	8.82	341,048	7.490	82.14	96.43	676	43.15
5/25 ARM	15	3,075,074	0.36	205,005	7.165	81.41	95.03	681	42.75
5/25 ARM 10 Year Interest Only	30	10,975,339	1.30	365,845	7.150	77.43	90.20	674	45.54
30/40 Year ARM 2/28 (Balloon)	395	126,036,308	14.88	319,079	7.872	83.44	96.19	657	42.44
30/40 Year ARM 3/27 (Balloon)	11	3,884,881	0.46	353,171	7.839	84.56	90.73	665	42.07
30/40 Year ARM 5/25 (Balloon)	8	2,499,910	0.30	312,489	6.770	80.00	99.01	700	43.72
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	6	2,875,614	0.34	479,269	5.318	63.73	71.08	746	41.63
5.500 - 5.999	87	32,143,678	3.80	369,468	5.839	75.60	85.42	722	40.90
6.000 - 6.499	105	37,522,941	4.43	357,361	6.251	78.53	92.20	700	41.82
6.500 - 6.999	448	155,469,755	18.36	347,031	6.786	79.46	95.55	684	42.64
7.000 - 7.499	347	109,463,676	12.93	315,457	7.247	79.56	96.25	665	43.27
7.500 - 7.999	685	199,111,791	23.51	290,674	7.730	80.83	96.68	663	43.53
8.000 - 8.499	385	111,480,104	13.16	289,559	8.204	81.50	95.27	653	42.34
8.500 - 8.999	366	102,697,836	12.13	280,595	8.734	84.37	96.63	654	42.24
9.000 - 9.499	146	40,496,467	4.78	277,373	9.197	88.61	95.16	645	42.65
9.500 - 9.999	113	28,420,325	3.36	251,507	9.707	94.69	97.83	636	43.67
10.000 - 10.499	54	11,642,069	1.37	215,594	10.219	98.07	98.51	626	43.48
10.500 - 10.999	85	12,706,008	1.50	149,482	10.677	97.53	97.53	603	41.12
11.000 - 11.499	24	2,013,654	0.24	83,902	11.156	99.28	99.28	589	34.84
11.500 - 11.999	7	639,051	0.08	91,293	11.701	100.00	100.00	588	44.37
12.000 - 12.499	1	160,000	0.02	160,000	12.125	100.00	100.00	598	45.00
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Weighted Average Gross Mortgage Rate (%):	7.760
Minimum Gross Mortgage Rate (%):	5.125
Maximum Gross Mortgage Rate (%):	12.125
Standard Deviation (%):	1.138

The Group II Mortgage Loans

Distribution by Statistical Cut-off Date Principal Balance

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	36	1,482,506	0.18	41,181	10.702	97.84	98.40	621	35.48
50,000.01 - 100,000.00	197	15,516,783	1.83	78,765	8.692	85.97	98.19	640	36.29
100,000.01 - 150,000.00	411	52,363,019	6.18	127,404	8.081	83.52	98.56	644	39.27
150,000.01 - 200,000.00	445	78,340,057	9.25	176,045	7.907	82.89	98.56	654	41.58
200,000.01 - 250,000.00	383	85,884,458	10.14	224,241	7.747	81.67	98.25	661	43.69
250,000.01 - 300,000.00	316	86,809,559	10.25	274,714	7.775	82.63	97.77	665	43.68
300,000.01 - 350,000.00	219	70,935,238	8.38	323,905	7.890	83.31	98.23	669	45.39
350,000.01 - 400,000.00	187	70,262,662	8.30	375,736	7.826	82.48	98.53	667	44.50
400,000.01 - 450,000.00	155	66,064,436	7.80	426,222	7.749	81.74	94.19	663	44.67
450,000.01 - 500,000.00	148	70,626,025	8.34	477,203	7.686	80.33	92.25	672	44.09
500,000.01 - 550,000.00	88	46,208,925	5.46	525,101	7.377	81.72	91.94	670	44.59
550,000.01 - 600,000.00	77	44,300,034	5.23	575,325	7.781	83.83	93.98	671	44.50
600,000.01 - 650,000.00	41	25,683,276	3.03	626,421	7.725	82.34	90.83	660	41.98
650,000.01 - 700,000.00	33	22,503,612	2.66	681,928	7.789	82.21	91.68	651	41.30
700,000.01 - 750,000.00	32	23,318,002	2.75	728,688	7.338	78.57	89.45	680	37.72
750,000.01 - 800,000.00	18	13,988,147	1.65	777,119	7.814	80.60	91.67	670	38.18
800,000.01 - 850,000.00	13	10,806,213	1.28	831,247	7.216	77.50	87.60	660	38.96
850,000.01 - 900,000.00	13	11,434,204	1.35	879,554	7.841	80.55	92.11	688	35.88
900,000.01 - 950,000.00	8	7,403,850	0.87	925,481	7.845	78.79	96.22	704	43.38
950,000.01 - 1,000,000.00	15	14,808,619	1.75	987,241	7.660	78.83	90.03	678	38.65
1,000,000.01 or greater	24	28,103,343	3.32	1,170,973	6.923	77.25	91.37	705	40.37
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Average Statistical Cut-off Date Principal Balance ($):	296,202.51
Minimum Statistical Cut-off Date Principal Balance ($):	24,882.16
Maximum Statistical Cut-off Date Principal Balance ($):	1,700,000.00
Standard Deviation ($):	195,202.57

The Group II Mortgage Loans

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	36	1,482,506	0.18	41,181	10.702	97.84	98.40	621	35.48
50,000.01 - 100,000.00	197	15,516,783	1.83	78,765	8.692	85.97	98.19	640	36.29
100,000.01 - 150,000.00	411	52,363,019	6.18	127,404	8.081	83.52	98.56	644	39.27
150,000.01 - 200,000.00	445	78,340,057	9.25	176,045	7.907	82.89	98.56	654	41.58
200,000.01 - 250,000.00	382	85,634,535	10.11	224,174	7.752	81.67	98.25	661	43.67
250,000.01 - 300,000.00	317	87,059,482	10.28	274,636	7.771	82.63	97.78	665	43.70
300,000.01 - 350,000.00	218	70,585,334	8.34	323,786	7.891	83.32	98.23	670	45.35
350,000.01 - 400,000.00	188	70,612,566	8.34	375,599	7.826	82.46	98.54	667	44.55
400,000.01 - 450,000.00	154	65,614,835	7.75	426,070	7.761	81.72	94.26	663	44.62
450,000.01 - 500,000.00	149	71,075,626	8.39	477,018	7.675	80.36	92.20	672	44.15
500,000.01 - 550,000.00	87	45,659,452	5.39	524,821	7.383	81.74	92.09	670	44.46
550,000.01 - 600,000.00	78	44,849,507	5.30	574,994	7.770	83.79	93.81	670	44.62
600,000.01 - 650,000.00	41	25,683,276	3.03	626,421	7.725	82.34	90.83	660	41.98
650,000.01 - 700,000.00	32	21,804,358	2.57	681,386	7.806	82.28	91.42	652	41.18
700,000.01 - 750,000.00	33	24,017,256	2.84	727,796	7.336	78.61	89.76	678	37.93
750,000.01 - 800,000.00	18	13,988,147	1.65	777,119	7.814	80.60	91.67	670	38.18
800,000.01 - 850,000.00	13	10,806,213	1.28	831,247	7.216	77.50	87.60	660	38.96
850,000.01 - 900,000.00	13	11,434,204	1.35	879,554	7.841	80.55	92.11	688	35.88
900,000.01 - 950,000.00	8	7,403,850	0.87	925,481	7.845	78.79	96.22	704	43.38
950,000.01 - 1,000,000.00	15	14,808,619	1.75	987,241	7.660	78.83	90.03	678	38.65
1,000,000.01 or greater	24	28,103,343	3.32	1,170,973	6.923	77.25	91.37	705	40.37
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Average Original Principal Balance ($):	296,386.03
Minimum Original Principal Balance ($):	24,900.00
Maximum Original Principal Balance ($):	1,700,000.00
Standard Deviation ($):	195,276.83

The Group II Mortgage Loans

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	9	2,456,936	0.29	272,993	7.802	78.90	78.90	683	36.61
231 - 240	1	468,653	0.06	468,653	9.375	79.66	79.66	627	29.00
351 - 360	2,849	843,917,380	99.65	296,215	7.759	81.97	95.58	665	42.77
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Weighted Average Remaining Term to Maturity (months):	358
Minimum Remaining Term to Maturity (months):	178
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	10

The Group II Mortgage Loans

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	9	2,456,936	0.29	272,993	7.802	78.90	78.90	683	36.61
240	1	468,653	0.06	468,653	9.375	79.66	79.66	627	29.00
360	2,849	843,917,380	99.65	296,215	7.759	81.97	95.58	665	42.77
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Weighted Average Original Term to Maturity (months):	359
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	10

The Group II Mortgage Loans

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
40.01 - 45.00	1	75,745	0.01	75,745	5.250	40.43	40.43	803	24.00
45.01 - 50.00	6	2,018,484	0.24	336,414	5.950	48.06	48.06	768	28.75
50.01 - 55.00	3	1,673,077	0.20	557,692	6.101	51.23	51.23	717	38.21
55.01 - 60.00	9	4,518,914	0.53	502,102	7.269	57.84	59.80	661	32.36
60.01 - 65.00	19	6,936,990	0.82	365,105	7.179	63.24	66.90	673	42.36
65.01 - 70.00	26	15,695,929	1.85	603,690	7.073	68.51	70.34	668	34.03
70.01 - 75.00	42	23,360,372	2.76	556,199	7.141	73.97	80.04	661	43.23
75.01 - 80.00	2,175	640,474,092	75.63	294,471	7.522	79.91	97.53	670	43.09
80.01 - 85.00	38	14,520,044	1.71	382,106	8.314	84.70	85.00	622	46.15
85.01 - 90.00	105	33,904,265	4.00	322,898	8.721	89.80	89.80	630	42.03
90.01 - 95.00	68	20,887,909	2.47	307,175	8.423	94.95	94.95	646	38.96
95.01 - 100.00	361	81,186,545	9.59	224,893	9.428	99.94	99.94	655	43.27
Greater than or equal to 100.01	6	1,590,603	0.19	265,101	8.180	102.99	102.99	696	44.79
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Weighted Average Original Loan-to-Value Ratios (%):	81.96
Minimum Original Loan-to-Value Ratios (%):	40.43
Maximum Original Loan-to-Value Ratios (%):	103.00
Standard Deviation (%):	7.83

The Group II Mortgage Loans

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
40.01 - 45.00	1	75,745	0.01	75,745	5.250	40.43	40.43	803	24.00
45.01 - 50.00	6	2,018,484	0.24	336,414	5.950	48.06	48.06	768	28.75
50.01 - 55.00	3	1,673,077	0.20	557,692	6.101	51.23	51.23	717	38.21
55.01 - 60.00	8	4,297,564	0.51	537,195	7.244	57.73	57.73	655	32.12
60.01 - 65.00	17	5,265,662	0.62	309,745	7.451	63.10	63.10	657	42.79
65.01 - 70.00	23	13,261,532	1.57	576,588	7.006	68.49	68.49	673	36.65
70.01 - 75.00	31	16,605,593	1.96	535,664	7.046	73.02	73.91	660	42.35
75.01 - 80.00	137	61,835,319	7.30	451,353	7.298	79.38	79.39	656	40.65
80.01 - 85.00	44	17,921,933	2.12	407,317	8.124	82.35	84.76	630	43.00
85.01 - 90.00	144	55,529,375	6.56	385,621	8.174	85.06	89.72	645	41.76
90.01 - 95.00	128	45,074,299	5.32	352,143	7.925	86.72	94.85	657	39.80
95.01 - 100.00	2,310	621,611,576	73.40	269,096	7.797	82.58	99.96	669	43.51
Greater than or equal to 100.01	7	1,672,813	0.20	238,973	8.171	101.86	102.85	694	44.16
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Weighted Average Original Combined Loan-to-Value Ratios (%):	95.53
Minimum Original Combined Loan-to-Value Ratios (%):	40.43
Maximum Original Combined Loan-to-Value Ratios (%):	103.00
Standard Deviation (%):	7.66

The Group II Mortgage Loans

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	339	91,218,159	10.77	269,080	7.610	80.81	92.32	663	21.91
30.01 - 35.00	241	58,945,887	6.96	244,589	7.793	81.86	95.27	668	33.21
35.01 - 40.00	413	118,344,713	13.97	286,549	7.723	81.03	94.62	668	38.16
40.01 - 45.00	590	171,748,965	20.28	291,100	7.783	82.25	95.54	670	43.34
45.01 - 50.00	865	272,812,933	32.22	315,391	8.039	82.96	96.89	665	48.23
50.01 - 55.00	411	133,772,313	15.80	325,480	7.281	81.19	95.83	658	53.24
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Non-Zero Weighted Average Debt Ratio (%):	42.74
Non-Zero Minimum Debt Ratio (%):	3.00
Maximum Debt Ratio (%):	55.00
Standard Deviation (%):	9.49

The Group II Mortgage Loans

Distribution by Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
3.000 - 3.249	1	489,022	0.06	489,022	5.999	70.00	70.00	782	29.00
4.500 - 4.749	1	488,000	0.06	488,000	6.750	80.00	100.00	707	46.00
4.750 - 4.999	3	627,387	0.08	209,129	6.551	80.00	100.00	640	43.99
5.000 - 5.249	247	81,785,990	10.85	331,117	7.178	79.43	96.49	665	44.39
5.250 - 5.499	1,541	470,055,077	62.35	305,032	7.590	79.30	96.68	667	43.22
5.500 - 5.749	95	34,974,308	4.64	368,151	7.498	79.90	92.79	671	42.63
5.750 - 5.999	171	55,974,120	7.42	327,334	8.354	85.21	91.07	642	42.73
6.000 - 6.249	54	16,884,902	2.24	312,683	8.112	86.07	97.89	663	42.32
6.250 - 6.499	286	77,658,714	10.30	271,534	9.054	97.31	98.76	656	42.08
6.500 - 6.749	26	5,578,295	0.74	214,550	8.554	85.37	97.83	649	37.09
6.750 - 6.999	11	2,067,498	0.27	187,954	9.098	98.21	98.90	642	43.88
7.000 - 7.249	8	2,685,759	0.36	335,720	9.278	96.72	96.72	669	46.26
7.250 - 7.499	10	3,168,846	0.42	316,885	9.433	99.60	100.00	680	41.24
7.500 - 7.749	4	829,691	0.11	207,423	10.459	99.27	99.27	640	40.63
7.750 - 7.999	2	653,216	0.09	326,608	10.053	97.86	97.86	683	45.28
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Gross Margin (%):	5.527
Minimum Gross Margin (%):	3.000
Maximum Gross Margin (%):	7.750
Standard Deviation (%):	0.433

The Group II Mortgage Loans

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.500 - 5.999	42	13,877,213	1.84	330,410	5.853	79.52	95.57	705	45.40
6.000 - 6.499	77	27,735,787	3.68	360,205	6.253	79.24	95.63	694	43.19
6.500 - 6.999	395	140,987,548	18.70	356,931	6.791	79.54	96.00	684	43.03
7.000 - 7.499	326	102,982,706	13.66	315,898	7.243	79.51	96.28	664	43.38
7.500 - 7.999	636	189,583,132	25.15	298,087	7.731	80.79	96.86	664	43.68
8.000 - 8.499	363	106,524,733	14.13	293,457	8.203	81.48	95.39	654	42.10
8.500 - 8.999	325	93,805,338	12.44	288,632	8.730	84.36	96.95	654	42.30
9.000 - 9.499	128	36,437,339	4.83	284,667	9.189	88.57	95.09	645	42.98
9.500 - 9.999	95	25,179,876	3.34	265,051	9.704	94.53	97.67	634	43.92
10.000 - 10.499	37	9,193,216	1.22	248,465	10.203	98.49	98.64	633	44.98
10.500 - 10.999	29	6,407,917	0.85	220,963	10.679	97.53	97.53	600	41.33
11.000 - 11.499	5	817,021	0.11	163,404	11.152	100.00	100.00	588	32.46
11.500 - 11.999	1	229,000	0.03	229,000	11.750	100.00	100.00	586	49.00
12.000 - 12.499	1	160,000	0.02	160,000	12.125	100.00	100.00	598	45.00
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Minimum Mortgage Rate: (%):	7.788
Minimum Minimum Mortgage Rate (%):	5.500
Maximum Minimum Mortgage Rate (%):	12.125
Standard Deviation (%):	0.980

The Group II Mortgage Loans

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.500 - 11.999	42	13,877,213	1.84	330,410	5.853	79.52	95.57	705	45.40
12.000 - 12.499	77	27,735,787	3.68	360,205	6.253	79.24	95.63	694	43.19
12.500 - 12.999	395	140,987,548	18.70	356,931	6.791	79.54	96.00	684	43.03
13.000 - 13.499	326	102,982,706	13.66	315,898	7.243	79.51	96.28	664	43.38
13.500 - 13.999	636	189,583,132	25.15	298,087	7.731	80.79	96.86	664	43.68
14.000 - 14.499	363	106,524,733	14.13	293,457	8.203	81.48	95.39	654	42.10
14.500 - 14.999	325	93,805,338	12.44	288,632	8.730	84.36	96.95	654	42.30
15.000 - 15.499	128	36,437,339	4.83	284,667	9.189	88.57	95.09	645	42.98
15.500 - 15.999	95	25,179,876	3.34	265,051	9.704	94.53	97.67	634	43.92
16.000 - 16.499	37	9,193,216	1.22	248,465	10.203	98.49	98.64	633	44.98
16.500 - 16.999	29	6,407,917	0.85	220,963	10.679	97.53	97.53	600	41.33
17.000 - 17.499	5	817,021	0.11	163,404	11.152	100.00	100.00	588	32.46
17.500 - 17.999	1	229,000	0.03	229,000	11.750	100.00	100.00	586	49.00
18.000 - 18.499	1	160,000	0.02	160,000	12.125	100.00	100.00	598	45.00
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Maximum Mortgage Rate (%):	13.788
Minimum Maximum Mortgage Rate (%):	11.500
Maximum Maximum Mortgage Rate (%):	18.125
Standard Deviation (%):	0.980

The Group II Mortgage Loans

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	4	1,176,307	0.16	294,077	6.704	80.00	100.00	671	46.21
2.000	11	4,218,247	0.56	383,477	8.800	89.63	97.03	688	40.65
3.000	2,445	748,526,272	99.28	306,146	7.784	82.03	96.32	664	43.10
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Initial Periodic Cap (%):	2.991
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	3.000
Standard Deviation (%):	0.105

The Group II Mortgage Loans

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Subsequent Periodic Cap (%):	1.000
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.000
Standard Deviation (%):	0.000

The Group II Mortgage Loans

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
October 2006	4	1,176,307	0.16	294,077	6.704	80.00	100.00	671	46.21
April 2007	11	4,218,247	0.56	383,477	8.800	89.63	97.03	688	40.65
September 2007	1	205,756	0.03	205,756	8.125	99.50	99.50	673	45.00
October 2007	1	222,300	0.03	222,300	7.000	79.99	100.00	693	48.00
November 2007	1	165,951	0.02	165,951	6.625	79.90	79.90	641	27.00
February 2008	4	913,558	0.12	228,390	7.645	80.00	98.86	678	43.07
March 2008	154	52,910,828	7.02	343,577	7.743	81.98	96.16	663	43.30
April 2008	1,761	544,204,586	72.18	309,032	7.844	81.96	96.61	662	43.20
May 2008	4	950,427	0.13	237,607	8.088	82.75	90.94	645	38.15
October 2008	1	557,750	0.07	557,750	7.625	97.00	97.00	722	47.00
March 2009	30	7,910,863	1.05	263,695	7.544	81.75	92.11	674	41.86
April 2009	435	123,933,929	16.44	284,906	7.644	82.76	95.93	669	42.49
December 2010	1	163,905	0.02	163,905	7.500	102.97	102.97	769	37.00
February 2011	1	150,790	0.02	150,790	7.999	80.00	100.00	616	34.00
March 2011	5	626,929	0.08	125,386	7.660	82.84	100.00	702	43.88
April 2011	45	15,472,821	2.05	343,840	7.064	78.10	91.87	678	44.96
May 2011	1	135,877	0.02	135,877	6.500	80.00	100.00	670	45.00
Total:	2,460	753,920,826	100.00	306,472	7.788	82.07	96.33	664	43.10

Weighted Average Next Rate Adjustment Date:	June 2008
Minimum Next Rate Adjustment Date:	October 2006
Maximum Next Rate Adjustment Date:	May 2011

The Group II Mortgage Loans

Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
California	741	323,173,635	38.16	436,132	7.376	79.97	94.37	674	44.27
Florida	368	97,101,232	11.47	263,862	8.062	82.01	97.26	663	42.65
New York	155	53,032,081	6.26	342,142	7.862	84.58	97.23	677	44.38
Texas	234	39,830,834	4.70	170,217	7.826	81.48	96.69	653	39.50
Illinois	129	35,153,329	4.15	272,506	8.283	85.55	96.22	668	41.71
New Jersey	80	25,378,987	3.00	317,237	8.236	86.05	94.18	665	43.14
Nevada	83	25,055,117	2.96	301,869	7.568	80.77	96.94	665	43.10
North Carolina	98	20,300,479	2.40	207,148	7.926	85.54	98.41	669	42.43
Maryland	47	17,212,393	2.03	366,221	8.176	84.33	93.55	658	44.78
Georgia	74	17,137,202	2.02	231,584	8.241	84.01	96.17	651	41.87
Arizona	52	16,696,841	1.97	321,093	7.743	81.27	93.39	651	40.07
Massachusetts	52	15,015,628	1.77	288,762	8.016	78.86	93.39	656	41.74
Colorado	42	14,763,324	1.74	351,508	7.763	80.81	96.07	659	37.90
Virginia	40	14,311,930	1.69	357,798	7.889	82.64	94.66	667	44.35
Michigan	64	13,720,923	1.62	214,389	8.200	87.19	98.39	653	42.21
Other	600	118,959,034	14.05	198,265	8.017	83.31	95.88	650	40.03
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	2,848	841,824,855	99.41	295,585	7.754	81.96	95.61	665	42.75
Investment	9	3,803,744	0.45	422,638	8.805	79.66	79.66	681	43.73
Second Home	2	1,214,370	0.14	607,185	8.365	90.00	90.00	675	35.69
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	1,846	526,242,163	62.14	285,072	7.788	81.95	94.94	664	42.66
Planned Unit Development	650	205,558,369	24.27	316,244	7.651	81.53	95.74	665	42.06
Condominium	229	62,470,109	7.38	272,795	7.888	82.28	97.64	669	43.50
Two-to-Four Family	133	52,467,450	6.20	394,492	7.742	83.31	98.09	681	45.38
Modular Home	1	104,879	0.01	104,879	8.750	100.00	100.00	733	22.00
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	2,636	722,742,967	85.35	274,182	7.799	82.48	97.79	666	42.97
Refinance - Cash-out	191	105,831,082	12.50	554,089	7.560	79.42	82.96	657	42.07
Refinance - Rate Term	32	18,268,920	2.16	570,904	7.362	76.16	78.84	685	37.75
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	1,834	536,230,472	63.32	292,383	7.465	81.43	94.58	656	42.15
Stated Documentation	952	279,212,537	32.97	293,290	8.267	82.66	98.33	685	43.83
Limited Documentation	17	4,714,279	0.56	277,311	7.754	80.06	93.11	651	42.91
Alternative Documentation	56	26,685,682	3.15	476,530	8.377	85.58	85.58	657	43.21
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Credit Score

Range of Credit Score	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
540 - 559	16	4,302,493	0.51	268,906	8.886	78.81	80.91	547	41.83
560 - 579	49	15,617,808	1.84	318,731	8.673	79.32	79.41	569	41.77
580 - 599	224	44,306,036	5.23	197,795	9.295	87.24	92.96	589	41.27
600 - 619	349	86,032,644	10.16	246,512	8.011	82.13	95.42	609	43.82
620 - 639	320	86,812,334	10.25	271,289	8.001	83.03	95.43	628	42.28
640 - 659	585	171,052,256	20.20	292,397	7.882	82.25	97.01	648	43.03
660 - 679	449	132,126,982	15.60	294,269	7.617	82.07	96.89	667	43.24
680 - 699	285	94,484,955	11.16	331,526	7.609	81.43	96.82	688	42.79
700 - 719	261	100,260,931	11.84	384,141	7.260	80.73	95.61	708	42.89
720 - 739	136	46,756,051	5.52	343,794	7.186	81.36	95.95	729	42.49
740 - 759	83	26,893,772	3.18	324,021	7.185	81.79	96.46	748	43.08
760 - 779	52	18,257,252	2.16	351,101	7.190	80.83	95.25	770	41.33
780 - 799	40	16,934,113	2.00	423,353	6.964	74.79	87.58	788	38.86
800 - 819	10	3,005,342	0.35	300,534	7.332	79.98	87.47	804	40.51
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

Non-Zero Weighted Average Credit Score:	665
Non-Zero Minimum Credit Score:	540
Maximum Credit Score:	815
Standard Deviation Credit Score:	49

The Group II Mortgage Loans

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	754	217,934,735	25.73	289,038	8.126	83.35	94.56	671	41.73
12	166	65,814,552	7.77	396,473	8.081	82.23	94.86	665	41.69
24	1,340	400,224,565	47.26	298,675	7.687	81.47	96.82	661	43.69
36	599	162,869,117	19.23	271,902	7.317	81.19	93.91	669	42.21
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

The Group II Mortgage Loans

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74
Total:	2,859	846,842,969	100.00	296,203	7.760	81.96	95.53	665	42.74

PROSPECTUS

April 3, 2006

HSI Asset Securitization Corporation
Depositor

Asset-Backed Securities
(Issuable in Series)

HSI Asset Securitization Corporation from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust consisting primarily of

•

a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

•

pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

The certificates of a series will evidence beneficial ownership interests in the trust.  The notes of a series will evidence indebtedness of the trust. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

You should consider carefully the risk factors beginning on page 1 of this prospectus and under “Risk Factors” in the related prospectus supplement.

The securities will represent obligations of the issuing entity only and will not represents interests in or obligations of the sponsor, the depositor or any other entity.  Neither the depositor nor any of the depositor’s affiliates, including HSBC Holdings plc, HSBC Bank USA, National Association, and HSBC Securities (USA) Inc., will insure or guarantee distributions on the securities of any series.  No governmental agency will insure the securities or the collateral securing the securities.

You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

HSBC

The date of this prospectus is April 3, 2006

We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable.  We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  These offerings will not be made pursuant to this prospectus or the related registration statement.

___________________________

This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

Page

RISK FACTORS

1

Mortgage Loans Underwritten as Non-Conforming Credits May

  Experience Relatively Higher Losses

1

Aspects of the Mortgage Loan Origination Process May Result in Higher

  Expected Delinquencies

1

Assets of the Trust May Include Delinquent and Sub-Performing Residential Loans

3

Changes in U.S. Economic Conditions May Adversely Affect the Performance of the

   Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

3

Risks Associated with Mortgage Loans Providing for Interest-Only Payments

6

Risks Related to Mortgage Loans that Provide for Negative Amortization

6

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

7

Liquidation Proceeds May Be Less than Mortgage Values; Delay In Receipt of Liquidation Proceeds

7

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

9

Special Default Risk of Junior Lien Mortgage Loans

10

Risks Related to Simultaneous Second Liens and Other Borrower Debt

10

Default Risk on High-Balance Mortgage Loans

10

Risks Relating to Geographic Concentration of Mortgage Loans

10

Borrower May Be Unable to Make Balloon Payment

11

Environmental Risks

12

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

12

Credit Enhancement Is Limited in Amount and Coverage

13

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

13

Risks Related to any Interest Rate Swap Agreement

13

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

13

Special Risks for Certain Classes of Securities

14

Military Action and Terrorist Attacks

14

Yield Is Sensitive to Rate of Principal Prepayment

15

Originators and Servicers May Be Subject to Litigation of Governmental Proceedings

15

The Servicers’ Collection Procedures May Affect the Timing of Collections

  on the Mortgage Loans

16

Risks Relating to Defaults or Resignation of the Master Servicer or a Servicer

16

Delinquencies Due to Servicing Transfers

16

Violations of Federal Laws May Adversely Affect Ability to Collect on Mortgage Loans

17

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

18

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

18

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

18

Assets of Trust Are Limited

19

Rating of the Securities Are Limited and May be Withdrawn or Lowered

19

The Securities May Not Be Suitable Investments

21

DEFINED TERMS

21

THE TRUSTS

21

Residential Loans

21

Agency Securities

28

Stripped Agency Securities

32

Additional Information Concerning the Trusts

33

USE OF PROCEEDS

36

YIELD CONSIDERATIONS

36

MATURITY AND PREPAYMENT CONSIDERATIONS

38

HSBC BANK USA – THE SPONSOR

40

General

40

Securitization Program

41

THE DEPOSITOR

42

THE ISSUING ENTITY

43

AFFILIATIONS

43

RESIDENTIAL LOANS

43

Underwriting Standards

43

Representations by Unaffiliated Sellers; Repurchases

43

Sub-Servicing

45

DESCRIPTION OF THE SECURITIES

45

General

45

Assignment of Assets of the Trust

47

Deposits to the Trust Account

50

Pre-Funding Account

51

Payments on Residential Loans

51

Payments on Agency Securities

52

Distributions

52

Principal and Interest on the Securities

54

Available Distribution Amount

55

Subordination

56

Advances

58

Statements to Holders of Securities

58

Book-Entry Registration of Securities

61

Collection and Other Servicing Procedures

65

Realization on Defaulted Residential Loans

66

Retained Interest, Administration Compensation and

  Payment of Expenses

67

Evidence as to Compliance

68

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

69

Deficiency Events

72

Events of Default

73

Amendment

77

Termination

77

Voting Rights

78

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

78

Primary Credit Insurance Policies

78

FHA Insurance and VA Guarantees

79

Primary Hazard Insurance Policies

80

DESCRIPTION OF CREDIT SUPPORT

82

Pool Insurance Policies

83

Special Hazard Insurance Policies

85

Bankruptcy Bonds

88

Reserve Funds

88

Cross-Support Provisions

88

Letter of Credit

88

Insurance Policies and Surety Bonds

89

Excess Spread

89

Overcollateralization

89

DERIVATIVES

89

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

91

General

91

Mortgage Loans

92

Cooperative Loans

92

Tax Aspects of Cooperative Ownership

93

Manufactured Housing Contracts Other Than Land Contracts

94

Foreclosure on Mortgages

96

Foreclosure on Cooperative Shares

99

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

100

Rights of Redemption with respect to Residential Properties

101

Notice of Sale; Redemption Rights with respect to Manufactured Homes

101

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

101

Junior Mortgages

104

Consumer Protection Laws

104

“High Cost” Loans and Predatory Lending Laws

106

Enforceability of Certain Provisions

106

Prepayment Charges and Prepayments

107

Subordinate Financing

108

Applicability of Usury Laws

108

Alternative Mortgage Instruments

109

Environmental Legislation

109

Servicemembers Civil Relief Act and the California Military and Veterans Code

111

Forfeiture for Drug, RICO and Money Laundering Violations

111

FEDERAL INCOME TAX CONSEQUENCES

112

General

112

REMICs

112

General

112

Taxation of Owners of Regular Securities

116

Taxation of Owners of Residual Securities

124

Taxes That May Be Imposed on the REMIC Pool

133

Liquidation of the REMIC Pool

134

Administrative Matters

134

Limitations on Deduction of Certain Expenses

135

Taxation of Certain Foreign Investors

136

Backup Withholding

137

Reporting Requirements

137

Grantor Trusts

138

Classification of Grantor Trusts

138

Standard Securities

138

Stripped Securities

141

Reporting Requirements and Backup Withholding

145

Partnership Trusts

146

Classification of Partnership Trusts

146

Characterization of Investments in Partnership Securities and Debt Securities

146

Taxation of Holder of Debt Securities

146

Taxation of Owners of Partnership Securities

147

Reportable Transactions

152

STATE AND OTHER TAX CONSEQUENCES

152

ERISA CONSIDERATIONS

152

LEGAL INVESTMENT

156

PLAN OF DISTRIBUTION

158

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

159

LEGAL MATTERS

160

FINANCIAL INFORMATION

160

STATIC POOL INFORMATION

161

ADDITIONAL INFORMATION

161

REPORTS TO SECURITYHOLDERS AND TO THE SEC

161

RATING

162

GLOSSARY OF TERMS

A-1

ANNEX I

I-1

Important Notice about Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered certificates or notes, as applicable.  These documents progressively provide more detail:

(1)

this prospectus, which provides general information, some of which may not apply to the offered securities; and

(2)

the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

________________________________

If you require additional information, the mailing address of our principal executive offices is HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the telephone number is (212) 525-4010.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

The single family mortgage loans assigned and transferred to a trust may include mortgage loans underwritten in accordance with the underwriting standards for “non-conforming credits.”  These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

A mortgage loan made to a “non-conforming credit” means a residential loan that is:

•

ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

•

made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

•

made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

Mortgage loans made to borrowers who are characterized as “non-conforming credits” may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines.  This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to “non-conforming credits” are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial.  As a result you may suffer losses.  See “Residential Loans — Underwriting Standards” in this prospectus.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal quality:  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines:  Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers.  There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria.  Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments.  You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions:  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties:  Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination:  Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults.  In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud:  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property.  To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent.  You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers:  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers:  First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers.  The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Residential Loans—Underwriting Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Assets of the Trust May Include Delinquent and Sub-Performing Residential Loans

The assets of the trust may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust could increase the risk that you will suffer losses because:

•

the rate of defaults and prepayments on the residential loans could increase; and

•

in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

See “The Trusts — Residential Loans” in this prospectus.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate;

•

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.  As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance.  In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See “—Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Associated with Mortgage Loans Providing for Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Risks Associated with Mortgage Loans Providing for Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate.

If applicable, the presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.  Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.  Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Liquidation Proceeds May Be Less than Mortgage Values; Delay In Receipt of Liquidation Proceeds

Several factors could adversely affect the value of the residential properties.  As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

•

an overall decline in the residential real estate market in the areas in which the residential properties are located;

•

a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

•

a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans.  These delays in liquidating the loans could lead to delays in receiving your proceeds because:

•

foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

•

foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

•

in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed.  These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance.  The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder.  Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage.  If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.  However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

•

incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

•

incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Applicable state laws generally:

•

regulate interest rates and other charges;

•

require certain disclosures; and

•

require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

•

may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

•

may entitle the borrower to a refund of amounts previously paid; and

•

could subject the master servicer to damages and administrative sanctions.

See “Certain Legal Aspects of Residential Loans” in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

A borrower’s obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise.  A borrower’s loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

•

the related trust, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

•

if a default occurs under an unsecured home improvement contract, the related trust will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower;

•

in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower’s obligations under this unsecured home improvement contract may be discharged in their entirety.  This discharge may occur even if the portion of the borrower’s assets made available to pay the amount due and owing to the related trust as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

•

the borrower may not demonstrate the same degree of concern over performance of the borrower’s obligations as if these obligations were secured by the real estate owned by the borrower.

Special Default Risk of Junior Lien Mortgage Loans

If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by junior liens on the related mortgaged properties, these junior lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust.  In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Default Risk on High-Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Risks Relating to Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•

Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•

Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Borrower May Be Unable to Make Balloon Payment

Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on its ability to:

•

timely refinance the loan; or

•

timely sell the related residential property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

•

the level of available mortgage rates at the time of sale or refinancing;

•

the borrower’s equity in the related residential property;

•

the financial condition of the borrower; and

•

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Environmental Risks

Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an “owner or operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property.  This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust there would be an increased risk that you might not receive all payments to which you are entitled. See “Certain Legal Aspects of Residential Loans — Environmental Legislation” in this prospectus.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments.  The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities.  Some of these factors are described below.

•

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

•

See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus and “Prepayment and Yield Considerations” in the prospectus supplement.

Credit Enhancement Is Limited in Amount and Coverage

Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See “Description of Credit Support” in this prospectus.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.  However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.  See “Description of Primary Insurance Coverage — Primary Credit Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.  See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•

in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

•

in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Yield Is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust. In particular, variations on this rate will include:

•

the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust;

•

the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

•

the exercise of any right of optional termination; and

•

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust.

Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust.  These repurchases may lead to prepayments of principal.  Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the securities could occur.   The rate of prepayment of the residential loans comprising or underlying the assets of the trust may affect the yield to maturity on your securities. See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

The rate of prepayments is influenced by a number of factors, including:

•

prevailing mortgage market interest rates;

•

local and national interest rates;

•

homeowner mobility; and

•

the ability of the borrower to obtain refinancing.

Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date.  Consequently, your effective yield, at par, will be less than the indicated coupon rate. See “Description of the Securities — Distributions” and “— Principal and Interest on the Securities” in this prospectus.

Originators and Servicers May Be Subject to Litigation of Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers’ Collection Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the master servicer or the servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans.  The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust.  For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments.  See “Description of the Securities — Collection and Other Servicing Procedures” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or a Servicer

If the master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party.  However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or the applicable servicer, as applicable, on the other.  As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination.  While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.  See “Description of the Securities — Collection and Other Servicing Procedures” in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Mortgage Loans

The residential loans may also be subject to federal laws, including:

•

the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

•

the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent.  This Act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

•

impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

•

impose specific statutory liabilities on creditors who fail to comply with their provisions; and

•

affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The Home Improvement Contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

•

protect the homeowner from defective craftsmanship or incomplete work by a contractor;

•

permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•

subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans.  In addition, violations could subject the trust to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See “Certain Legal Aspects of Residential Loans” in this prospectus.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to the seller, from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

•

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

•

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

•

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities— Book-Entry Registration of Securities” in this prospectus.

Assets of Trust Are Limited

The trust for your series constitutes the sole source of payment for your securities.  The trust will consist of, among other things:

•

payments with respect to the assets of the trust; and

•

any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

•

all payments due on the securities of your series;

•

adequate provision for future payments on certain classes of securities; and

•

any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust assets.

The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the securities could occur.

We cannot assure you that the market value of the assets of the trust or any other assets of a trust will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee,  may be insufficient to pay in full the principal of and interest on your securities.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies.  The rating will be based on, among other things:

•

the adequacy of the value of the assets of the trust;

•

any credit enhancement with respect to the class; and

•

the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

•

the likelihood that principal prepayments on the related residential loans will be made;

•

the degree to which prepayments might differ from those originally anticipated; or

•

the likelihood of early optional termination of the series of securities.

You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

•

the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

•

the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

•

if in the judgment of the rating agency, circumstances in the future so warrant;

•

any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series; or

•

an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities.  Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

•

that the historical data supporting the actuarial analysis will accurately reflect future experience;

•

that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

•

that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.  See “Rating” in this prospectus.

A rating agency’s withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, hybrid loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

DEFINED TERMS

We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering.  We define the capitalized terms used in this prospectus under the caption “Glossary of Terms” in this prospectus on page A-1.

THE TRUSTS

Generally, unless otherwise specified in the related prospectus supplement, the depositor will select each asset of the trust from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, based on certain factors, which may include from time to time:

•

the related loan-to-value ratio;

•

the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the depositor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•

the related borrower’s credit score;

•

the related borrower’s debt-to-income ratio;

•

whether it is discovered that there are any material documentation defects related to the mortgage loan; or

Residential Loans

The residential loans may consist of any combination of:

•

Mortgage loans secured by first or junior liens on one -to four-family residential properties;

•

Multifamily Loans;

•

Home Improvement Contracts;

•

Home Equity Loans;

•

Cooperative Loans; or

•

Manufactured Housing Contracts

The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

(1)

Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

(2)

Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

(3)

Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

(4)

Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

(5)

Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement.  These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

(6)

Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan; or

(7)

Fully amortizing loans with an adjustable interest rate providing for an election at the borrower’s option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity.

The index (the “Index”) applicable to any adjustable rate loan will be the six-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation (“FSLIC”), or any other index or indices as described in the prospectus supplement.

The related prospectus supplement may specify that the trust underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates.  The mortgage securities may:

•

evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

•

have been issued previously by:

•

the depositor or an affiliate of the depositor;

•

a financial institution; or

•

another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

•

acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

(1)

offered and distributed to the public pursuant to an effective registration statement, or

(2)

purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months.  However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust that includes mortgage securities, the related prospectus supplement will include a description of:

•

the mortgage securities;

•

any related credit enhancement;

•

the residential loans underlying the mortgage securities; and

•

any other residential loans included in the trust relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

The related prospectus supplement may specify that the assets of a trust will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust for a series may cause the rate of defaults and prepayments on the residential loans to increase.  This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.  A trust will not contain any non-performing residential loans as of the related Cut-Off Date.

Mortgage Loans.  The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

•

detached and attached dwellings;

•

townhouses;

•

rowhouses;

•

individual condominium units;

•

individual units in planned-unit developments; and

•

individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

•

If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

•

first, to the payment of court costs and fees in connection with the foreclosure;

•

second, to real estate taxes; and

•

third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust as holder of the junior lien receives any payments in respect of the mortgage loan.

If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

•

In order for the debt related to the mortgage loan included in the trust to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

•

If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

•

the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

•

the risk of loss if the deficiency judgment is not realized on; and

•

the risk that deficiency judgments may not be available in certain jurisdictions.

•

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

Multifamily Loans.  The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units.  The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years.  The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

The related prospectus supplement may specify that the Multifamily Loans:

•

contain a Lockout Period;

•

prohibit prepayments entirely; or

•

require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity.  They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Cooperative Loans.  The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Manufactured Housing Contracts.  The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6).  Under Section 5402(6), a “manufactured home” is defined as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home.  However, the term “manufactured home” shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans.  The resulting difference will be recovered from:

•

an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the “buydown funds”); and

•

investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See “Residential Loans — Underwriting Standards” in this prospectus.

FHA Loans and VA Loans.  FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act.  As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

There are two primary FHA insurance programs that are available for Multifamily Loans:

•

Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

•

Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work.  However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended. The Servicemen’s Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Loan-to-Value Ratio.  The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

•

Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

(1)

a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus

(2)

the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

•

Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender’s consent.

We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See “Description of the Securities” and “Description of Credit Support” in this prospectus.

Agency Securities

The agency securities will consist of any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

GNMA.  Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.”  In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates.  Each GNMA Certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust including GNMA Certificates will set forth additional information regarding:

•

the GNMA guaranty program;

•

the characteristics of the pool underlying the GNMA Certificates;

•

the servicing of the related pool;

•

the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

•

other relevant matters with respect to the GNMA Certificates.

Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates.  Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder’s proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates’ pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder’s proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates.  The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

GNMA will have approved the issuance of each of the GNMA Certificates included in a trust in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

•

collecting payments from borrowers and remitting the collections to the registered holder;

•

maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

•

maintaining primary hazard insurance; and

•

advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

The GNMA Certificates included in a trust may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

Fannie Mae.  The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates.  Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

•

must meet the applicable standards of the Fannie Mae purchase program;

•

is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

•

is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust including Fannie Mae Certificates will set forth additional information regarding:

•

the Fannie Mae program;

•

the characteristics of the pool underlying the Fannie Mae Certificates;

•

the servicing of the related pool;

•

payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

•

other relevant matters with respect to the Fannie Mae Certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans.  Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire.  With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

The Fannie Mae Certificates included in a trust may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Freddie Mac.  The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended.  A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust including Freddie Mac Certificates will set forth additional information regarding:

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the Freddie Mac guaranty program;

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the characteristics of the pool underlying the Freddie Mac Certificate;

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the servicing of the related pool;

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payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

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other relevant matters with respect to the Freddie Mac Certificates.

Except as described below with respect to Stripped Agency Securities:

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Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans.  This guarantee is only to the extent of the applicable pass-through rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

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Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share. Freddie Mac’s guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

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Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

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foreclosure sale;

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payment of the claim by any mortgage insurer; and

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the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower.  Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank.  Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans.  Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

The Freddie Mac Certificates included in a trust may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

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an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

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in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

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additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

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the payments of principal and interest on the Stripped Agency Securities and

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other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trusts

Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust, including, but not limited to:

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the original principal balance of the assets of the trust;

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the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust as of the applicable Cut-Off Date;

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the types and percentages of related residential properties—e.g.,

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one- to four-family dwellings,

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multifamily residential properties,

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shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

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condominiums and planned-unit development units,

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vacation and second homes, and

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new or used manufactured homes;

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the range of original terms to maturity;

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the range of outstanding principal balances;

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the earliest origination date and latest maturity date;

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with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

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the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

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the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

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the geographical distribution of the residential properties on a state-by-state basis;

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with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans;

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the delinquency status as of the Cut-Off Date;

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with respect to adjustable rate loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

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whether the loan provides for an interest only period and whether the principal balance of that Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan.

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if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the loans;

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the range of ages or seasoning of the loans, including the weighted average thereof;

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the weighted average term-to-stated maturity of the loans and the range of remaining terms-to-stated maturity;

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the servicer distribution, if different servicers are servicing the loans;

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the amortization period;

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the purpose of the loans (e.g. whether a purchase or refinance);

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the range of loan-to-value ratios for the loans and if applicable, combined loan-to-value ratios;

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the intended use of the loan;

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the percentage of loans (by outstanding principal balance as of the Cut-Off Date) that are not covered by primary mortgage insurance policies;

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any pool insurance policy, special hazard insurance policy or bankruptcy bond relating to the loans;

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the number and range of any prepayment premiums or any other similar fees;

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the originator distribution, if more than one originator originated the loans in the trust;

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the level and type of origination documentation provided for the loans.

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the range of credit scores applicable to the borrowers of the related loans; and

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information as to the payment characteristics of the residential loans.

If specific information respecting the assets of the trust is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement.  In addition, specific information will be set forth in a report made available at or before the issuance of those securities.  This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities.  This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

The depositor will cause the residential loans comprising each trust, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series.  The master servicer will service the residential loans comprising any trust, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services.  See “Residential Loans” and “Description of the Securities” in this prospectus.  With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See “Description of the Securities — Assignment of Assets of the Trust” in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases”; “— Sub-Servicing” and “Description of the Securities — Assignment of Assets of the Trust.”  In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under “Description of the Securities — Advances” or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The depositor will cause the agency securities comprising each trust to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System.  The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System.  Distributions on agency securities to which the trust is entitled will be made directly to the trustee.

The trustee will administer the assets comprising any trust including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for:

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any applicable trust administration fee payable to the trustee,

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certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

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any applicable withholding tax required to be withheld by the trustee and

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as otherwise described in the related prospectus supplement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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to purchase the related assets of the trust;

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to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust;

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to establish any Reserve Funds or other funds described in this prospectus and specified in the related prospectus supplement; and

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to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust for a series may be effected by an exchange of securities with the seller of the assets of the trust.

YIELD CONSIDERATIONS

The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust is calculated—generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

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in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

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in later months in the case of agency securities; or

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in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month’s interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date.  See “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

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payments to senior lienholders,

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legal fees and costs of legal action,

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real estate taxes, and

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maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

•

limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

•

entitle the borrower to a refund of amounts previously paid, and

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subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the assets in a given trust may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series.  If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.  These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

It is unlikely that prepayment of the assets of the trust will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

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homeowner mobility;

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economic conditions;

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enforceability of due-on-sale clauses;

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market interest rates and the availability of funds;

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the existence of lockout provisions and prepayment penalties;

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the inclusion of delinquent or sub-performing residential loans in the assets of the trust;

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the relative tax benefits associated with the ownership of property; and

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in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust, the assets of the trust are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust.

Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

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the amounts of the underlying senior mortgage loans;

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the interest rates on the underlying senior mortgage loans;

•

the use of first mortgage loans as long-term financing for home purchase; and

•

the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

•

home improvement;

•

education expenses; and

•

purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain “due-on-sale” provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, “due-on-sale” clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

In addition, Multifamily Loans may contain “due-on-encumbrance” clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a “due-on-sale” or “due-on-encumbrance” clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender’s right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

With respect to a series of securities evidencing interests in a trust including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause.  The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Description of the Securities — Collection and Other Servicing Procedures” and “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “—Prepayment Charges and Prepayments” in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also “Description of the Securities — Termination” in this prospectus for a description of the possible early termination of any series of securities. See also “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities — Assignment of Assets of the Trust” in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

With respect to a series of securities evidencing interests in a trust including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

In addition, the mortgage securities included in the trust may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

HSBC BANK USA – THE SPONSOR

HSBC Bank USA, National Association is a national banking association and, unless otherwise indicated in the related prospectus supplement, will act as sponsor.

General

HSBC Bank USA, National Association is a member of the HSBC Group, one of the world’s largest banking and financial services groups.  The HSBC Group is an international commercial and investment banking and financial services organization with offices in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa.  HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

The sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of Currency.  The sponsor’s deposits are insured by the FDIC up to applicable limits.  The sponsor’s domestic operations are primarily in New York State.  The sponsor also has banking branch offices in Pennsylvania, Florida, Oregon, Washington, California and Washington D.C.  In addition to its domestic offices, the sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The sponsor is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nations ten largest bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc.  The prospectus supplement for each series will set forth certain financial data with respect to the sponsor.

The sponsor has four lines of business:

•

The Personal Financial Services segment provides a broad range of financial products and services including installment and revolving term loans, deposits, branch services, mutual funds, investments and insurance.  Residential mortgage lending provides loan financing through direct retail and wholesale origination channels.

•

Private Banking offers a full range of services for high-net worth individuals and families including deposits, tailored credit and banking, investment management, trust and estate administration, custody and retirement services.  In addition, Private Bank professionals are able to leverage the sponsor’s global capabilities, resources and expertise on behalf of clients - capabilities ranging from wealth and tax advisory, philanthropy, and family office advisory, to structured products, real estate and middle market lending.

•

Commercial Banking provides loan and deposit products to small and middle-market corporations including specialized products such as real estate financing.  Various credit and trade related products are also offered including standby facilities, performance guarantees and acceptance.

•

Corporate, Investment Banking and Markets provide tailored financial products and services to major government, corporate and institutional clients.  It includes four main business lines:  corporate and institutional banking, investment banking, markets and transaction banking.  HSBC Securities (USA) Inc., a subsidiary of HSBC Markets (USA) Inc., serves as a primary dealer in U.S. government and federal agency securities.

Securitization Program

The sponsor has not generally been directly engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

Pursuant to a service level agreement between the sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the “Service Provider”), the sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the “Primary Assets”) through wholesale and retail channels.  Such mortgage loans are originated pursuant to such third party originator’s independent underwriting criteria.  Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Primary Assets are sold by the sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Primary Assets or secured by the Primary Assets.  The sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Primary Assets.  If it is later determined the Primary Assets fail to conform to the specified representations and warranties, the sponsor may have an obligation to repurchase such Primary Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Primary Assets.  To mitigate these risks, however, the sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

The prospectus supplement for each series will set forth certain information regarding residential mortgage securitizations in which the sponsor has participated as sponsor prior to the offering of the related series.

The sponsor has in the past and may in the future provide warehouse financing to a third party originator of Primary Assets, which Primary Assets may eventually be included in one or more of the sponsor’s securitized pools.

The sponsor does not rely on the securitization program as a material source of funds.

THE DEPOSITOR

HSI Asset Securitization Corporation, the depositor, is an indirect wholly-owned subsidiary of HSBC Holdings plc.  HSBC Holdings plc is one of the largest banking and financial services organizations in the world with total assets of $1,277 billion at December 31, 2004.  Headquartered in London, HSBC Holdings plc’s international network comprises over 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. Through an international network linked by advanced technology, including a rapidly growing e-commerce capability, HSBC Holdings plc provides a comprehensive range of financial services:  personal finance services; commercial banking; corporate, investment banking and markets; private banking; and other activities.

The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Neither the depositor nor any of the depositor’s affiliates, including HSBC Holdings plc, will insure or guarantee distributions on the securities of any series.

The principal executive offices of the depositor are located at HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the depositor’s telephone number is (212) 525-4010.

After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases”;

•

to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the Loans and any such related assets;

•

if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•

to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

•

to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•

to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

•

to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the agreements.

THE ISSUING ENTITY

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the pooling and servicing agreement and formed under the laws of the State of New York or as a statutory trust created under a trust agreement and formed under the laws of the State of Delaware (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and if described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

AFFILIATIONS

The depositor is a wholly owned indirect subsidiary of HSBC Bank USA, National Association which, unless otherwise specified in the related prospectus supplement, will act as sponsor. If so provided in the related prospectus supplement, an affiliate of the sponsor may also act as servicer or subservicer and may be one of the originators. Any such affiliations, and any affiliations with a trustee, a significant obligor, an enhancement or support provider or any other material parties, if any, will be described, to the extent applicable, in the related prospectus supplement.

RESIDENTIAL LOANS

Underwriting Standards

The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

•

that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•

if the trust includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

•

if the trust includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

•

that the residential property was free from damage and was in good repair;

•

that there were no delinquent tax or assessment liens against the residential property;

•

that each residential loan was current as to all required payments; and

•

that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

•

the unpaid principal balance of the residential loans;

•

unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer’s servicing fee is calculated if the sub-servicer is the purchaser; and

•

if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust and substitute in its place one or more other residential loans.  This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

Neither the sponsor, the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so.  We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust.  Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement.  The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under any sub-servicing agreement.

DESCRIPTION OF THE SECURITIES

General

The certificates of each series evidencing interests in a trust will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuing entity will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement.  As to each series of notes where the issuing entity is an owner trust, the ownership of the trust will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust will consist of:

•

residential loans, including any mortgage securities, or agency securities, exclusive of

•

any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest (“Retained Interest”) and

•

principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

•

funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

•

with respect to trusts that include residential loans:

•

property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

•

any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

•

any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

•

the rights of the trustee to any cash advance reserve fund or surety bond as described under “—Advances” in this prospectus;

•

if specified in the related prospectus supplement, the reserve fund; and

•

any other assets described in this prospectus and specified in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar.  However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of any combination of:

•

one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

•

one or more classes of securities (or components thereof) which will be entitled to:

•

principal distributions, with disproportionate, nominal or no interest distributions; or

•

interest distributions, with disproportionate, nominal or no principal distributions;

•

two or more classes of securities (or components thereof) that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities;

•

one or more classes of securities consisting of “components.”  The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class.  Each component of a class of component securities may have fixed or floating rate, accrual, accretion directed, interest-only, principal-only or planned amortization payment characteristics.  The component securities may be subordinate or senior securities; or

•

other types of classes of securities (or components thereof), as described in this prospectus and specified in the related prospectus supplement.

Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement.  See “—Principal and Interest on the Securities” in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust

At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust or mortgage securities included in the related trust to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust. Each asset of the trust will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

•

information as to the outstanding principal balance of each trust asset after application of payments due on or before the Cut-Off Date;

•

the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

•

any Retained Interest, with respect to a series of securities evidencing interests in a trust including agency securities;

•

the pass-through rate on the agency securities;

•

and with respect to a series of securities evidencing interests in residential loans, for each loan:

•

information respecting its interest rate;

•

its current scheduled payment of principal and interest;

•

its Loan-to-Value Ratio; and

•

certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS® System.  With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

Mortgage Loans and Multifamily Loans.  The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

•

the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS® System;

•

the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

•

an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Home Equity Loans and Home Improvement Contracts.  The related prospectus supplement may specify that the depositor will:

•

as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

•

with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it.  If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

•

with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee’s ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee’s interest in the contracts could be defeated.

Cooperative Loans.  The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

•

the related cooperative note;

•

the original security agreement;

•

the proprietary lease or occupancy agreement;

•

the related stock certificate and related stock powers endorsed in blank; and

•

a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office.  However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee’s interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

•

the original Manufactured Housing Contract endorsed to the order of the trustee; and

•

if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust.

Agency Securities.  Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System.  Distributions on the agency securities to which the trust is entitled will be made directly to the trustee.

Review of Residential Loans.  The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor.  The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” or, in certain cases, substitute for the residential loan.

We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Conveyance of Subsequent Loans.  With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•

each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related agreement;

•

the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

•

as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•

the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•

before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants.

Assignment of Depositor’s Rights with Respect to Representations and Warranties.  At the time of issuance of the securities of a series, the depositor will assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by each Unaffiliated Seller in respect of the loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “Residential Loans — Representations by Unaffiliated Sellers; Repurchases.”

Deposits to the Trust Account

The master servicer or the trustee shall, as to each trust, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust.  The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account.  Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments.  The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account.  In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the funding period. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date.  In addition, no more than 50% of the proceeds of the offering of a particular series of securities may be used to fund the pre-funding account.

Prior to the application of amounts on deposit in a pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements.  See “Description of the Securities — Deposits to the Trust Account” for a description of the types of eligible investments that may be permitted under the applicable agreements.  Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the loans included in the related trust as of the closing date, subject to the exceptions stated in the related prospectus supplement.

Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date.  These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

(1)

all payments on account of principal, including principal prepayments, on the residential loans;

(2)

all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

(3)

all proceeds of

•

any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and

•

any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies;

(4)

all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans.  These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

(5)

any advances made as described under “—Advances” in this prospectus;

(6)

all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under “—Subordination” in this prospectus;

(7)

all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases,” exclusive of any Retained Interest applicable to the loan;

(8)

all proceeds of any residential loan repurchased as described under “—Termination” in this prospectus;

(9)

any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Coverage — Primary Hazard Insurance Policies” in this prospectus;

(10)

any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

(11)

any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

(12)

any distributions received on any mortgage securities included in the related trust.

Payments on Agency Securities

The agency securities included in a trust will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities.  The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement.  These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement.  The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

Distributions will be made either:

•

by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

•

by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution.  The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero.  The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

The rate of payments on the assets of the trust for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors.  We cannot assure the actual prepayment experience of the assets of the trust. See “Maturity and Prepayment Considerations” in this prospectus. In addition, substantial losses on the assets of the trust in a given period, even though within the limits of the protection afforded by the instruments described under “Description of Credit Support,” in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

Special Distributions.  With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account.  The related prospectus supplement will specify the date the special distribution is to be made.  Special distributions may be made if, as a result of

•

substantial payments of principal on the assets of the trust,

•

low rates then available for reinvestment of payments on assets of the trust,

•

substantial Realized Losses or

•

some combination of the foregoing, and

•

based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.  The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

Some classes of securities will not be entitled to interest payments.

With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series.  As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties.  This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See “—Distributions—Final Distribution Date” in this prospectus.

Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust and other assets included in the related trust. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust that includes residential loans, by the amount of any Realized Losses allocated to the securities.

Some securities will not have a security principal balance and will not be entitled to principal payments.  The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust as of the applicable Cut-Off Date.

The aggregate of the initial Cash Flow Values of the assets of the trust included in the trust for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

•

the decline in the aggregate Cash Flow Values of the assets of the trust during the related Due Period, calculated in the manner prescribed in the related agreement; minus

•

with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under “Description of Credit Support” in this prospectus, the portion of the Cash Flow Value of the assets of the trust corresponding to the Realized Loss.

Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the “Available Distribution Amount” which consists of the following amounts:

(1)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

(2)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount.  The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

Shifting Interest Subordination.  With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See “Description of Credit Support — Special Hazard Insurance Policies” in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances.  This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

Cash Flow Subordination.  With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust to the extent of the then Available Subordination Amount.  However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust in excess of the Available Subordination Amount.

Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans.  If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled.  In addition, this may result in a loss being borne by the holders of the subordinate securities.

Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

The related prospectus supplement, with respect to any series of securities evidencing interests in a trust that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date.  The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See “Description of Credit Support” in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust includes mortgage securities, the master servicer’s advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses.  The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account.  The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement.  This information may include the following:

(1)

any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

(2)

the amount of cashflows received and the sources thereof for distributions, fees and expenses;

(3)

the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

(4)

the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

(5)

the amount of the distribution, if any, allocable to interest;

(6)

the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

(7)

the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

(8)

the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

(9)

if applicable, the aggregate amount, terms and general purpose of any advances included in this distribution, including the general use of funds advanced and the general source of funds for reimbursements, and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

(10)

the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(11)

the number and aggregate principal balance of any residential loans in the related trust (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

(12)

with respect to any Subsequent Loans, if applicable, the number and aggregate scheduled principal balance of any such loans included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account;

(13)

with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

(14)

the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(15)

the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

(16)

in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

(17)

in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

(18)

as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(19)

the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

(20)

as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(21)

the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

(22)

any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

(23)

delinquency and loss information for the distribution period with respect to the assets in the trust;

(24)

the beginning and ending balances of the trust account, reserve fund or other transaction account and any material account activity during the related period;

(25)

any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

(26)

information with respect to material breaches of pool asset representations or warranties or transaction covenants;

(27)

information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

(28)

information regarding any changes to the trust assets, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

(29)

the amounts on deposit in any Pre-Funding Account;

(30)

information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional trust assets acquired during a pre-funding or revolving period or in connection with a substitution; and

(31)

with respect to any series of securities as to which the trust includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking Luxembourg or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems.  The Depository Trust Company is referred to as “DTC.” Clearstream Banking Luxembourg is referred to as “Clearstream.” The Euroclear System is referred to as “Euroclear.”

The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories.  If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only “holders” of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories.  Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC’s records.  The ownership interest of each Security Owner is in turn to be recorded on the Participants’ or Securities Intermediaries’ records.  The Securities Intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner’s Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate).  Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC’s records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners.  The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuing entity or agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuing entity or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Federal Income Tax Consequences” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.  Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust as nominee of DTC.  Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

(1)

DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

(2)

the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

(3)

after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities.  The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

Residential Loans.  The master servicer, directly or through sub-servicers, will be required to

•

make reasonable efforts to collect all required payments under the residential loans and

•

follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account.  However, these procedures must be consistent with any insurance policy, bond or other instrument described under “Description of Primary Insurance Coverage” or “Description of Credit Support” in this prospectus.

With respect to any series of securities as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause.  The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument.  If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust. See “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

Agency Securities.  The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuing entity or guarantor, if any, of the agency security to make this payment as promptly as possible.  The trustee will be legally permitted to take legal action against the issuing entity or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement.  The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans.  The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized.  However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

(1)

that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

(2)

that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

•

the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

•

the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

•

the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement

•

the trust will realize a loss in the amount of this difference.

If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Coverage” and “Description of Credit Support” in this prospectus.

With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Certain Legal Aspects of Residential Loans — Foreclosure on Cooperative Shares” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust represents a specified portion of the interest payable on the asset.  The Retained Interest will be deducted from related payments as received and will not be part of the related trust.  Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust asset.  The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust asset.

With respect to a series of securities as to which the trust includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities.  Any sub-servicer may receive a portion of the master servicer’s primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust asset, these amounts will decrease as the assets of the trust amortize.

As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan.  Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be.  The prospectus supplement will further specify any allocations for these amounts.

With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans.  The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee.  In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be.  Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions.  In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement.  This statement will be to the effect that, to the best of the officer’s knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

The Master Servicer.  The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

•

the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

•

shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

•

the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer’s obligations and responsibilities under the servicing agreement.

Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment.  However, neither the master servicer nor any person shall be protected

•

against any liability for any breach of warranties or representations made in the servicing agreement; or

•

against any specific liability imposed on the master servicer; or

•

by the terms of the servicing agreement; or

•

by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

•

by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

•

entitled to indemnification by the trust and

•

will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

•

any loss, liability, or expense related to any specific residential loan or residential loans,

•

any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

•

any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust.  The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account.  This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement.  However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

The related prospectus supplement may specify that the master servicer’s duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

The Depositor.  Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

•

the agreement or the securities;

•

any Pool Insurance Policy;

•

any special hazard insurance policy and the Bankruptcy Bond; or

•

any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust.  The depositor will be entitled to be reimbursed for those expenses out of the Trust Account.  This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

The Trustees.  Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly.  In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.  The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

Duties of the Trustees.  The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities.  However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust.

If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses of the trust, to distributions on the securities of the series in accordance with their terms.  However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series.  Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust.  Any direction to sell the trust will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust. In the absence of this direction, the trustee may not sell all or any portion of the trust.

Events of Default

Pooling and Servicing Agreements.  Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

•

any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

•

any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

•

the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

•

the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

•

the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

•

exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

•

institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

Servicing Agreement.  Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

•

any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

•

any other servicing default specified in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuing entity or the trustee or trust, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement.  However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

•

a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

•

failure to perform any other covenant of the issuing entity or the trust in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

•

any representation or warranty made by the issuing entity or the trust in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

•

certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the trust; and

•

any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

•

maintain possession of the collateral securing the notes of the series and

•

continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•

the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

•

the trustee satisfies the other requirements as may be set forth in the related indenture.

If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

•

the holder previously has given to the trustee written notice of default and the continuance of a default;

•

the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

•

have made written request to the trustee to institute the proceeding in its own name as trustee; and

•

have offered to the trustee reasonable indemnity;

•

the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

•

no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

•

exercise any of the trusts or powers vested in it by the indenture or

•

institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

(1)

to cure any ambiguity;

(2)

to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

(3)

to make any other provisions with respect to matters or questions arising under the agreement; and

(4)

if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause (4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose.  However, no amendment may

(a)

reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust which are required to be distributed on any security without the consent of the holder of the security; or

(b)

reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

•

the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

•

the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust asset remaining in the related trust or,

•

the purchase of all of the assets of the trust by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities.  The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the trust as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

Voting rights allocated to securities of a series will generally be based on security principal balances.  Any other method of allocation will be specified in the related prospectus supplement.  The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy.  In addition, the prospectus supplement may specify that a trust may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under “Description of Credit Support.”

The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under “Description of the Securities — Realization on Defaulted Residential Loans” in this prospectus.

The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement.  However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

•

advance or discharge

•

hazard insurance premiums; and

•

as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•

if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

•

tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower’s control is accompanied by certain other criteria, HUD may provide relief by making payments.  These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis.  In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees.  This policy will generally provide coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms.  Therefore, the policies will not contain identical terms and conditions.  The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

•

war,

•

revolution,

•

governmental actions,

•

floods and other water-related causes,

•

earth movement, including earthquakes, landslides and mudflows,

•

nuclear reactions,

•

wet or dry rot,

•

vermin, rodents, insects or domestic animals,

•

theft, and,

•

in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

(1)

the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

(2)

the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, this clause generally provides that the insurer’s liability if a partial loss occurs does not exceed the greater of:

(1)

the replacement cost of the improvements less physical depreciation; and

(2)

that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

(1)

the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

(2)

residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

DESCRIPTION OF CREDIT SUPPORT

The related prospectus supplement will specify if the trust that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

•

a Pool Insurance Policy;

•

a special hazard insurance policy;

•

a Bankruptcy Bond; or

•

a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See “Description of the Securities — Subordination” and “Description of Credit Support—Overcollateralization” in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

•

an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

•

premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

•

if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

•

the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

(1)

acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured.  This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

(2)

pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

(1)

in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

(2)

in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy.  This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” and
“—Repossession with respect to Manufactured Housing Contracts that are not Land Contracts” in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted.  As a result, any further losses will be borne by holders of securities of the related series.

If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy.  However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes.  Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series.  This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims.  However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect.  The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

Claims under each special hazard insurance policy will generally be limited to:

(1)

a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust;

(2)

twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust; or

(3)

the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

•

loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

•

loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

•

normal wear and tear,

•

war,

•

civil insurrection,

•

certain governmental actions,

•

errors in design,

•

faulty workmanship or materials,

•

except under certain circumstances, nuclear or chemical reaction or contamination,

•

flood, if the property is located in a federally designated flood area, and

•

certain other risks.

Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

(1)

the cost of repair to the property; and

(2)

when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

(a)

accrued interest at the interest rate to the date of claim settlement and

(b)

certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

(a)

the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

(b)

any amount paid as the cost of repair of the property.

Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy.  The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer.  To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

•

Primary Hazard Insurance Policy premiums,

•

flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

•

real estate property taxes, if applicable,

•

property protection and preservation expenses and

•

foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy.  The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored.  Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies.  These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust.

Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series.  In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trusts.

Letter of Credit

The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

The related prospectus supplement may specify that the subordination provisions of a trust may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets of the trust, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

DERIVATIVES

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section.  Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate).  An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar.  It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar.  However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities.  In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See “The Trusts—Residential Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

General

All of the residential loans are generally loans to homeowners.  All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust also contains:

(3)

Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

(4)

Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

(5)

Manufactured Housing Contracts evidencing both

•

the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

•

the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property.  The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by

•

the law of the state in which the real property is located,

•

the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

•

in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations

(1)

arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

(2)

arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Cooperative Shares” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code, of a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation.  These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees.  The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party.  Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor’s rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

•

the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

•

in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon.  Accordingly, the  lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  A foreclosure action is equitable in nature and is addressed to a court of equity.  Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower’s default was neither willful nor in bad faith and that the mortgagee’s action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent.  The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee’s sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale.  It is uncommon for a third party to purchase the property at the foreclosure sale because:

(1)

of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

(2)

the physical condition of the property may have deteriorated during the foreclosure proceedings.

In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

(1)

the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

(2)

the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that “‘reasonably equivalent value’, for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State’s foreclosure law have been complied with.” The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than “fair consideration” under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

Generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ and trustee’s fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property.  The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender’s own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.  If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage.  In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

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in some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

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in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property;

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finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust.

Foreclosure on Cooperative Shares

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment.  However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

(1)

Except in those few states where the debtor must receive notice of his right to cure his default –typically 30 days to bring the account current–repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

(2)

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

(3)

Sale proceeds are to be applied first to repossession expenses —expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling— and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with respect to Residential Properties

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

States have taken a number of approaches to anti-deficiency and related legislation:

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Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

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In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

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Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

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In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security.  However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

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Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in,” i.e., bid up to the amount of the debt, at the sale of the asset. See “—Foreclosure on Mortgages” above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule.  This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor’s principal residence is due before the final date for payment under a debtor’s Chapter 13 plan —which date could be up to five years after the debtor emerges from bankruptcy—under a case recently decided by an intermediate appellate court, the debtor’s rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender’s claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court’s decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor’s emergence from bankruptcy.

In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor’s principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender’s security interest, if the value is less than the amount due on the loan.  This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower’s unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust.  These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property.  When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “— Foreclosure on Mortgages” in this prospectus.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance.  These laws include:

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the federal Truth-in-Lending Act and Regulation Z,

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Real Estate Settlement Procedures Act and Regulation X,

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Equal Credit Opportunity Act and Regulation B,

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Fair Credit Billing Act,

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Fair Credit Reporting Act,

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Fair Housing Act, Housing and Community Development Act,

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Home Mortgage Disclosure Act,

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Federal Trade Commission Act,

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Fair Debt Collection Practices Act,

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Uniform Consumer Credit Code,

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Consumer Credit Protection Act,

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Riegle Act,

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Depository Institutions Deregulation and Monetary Control Act,

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Gramm-Leach-Bliley Act, and

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related statutes and regulations.

In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance.  The applicable state laws generally regulate:

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the disclosures required to be made to borrowers,

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licensing of originators of residential loans,

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debt collection practices,

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origination practices, and

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servicing practices.

These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

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limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

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subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

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subject the trust to an administrative enforcement action,

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provide the borrower with the right to rescind the loan, and

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provide the borrower with set-off rights against the trust.

Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

“High Cost” Loans and Predatory Lending Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Cooperative Loans.  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982.  Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law.  The Garn-St Germain Act gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions.  Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah.  Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off.  As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes.  Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of “due-on-sale” clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

•

prohibiting prepayment for a specified period after origination,

•

prohibiting partial prepayments entirely or

•

requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

The laws of certain states may

•

render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

•

limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.  Effective July 1, 2003, the Office of Thrift Supervision , referred to as the “OTS”, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law.  However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower —as junior loans often do— and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

(1)

state-chartered banks may originate “alternative mortgage instruments,” including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

(2)

state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

(3)

all other non-federally chartered housing creditors, including without limitation

•

state-chartered savings and loan associations,

•

savings banks and mutual savings banks and

•

mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption.  The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien.  In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

(a)

there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust to take these actions with respect to the affected residential property; and

(b)

that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust to take the actions necessary to comply with these laws.

See “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code.  This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences” in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of four general types:

(1)

REMIC Securities,

(2)

Grantor Trust Securities,

(3)

Partnership Securities, and

(4)

Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series.  If a REMIC election or elections will be made for the related trust, the prospectus supplement will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion:

(1)

references to a “holder of securities” or a “holder” are to the beneficial owner of a security,

(2)

references to “REMIC Pool” are to an entity or portion of an entity as to which a REMIC election will be made, and

(3)

references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

Classification of REMICs. When each series of REMIC Securities is issued, McKee Nelson LLP or such other counsel to the depositor specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

(1)

the related trust, or each applicable portion of the related trust, will qualify as a REMIC, and

(2)

the REMIC securities offered with respect to the related trust will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” in this prospectus.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

(i)

in exchange for any qualified mortgage within a three-month period after that date; or

(ii)

in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes

(i)

a mortgage in default or as to which default is reasonably foreseeable;

(ii)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(iii)

a mortgage that was fraudulently procured by the borrower; and

(iv)

a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

A mortgage loan that is “defective,” as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage.  Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

(1)

one or more classes of regular interests or

(2)

a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

•

issued on the Startup Day with fixed terms,

•

designated as a regular interest,

•

unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

•

provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities.  In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.

In addition, the Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” for purposes of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures.  For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General.  Regular securities will be treated as newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder.  In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

Original Issue Discount.  Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues.  Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income. The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount —a so-called “super-premium” class— as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date,

(2)

events, including actual prepayments, that have occurred prior to the end of the accrual period, and

(3)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

(1)

the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

(2)

the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.  A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

(1)

the numerator of which is the excess of its purchase price over the adjusted issue price, and

(2)

the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities.  Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

(1)

the issue price does not exceed the original principal balance by more than a specified amount, and

(2)

the interest compounds or is payable at least annually at current values of:

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

(1)

within the control of the issuing entity or a related party, or

(2)

unique to the circumstances of the issuing entity or a related party.

A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds.  An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

(1)

a fixed rate, or

(2)

a variable rate that is:

(a)

a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

(b)

the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

(c)

the weighted average of rates on some or all of the qualified mortgages,

(d)

the product:

i.

of a rate in (a) through (c) above and a fixed multiplier, or

ii.

plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

(e)

a rate in (a) through (c) above plus or minus a constant number of basis points,

(f)

a rate in (a) through (e) above that is subject to one or more caps or floors,

(g)

a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

(h)

a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount.”  The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial “teaser rates” cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

Market Discount.  A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security:

(1)

is exceeded by the then-current principal amount of the Regular Security, or

(2)

in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

(1)

on the basis of a constant interest rate, or

(2)

in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which an election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under “—Original Issue Discount,” remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued.  Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities.  It is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.  A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

(1)

“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

(2)

the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

Treatment of Losses.  Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency.  However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless.  In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities.  If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

(1)

the cost of the Regular Security to the seller,

(2)

increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security, and

(3)

reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

(3)

to the extent that the gain does not exceed the excess, if any, of:

(a)

the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

(b)

the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

Taxation of REMIC Income.  Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(2)

all bad loans will be deductible as business bad debts, and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes:

(1)

interest, original issue discount income and market discount income, if any, on the mortgage loans,

(2)

reduced by amortization of any premium on the mortgage loans,

(3)

plus income from amortization of issue premium, if any, on the Regular Securities,

(4)

plus income on reinvestment of cash flows and reserve assets, and

(5)

plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool’s deductions include:

(1)

interest and original issue discount expense on the Regular Securities,

(2)

servicing fees on the mortgage loans,

(3)

other administrative expenses of the REMIC Pool, and

(4)

realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities.  The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of “excess inclusions” below under “— Limitations on Offset or Exemption of REMIC Income.” The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder’s after-tax rate of return.

Basis and Losses.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

(1)

first, by a cash distribution from the REMIC Pool, and

(2)

second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under “—Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  The regulations also provide that inducement fees constitute income from sources within the United States.  Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide.   See “—Treatment of Certain Items of REMIC Income and Expense” and “—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.  Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities.  Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities,” without regard to the de minimis rule described in this prospectus, and
“— Premium,” below.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool’s basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the  market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under
“—Taxation of Owners of Regular Securities—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method.  However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.  A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

(1)

120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

(2)

the adjusted issue price of the Residual Security at the beginning of each quarterly period.

For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Securityholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder’s excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Certain Foreign Investors — Residual Securities” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

(1)

could not be offset by net operating losses of its shareholders,

(2)

would constitute unrelated business taxable income for tax-exempt shareholders, and

(3)

would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  A Residual Securityholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities.  Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

(1)

the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

(2)

the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

(1)

the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

(2)

the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

For these purposes,

(1)

“Disqualified Organization” means:

(a)

the United States,

(b)

any state or political subdivision of the United States or any state,

(c)

any foreign government,

(d)

any international organization,

(e)

any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

(f)

any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

(g)

any organization, other than a farmers’ cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2)

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

(3)

an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

(1)

the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

(2)

the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer.  Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest,” as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer:

(1)

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

(2)

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

(1)

the transferor

(a)

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

(b)

found that the transferee historically paid its debts as they came due, and

(c)

found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

(2)

the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

(3)

the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

(4)

one of the following two tests is satisfied:  either

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

 (i)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security.  Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)

the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)

the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Sale or Exchange of a Residual Security.  If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses,” of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder’s Residual Security.  As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income:

(1)

if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities.  These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a “taxable mortgage pool,” or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

Mark to Market Regulations.  Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

(1)

the disposition of a qualified mortgage other than for:

(a)

substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

(b)

foreclosure, default, or imminent default of a qualified mortgage,

(c)

bankruptcy or insolvency of the REMIC Pool, or

(d)

a qualified (complete) liquidation,

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

(3)

the receipt of compensation for services, or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call —generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

(1)

a default or reasonably foreseeable default,

(2)

an assumption of the mortgage loan,

(3)

the waiver of a due-on-sale or due-on-encumbrance clause, or

(4)

the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

(1)

during the three months following the Startup Day,

(2)

made to a qualified Reserve Fund by a Residual Securityholder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property.  The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

(2)

provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

(1)

the certification described above be provided by the partners rather than by the foreign partnership and

(2)

the partnership provide certain information, including a United States taxpayer identification number.

In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

Residual Securities.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that:

(1)

the mortgage loans were issued after July 18, 1984, and

(2)

the trust or segregated pool of assets in that trust, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on “reportable payments.”  Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures.  These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

•

corporations,

•

non-calendar year taxpayers,

•

securities or commodities dealers,

•

real estate investment trusts,

•

investment companies,

•

common trusts,

•

thrift institutions and

•

charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter —41 days after the end of a quarter under proposed Treasury regulations— in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under “—Limitations on Deduction of Certain Expenses” above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Characterization of Investments in REMIC Securities.”

Grantor Trusts

Classification of Grantor Trusts

With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion.  The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust.

Standard Securities

General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as “Stripped Securities,” as defined below under “—Stripped Securities,” the holder of each security in the series, referred to in this prospectus as “Standard Securities,” will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust represented by its Standard Security.  As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder’s method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

(1)

interest at the coupon rate on the mortgage loans,

(2)

original issue discount, if any,

(3)

prepayment fees,

(4)

assumption fees, and

(5)

late payment charges received by the servicer.

A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status.  Tax Counsel has advised the depositor that:

(1)

A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans. . . secured by an interest in real property which is. . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

(2)

A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust consist of qualified assets.  Interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(3)

A Standard Security owned by a REMIC will be considered to represent an “obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.  We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

Premium. The treatment of premium incurred at the time of  the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities —Premium.”

Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans. See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs — Taxation of Owners of Regular Securities — Market Discount,” except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation —“excess servicing”— will cause the mortgage loans to be treated under the “stripped bond” rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

(1)

if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as “Stripped Securities.” The securities will be subject to those rules if:

(1)

the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

(2)

the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Securities — Recharacterization of Servicing Fees”), and

(3)

a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security’s allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

(1)

the Grantor Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

(2)

each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuing entity to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

(1)

the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

(2)

no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under  “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

(1)

“real estate assets” within the meaning of Code Section 856(c)(5)(B),

(2)

“obligation[s]. . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and

(3)

“loans. . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment.  See “—Standard Securities — Tax Status” above.

Taxation of Stripped Securities. Original Issue Discount. Except as described above under
“—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities.” However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “— General,” the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security.  The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder’s Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS.  Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in that Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities — Sale or Exchange of Regular Securities.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

(1)

one installment obligation consisting of the Stripped Security’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security’s pro rata share of the payments attributable to interest on each mortgage loan,

(2)

as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

(3)

a separate installment obligation for each mortgage loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under “—REMICs—Backup Withholding.”

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.” These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that  security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trusts

Classification of Partnership Trusts

With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes:

(1)

Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and

(2)

interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B).  However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

Treatment of the Debt Securities as Indebtedness.  The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust.  As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” above, and

(3)

the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation.  This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust:

(1)

as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

(2)

if a single beneficial owner owns all of the Partnership Securities in a trust, the trust will be ignored for federal income tax purposes and the assets and Debt Securities of the trust will be treated as assets and indebtedness of this beneficial owner.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust.  We anticipate that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trusts—Standard Securities—General,” and “—Premium and Discount” and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents.  The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust for each Due Period equal to the sum of:

(1)

the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

(2)

any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

(3)

any other amounts of income payable to the holders of securities for the applicable Due Period.

That allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor’s capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations.  No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

A share of expenses of the Partnership Trust, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trusts—Standard Securities — General.” Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “—Grantor Trusts—Standard Securities — General” and “— Premium and Discount.” Regardless of that description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “—Grantor Trusts—Standard Securities—Premium and Discount” in this prospectus. As previously indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

Section 708 Termination. Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust —the “old partnership”— to a new Partnership Trust —the “new partnership”— in exchange for interests in the new partnership. The interests in a new Partnership Trust would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold. A holder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities.  If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

Allocations Between Transferors and Transferees. In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder’s Partnership Security exceeds the adjusted basis of that holder’s interest in the security. To the extent that the amount of money distributed exceeds that holder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder’s interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust and will report each holder’s allocable share of items of Partnership Trust income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

(1)

the name, address and taxpayer identification number of the nominee and

(2)

as to each beneficial owner:

(x)

the name, address and identification number of the beneficial owner,

(y)

whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

(z)

certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons.  This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder’s own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code.  Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the Plan, Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. § 2510.3-101 defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust, the Plan’s assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered “significant” on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors.  “Benefit Plan Investors” include ERISA Plans, as well as any “employee benefit plan,” as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan’s investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

In addition, the regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan’s assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction.  A prohibited transaction may result if the issuing entity, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued  individual exemptions, referred to in this prospectus as an “Exemption,” to certain underwriters.  The applicable prospectus supplement will indicate whether an Exemption will apply to a series.  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “ERISA Considerations,” the term “underwriter” shall include:

(1)

the underwriter to whom the Exemption was issued,

(2)

any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

(3)

any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

(1)

the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc.;

(3)

the trustee cannot be an affiliate of any other member of the “Restricted Group” other than an underwriter.  The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust in the related trust as of the date of initial issuance of the certificates;

(4)

(a)

the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

(b)

the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust to the related trust must represent not more than the fair market value of those obligations; and

(c)

the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services and reimbursement of that person’s reasonable expenses in connection with those services;

(5)

the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust meet the following requirements:

(1)

the trust must consist solely of assets of the type that have been included in other investment pools;

(2)

certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

(3)

certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate.  The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of the certificates, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

(1)

the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

(a)

a borrower with respect to 5% or less of the fair market value of the assets of the trust or

(b)

an affiliate of that person,

(2)

the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

(3)

the holding of certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust.  Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan’s ownership of certificates.

Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

(1)

that the certificates constitute “certificates” for purposes of the Exemption and

(2)

that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

In addition, based on the reasoning of the United States Supreme Court’s decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company’s general account might be subject to the prohibited transaction rules described above.  Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of Section 401(c) of ERISA,  PTCE 95 60, Labor Department Regulation 29 CFR § 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an “Underwriter Exemption” for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

LEGAL INVESTMENT

If so specified in the Prospectus Supplement, certain classes of securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of securities which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage related securities.”  As so defined, “residential mortgage related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities.  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any securities issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by HSBC Securities (USA) Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

Alternatively, the related prospectus supplement may specify that the securities will be distributed by HSBC Securities (USA) Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If HSBC Securities (USA) Inc. acts as agent in the sale of securities, HSBC Securities (USA) Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that HSBC Securities (USA) Inc. elects to purchase securities as principal, HSBC Securities (USA) Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

The depositor will indemnify HSBC Securities (USA) Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments HSBC Securities (USA) Inc. and any underwriters may be required to make in respect of any liability.

The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement.  A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The related offering may be restricted in the manner specified in the related prospectus supplement.  The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent.  The discounts or commissions will not exceed those customary in those types of transactions involved.  Any dealer that participates in the distribution of the related securities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.  Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

In the ordinary course of business, HSBC Securities (USA) Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions.  These financing transactions include repurchase agreements to provide interim financing of the depositor’s residential loans pending the sale of residential loans or interests in residential loans, including the securities.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of securities offered by this prospectus, the SEC allows the depositor to “incorporate by reference” all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  These documents include, but are not limited to, the following:

•

current reports on Form 8-K;

•

periodic distribution reports on Form 10-D;

•

annual reports on Form 10-K (including reports on assessment of compliance, attestation reports and statements of compliance as described under “The Securities — Evidence as to Compliance”); and

•

amendments to any of the reports listed above.

The submission of the documents and reports identified above will be accomplished by the party specified in the applicable agreement and will be described in the related prospectus supplement.

We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference.  We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018, Attention: Norman Chaleff, or by telephone at (212) 525-4010.

We filed a registration statement (Registration No. 333-[     ]) relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval — EDGAR — system.  The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, Washington, D.C.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool data related to a trust will include information, to the extent material, relating to:

•

payment delinquencies of the mortgage loans;

•

cumulative losses with respect to the mortgage loans; and

•

prepayments of the mortgage loans;

in each case presented in periodic increments.

STATIC POOL INFORMATION

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006  or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

ADDITIONAL INFORMATION

This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement.  Copies of the exhibits are on file at the offices of  SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC’s offices.

REPORTS TO SECURITYHOLDERS AND TO THE SEC

Periodic and annual reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “Description of the Securities — Statements to Holders of Securities.”

Additionally, periodic and annual reports will be filed with the SEC as described above under “Incorporation of Certain Information by Reference.” Each trust will be assigned a separate file number by the SEC, which will be provided in the related prospectus supplement. Reports filed with the SEC with respect to a trust will be available under the trust’s SEC file number and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.”  In addition, these reports will be available on the website of the party identified in the related prospectus

RATING

It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the assets of the trust and any credit enhancement with respect to the related class.  A rating will reflect the specified rating agency’s assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

(1)

an assessment of the likelihood that principal prepayments on the related residential loans will be made,

(2)

the degree to which the rate of prepayments might differ from that originally anticipated or

(3)

the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield.  The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series.  The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience.  In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust may be affected.  To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

GLOSSARY OF TERMS

“1986 Act” is the Tax Reform Act of 1986.

“Accrual Securities” are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

“Accrued Security Interest” is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

“Available Distribution Amount” is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

(1)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

(2)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

“Available Subordination Amount” is an amount equal to the difference between

(1)

the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust as specified in the related prospectus supplement and

(2)

the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

“Bankruptcy Bond” is a bond insuring residential loans which covers

(1)

certain losses resulting from

(a)

an extension of the maturity of a residential loan, or

(b)

a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

(2)

the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Buydown Loans” are residential loans subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan.  Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

“California Military Code” is the California Military and Veterans Code, as amended.

“Cash Flow Value” is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust, can be supported by either:

(1)

the future scheduled payments on the assets of the trust, with the interest on the assets adjusted to the Net Interest Rate;

(2)

the proceeds of the prepayment of the assets of the trust, together with reinvestment earnings on the assets of the trust, if any, at the applicable assumed reinvestment rate; or

(3)

amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

“CERCLA” is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Clearstream” is Clearstream Banking Luxembourg.

“Code” is  the Internal Revenue Code of 1986, as amended.

“Collateral Value” is

(1)

with respect to a residential property or cooperative unit, it is the lesser of:

(a)

the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

(b)

the sales price of the property.

(2)

with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

“Cooperative” is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

“Cooperative Loans” are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

“Cut-Off Date” is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

“Debt Securities” are securities which represent indebtedness of a Partnership Trust for federal income tax purposes.

“Definitive Security” is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

“Deposit Period” is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

“DTC” is The Depository Trust Company.

“Due Period” is the period of time specified in the related prospectus supplement.

“Equity Certificates” are certificates, with respect to a series of notes where the issuing entity is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

“ERISA Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Euroclear” is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fannie Mae Certificates” are guaranteed mortgage pass-through securities issued by the Fannie Mae.

“FHA Insurance” is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended.  The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

 “Freddie Mac Certificates” are mortgage participation certificates issued by the Freddie Mac.

“Garn-St. Germain Act” is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

“GNMA Certificates” are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

“Grantor Trust” is the applicable portion of the related trust which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

“Grantor Trust Securities” are securities which represent interests in a grantor trust as to which no REMIC election will be made.

“Home Equity Loans” are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

“Home Improvement Contracts” are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home.  This lien may be subordinated to one or more senior liens on the related mortgaged property.

“Insurance Instrument” is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

“Insurance Proceeds” are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“IRS” is the federal Internal Revenue Service.

“Land Contracts” are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

“Liquidation Proceeds” are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

“Lockout Period” is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

“Manufactured Housing Contracts” are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

(1)

new or used manufactured homes;

(2)

the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

(3)

in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

“Multifamily Loans” are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

“Net Interest Rate” with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

“Non-Pro Rata Security” is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

“OID Regulations” are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

“OTS” means the federal Office of Thrift Supervision.

“Participants” are participating organizations through which a Security Owner can hold its book-entry security.

“Partnership Securities” are securities which represent interests in a Partnership Trust.

“Partnership Trust” is a trust which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

“Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Pool Insurance Policy” is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

“Prepayment Assumption” is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

“Prepayment Period” is a period that may be particularly specified in the related prospectus supplement which may commence on:

(1)

the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

(2)

the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

“Primary Credit Insurance Policy” is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

“Primary Hazard Insurance Policy” is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

“PTCE” is the Prohibited Transaction Class Exemption.

“Qualified Insurer” is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

“Refinance Loan” are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

“Regular Securities” are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

“Regular Securityholder” is a holder of a Regular Security.

“Relief Act” is the Servicemembers Civil Relief Act.

“REMIC” is a real estate mortgage investment conduit as described in the REMIC Provisions.

“REMIC Pool” is an entity or portion of an entity as to which a REMIC election will be made.

“REMIC Provisions” are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

“REMIC Regulations” are the Treasury regulations issued under the REMIC Provisions.

“REMIC Securities” are securities which represent interests in a trust, or a portion of a trust, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

“Reserve Fund” is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

“Residual Securities” are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

“Residual Securityholder” is a holder of a Residual Security.

“Restricted Group” consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the certificates.

“Retained Interest” are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust which are retained by the depositor, any of its affiliates or its predecessor in interest.

“Retained Interest Rate” is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

“SEC” is the U.S. Securities and Exchange Commission.

“Securities Intermediary” is an entity that maintains the Security Owner’s account and records the Security Owner’s ownership of securities on that account.

“Security Owner” is a person who has beneficial ownership interests in a security.

“Security Register” is a record where exchanges or transfers of securities are registered by the Security Registrar.

“Security Registrar” is one who registers exchanges or transfers of securities in the Security Register.

“Similar Law” is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Security” has the meaning given such term in “Federal Income Tax Consequences – Standard Securities”.

“Startup Day” is the date the REMIC securities are issued.

“Stripped Agency Securities” are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

(1)

undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

(2)

interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

“Subsequent Loan” is a loan acquired with funds deposited in a Pre-Funding Account to be established with the trustee, from time to time during the time period specified in the related prospectus supplement.

“Title V” is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

“Trust Accounts” are one or more accounts included in each trust established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

“UCC” is the Uniform Commercial Code in effect in the relevant jurisdiction.

“Unaffiliated Sellers” are sellers of residential loans to the depositor that are not affiliated with the depositor.

“U.S. Person” is

(1)

A citizen or resident of the United States,

(2)

a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3)

an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4)

a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“VA Guarantee” is a guarantee of residential loans by the VA under the Serviceman’s Readjustment of 1944, as amended.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuing entity of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.

from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.

from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.

from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.

from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)

if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

•

stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

•

certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

•

certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

•

providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)

if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

•

stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

•

certifying that the nonqualified intermediary is not acting for its own account,

•

certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

•

providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.

from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder—

•

provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•

provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•

can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.